                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]


Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14A-12


                              Carleton Corporation
                     --------------------------------------
                (Name of Registrant as Specified in its Charter)

             ------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:_______
     2)   Aggregate number of securities to which transaction applies:_______
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:_______
     4)   Proposed maximum aggregate value of transaction:_______
     5)   Total fee paid:_______



[X]  Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid: ______________________________________________
     2)  Form, Schedule or Registration Statement No.:
         ______________________________________________
     3)  Filing Party: ________________________________________________________
     4)  Date Filed: __________________________________________________________

                             CARLETON CORPORATION
                             10729 Bren Road East
                          Minnetonka, Minnesota 55343

December 21, 1999

To the Shareholders of Carleton Corporation:

   Carleton Corporation (the "Company") has entered into an Agreement of Merger, dated November 8, 1999 (the "Merger Agreement"), with Oracle Corporation ("Oracle"), pursuant to which:

  . the Company would merge (the "Merger") with a wholly owned subsidiary of Oracle, with Carleton as the surviving corporation;

  . shareholders of the Company would receive $2.45 in cash for each share of the Company's common stock held by them on December 13, 1999; and

  . shareholders of the Company, following receipt of cash for their shares, would have no further interest in the Company or Oracle.

   The closing of the Merger is conditioned upon prior approval of the Merger Agreement by shareholders representing a majority of the Company's common stock. Accordingly, the Company's shareholders are cordially invited to attend a special meeting of shareholders (the "Special Meeting") at which shareholders of the Company will be asked to consider and approve the Merger Agreement. The Special Meeting will take place at the Company's principal offices at 10729 Bren Road East, Minnetonka, Minnesota on January 20, 2000 at 10:00 a.m. (local time).

   The Board of Directors has determined by a unanimous vote of a special committee of disinterested directors established for the purpose of evaluating the Merger (the "Special Committee"), and by a unanimous vote of all members of the Company's Board of Directors (the "Board"), that the terms of the Merger are fair to, and in the best interests of, the Company's shareholders. In making this decision, the Special Committee and the Board considered, among other things, the likelihood that, if the Merger were not approved by the Company's shareholders, the Company would be unable to meet its short-term and long-term cash requirements and might not be able to continue as a going concern, and the oral opinion of Dougherty Summit Securities LLC presented to the Board on October 11, 1999, to the effect that, as of the date of the opinion and based upon and subject to certain matters stated therein, the price to be received by the holders of the Company's common stock in connection with the Merger is fair, from a financial point of view. As a result of the foregoing, the Special Committee and Board have approved the Merger Agreement. The Board recommends that you vote "for" the Merger at the Special Meeting. We urge you, however, to study the Proxy Statement carefully so as to make your own assessment of the advisability of the proposed Merger.

   Your vote is very important. Whether or not you plan to attend the Special Meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. The failure to vote is effectively a vote against the Merger.

   Enclosed with this letter is a Notice of Special Meeting of Shareholders, Proxy Statement and Proxy Card. If you have any questions concerning these documents, please feel free to contact MacKenzie Partners, Inc. at (800) 322-2885 or our Investor Relations Department at (612) 238-4074. The Proxy Statement is provided by the Board in connection with the furnishing of proxies for use at the Special Meeting and at any adjournments or postponements of the Special Meeting. The Proxy Statement provides you with detailed information about the Merger. You may obtain additional information about the Company and Oracle from documents filed with the United States Securities and Exchange Commission.

                                          Sincerely,

                                          Robert D. Gordon
                                          CHAIRMAN OF THE BOARD OF DIRECTORS
                                          AND CHIEF EXECUTIVE OFFICER

                             10729 Bren Road East
                          Minnetonka, Minnesota 55343

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                      To Be Held on January 20, 2000

TO THE SHAREHOLDERS OF CARLETON CORPORATION:

   NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Carleton Corporation (the "Company") will be held on Thursday, January 20, 2000, at 10:00 a.m., Minneapolis time, at the Company's offices located at 10729 Bren Road East, Minnetonka, Minnesota, for the following purposes:

  1. To consider and vote upon a proposal to approve an Agreement of Merger, dated November 8, 1999, by and among the Company, Oracle Corporation, a Delaware corporation ("Oracle"), and DM Acquisition Corp., a Minnesota corporation and wholly owned subsidiary of Oracle; and

  2. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

   Only shareholders of record of the Company's common stock at the close of business on December 13, 1999 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

   You are cordially invited to attend the meeting. However, whether or not you plan to be personally present at the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

                                          By Order of the Board of Directors

                                          Scott Bruflodt

                                          Acting Secretary

December 21, 1999

PLEASE DO NOT SEND YOUR SHARE CERTIFICATES AT THIS TIME. IF THE MERGER AGREEMENT IS APPROVED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR SHARE CERTIFICATES.

                             CARLETON CORPORATION
                                PROXY STATEMENT
                        SPECIAL MEETING OF SHAREHOLDERS
                   To Be Held on Thursday, January 20, 2000

                    QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHAT IS THE MERGER?

A: On November 8, 1999, Carleton Corporation (the "Company") entered into an Agreement of Merger with Oracle Corporation ("Oracle") whereby the Company will merge (the "Merger") with DM Acquisition Corp., a wholly owned subsidiary of Oracle formed solely for purposes of the Merger ("DMA"). At the time of the Merger, DMA will cease to exist, the Company will be the surviving corporation and a wholly owned subsidiary of Oracle, and the Company's shareholders will be entitled to receive $2.45 in cash per share of the Company's common stock held by them.

Q:  WHEN AND WHERE WILL THE SPECIAL MEETING TAKE PLACE?

A: The Special Meeting is scheduled to take place at 10:00 a.m. local time on Thursday, January 20, 2000 at the Company's principal offices at 10729 Bren Road East, Minnetonka, Minnesota 55343.

Q:  CAN I ATTEND THE SPECIAL MEETING?

A: Holders of the Company's common stock are entitled to attend and vote at the Special Meeting, either in person or by proxy.

Q:  WHAT DO SHAREHOLDERS NEED TO DO NOW?

A: Whether or not you intend to attend the Special Meeting in person, you should carefully review this Proxy Statement, indicate on the proxy card how you wish to vote and sign and return the card in the enclosed return envelope as soon as possible so that, if you do not attend personally, you will be represented by proxy at the Special Meeting. Approval of the proposal requires the affirmative vote of the holders of a majority of the outstanding shares of the common stock of the Company.

Q: WHAT DO SHAREHOLDERS WHO HAVE SENT IN A PROXY CARD DO IF THEY WANT TO CHANGE THEIR VOTE?

A: Just mail a later-dated, signed proxy card or other instrument revoking your proxy so that it is received by the time of the Special Meeting at the executive offices of the Company. Shareholders may also change their vote by attending the Special Meeting and voting in person.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should instruct your broker how to vote your shares by following the directions your broker provides to you. If you do not provide instructions to your broker, your shares will not be voted, and they will have the same effect as votes against the proposal to approve the Merger.

Q:  SHOULD I SEND IN MY SHARE CERTIFICATES NOW?

A: No. If the Merger is approved, you will receive written instructions for surrendering your share certificates.

Q:  WHEN IS THE MERGER EXPECTED TO BE CONSUMMATED?

A: We intend to consummate the Merger as quickly as possible following shareholder approval, and hope to do so on or shortly after Thursday, January 20, 2000; it is possible, however, that the Merger will not be completed until a later date. Distribution of the proceeds from the Merger is expected to occur shortly after completion of the Merger.

Q:  WHAT ARE THE U.S. FEDERAL TAX CONSEQUENCES OF THE MERGER TO ME?

A: Your receipt of your proportionate share of the purchase price paid by Oracle, less your cost basis in your shares, will be taxable as ordinary income (or loss) or capital gain (or loss), depending on when you purchased your shares.

Q:  WHO CAN HELP ANSWER MY QUESTIONS?

A: For additional information about the Merger, including information about how to complete and return your proxy card, please contact MacKenzie Partners, Inc., at (800) 322-2885 or the Company's Investor Relations Department at
(612) 238-4074.

                        CAUTIONARY STATEMENT CONCERNING
                          FORWARD-LOOKING INFORMATION

   This Proxy Statement (including information included or incorporated by reference in this Proxy Statement) contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of each of the Company and Oracle, as well as certain information relating to the Merger, including, without limitation, statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "estimates" or similar expressions. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements due to, among others, the following factors:

  . increased competition among software or mainframe data extraction companies;

  . changes in general economic conditions, either internationally or nationally or in the states or countries in which the Company or Oracle is doing business, which are less favorable than expected;

  . legislative or regulatory changes that adversely affect the Merger or businesses in which the Company or Oracle is engaged; and

  . technology-related changes, including "Year 2000" compliance, which are more difficult or expensive to identify and correct than anticipated.

   The protection from liability of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 is not applicable to the information contained in this Proxy Statement or in statements incorporated by reference herein. See "WHERE YOU CAN FIND MORE INFORMATION."

 This Proxy Statement is first being sent to shareholders on or about December
                                21, 1999.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
THE SPECIAL MEETING........................................................   1
Proposal to be Considered at the Special Meeting...........................   1
Record Date; Shareholder Approval..........................................   1
THE PARTIES................................................................   2
The Company................................................................   2
Oracle Corporation.........................................................   2
DM Acquisition Corp........................................................   2
SELECTED FINANCIAL DATA....................................................   3
MARKET PRICE INFORMATION...................................................   4
SPECIAL FACTORS............................................................   4
Background of the Merger...................................................   4
The Company's Reasons for the Merger.......................................   6
Opinion of Financial Advisor...............................................   8
MATERIAL FEATURES OF THE MERGER............................................  12
The Merger Agreement.......................................................  12
Interests of Certain Persons in the Merger.................................  17
Distribution of Merger Consideration.......................................  18
Anticipated Accounting Treatment...........................................  19
Certain Federal Income Tax Consequences....................................  19
Dissenters' Rights.........................................................  19
Regulatory Approvals.......................................................  22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............  22
COST AND METHOD OF PROXY SOLICITATION......................................  23
EXPENSES OF THE TRANSACTION................................................  23
INDEPENDENT ACCOUNTANTS....................................................  23
OTHER BUSINESS.............................................................  23
SHAREHOLDER PROPOSALS......................................................  23
WHERE YOU CAN FIND MORE INFORMATION........................................  23

                              LIST OF ANNEXES

Annual Report on Form 10-K405.......................................  ANNEX A-1
Amendment to Annual Report on Form 10-K/A...........................  ANNEX A-2
Quarterly Report on Form 10-Q.......................................    ANNEX B
Opinion of Dougherty Summit Securities LLC..........................    ANNEX C
Agreement of Merger.................................................    ANNEX D
Sections 302A.471 and 302A.473 of the Minnesota Business Corporation
Act--Dissenters' Appraisal Rights...................................    ANNEX E

                              THE SPECIAL MEETING

   This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors (the "Board") of Carleton Corporation (the "Company") for use at the special meeting of shareholders (the "Special Meeting") to be held on Thursday, January 20, 2000 at 10:00 a.m., Minneapolis time, at the Company's offices located at 10729 Bren Road East, Minnetonka, Minnesota, and at any adjournment thereof, for the purposes set forth in the Notice of Special Meeting of Shareholders. This Proxy Statement and the form of proxy enclosed are being mailed to shareholders commencing on or about December 21, 1999. All share and per share information contained in this Proxy Statement have been restated to reflect the Company's one-for-five reverse stock split in September 1998.

Proposal to be Considered at the Special Meeting

   At the Special Meeting, shareholders of the Company will be asked to consider and vote upon an agreement of merger (the "Merger Agreement"), which provides for the merger (the "Merger") of the Company with and into a wholly owned subsidiary of Oracle Corporation ("Oracle"). If the Merger Agreement is approved, the Company will become a wholly owned subsidiary of Oracle, and current shareholders of the Company will receive $2.45 in cash for each share of the Company's common stock, $.25 par value (the "Common Stock"), held by them at the time of the Merger.

Record Date; Shareholder Approval

   Only shareholders of record of the Common Stock whose names appear of record on the Company's books at the close of business on December 13, 1999 (the "Record Date") will be entitled to vote at the Special Meeting. As of that date, a total of 3,352,847 shares of Common Stock were outstanding, each share being entitled to one vote. If a shareholder abstains from voting as to the Merger Agreement or any other matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to the Merger Agreement or such other matter, but shall not be deemed to have been voted in favor of the Merger Agreement or such other matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on a matter, then the shares covered by such non-vote shall be deemed present at the Special Meeting for purposes of determining a quorum but shall not be deemed to be present and entitled to vote at the Special Meeting for purposes of calculating the vote with respect to that matter.

   Shares of the Common Stock represented by proxies in the form solicited will be voted in the manner directed by a shareholder. If no direction is given, the proxy will be voted for the Merger Agreement. So far as the management of the Company is aware, no matter other than the Merger Agreement will be acted upon at the Special Meeting. In the event that any other matters properly come before the Special Meeting and call for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote on such matters in accordance with their best judgment. A proxy may be revoked at any time before being exercised by delivery to an officer of the Company of a written notice of termination of the proxy's authority or by delivery of a duly executed proxy bearing a later date.

   Under the Company's Bylaws, a majority of the Common Stock must be represented at the Special Meeting in order for a quorum to exist and the Company to transact business at the Special Meeting. In order for the Merger Agreement to be approved by the Company's shareholders, a majority of the Common Stock outstanding on the Record Date must be voted in favor of the Merger Agreement.

                                  THE PARTIES

The Company

   The Company provides software to enhance customer relationship management and related analytical applications. The Company's Pure.View product suite enables organizations to integrate and deliver customer data from across the enterprise for use in decision support systems and new front-office applications. With Pure.View, organizations benefit by delivering sales and marketing applications faster with higher quality customer data. The Company's principal executive offices are located at 10729 Bren Road East, Minnetonka, Minnesota 55343. The Company's main telephone number is (612) 238-4000, and its website is www.carleton.com.

   A more detailed description of the Company's business is contained in the Company's Annual Report on Form 10-K405 for the fiscal year ended March 28, 1999, as amended by the Company's Annual Report on Form 10-K/A for the same fiscal year, copies of which are attached hereto as Annex A-1 and Annex A-2, respectively, and incorporated herein by reference. Updated financial information concerning the Company is contained in the Company's Quarterly Report on Form 10-Q for the quarter ended October 3, 1999, a copy of which is attached hereto as Annex B and incorporated herein by reference.

Oracle Corporation

   Oracle is the world's leading supplier of software for information management. Oracle develops, manufactures, markets and distributes computer software that helps corporations manage and grow their businesses. Oracle's software products can be categorized into two broad categories: systems software and business applications software. Systems software is a complete Internet platform to develop and deploy applications for computing on the Internet and corporate Intranets. The Internet platform includes database management systems and development tools, which enable users to create, retrieve and modify the various types of data stored in a computer system. Business applications software automates the performance of specific business data processing functions for customer relationship management, supply chain management, financial management, procurement, project management and human resources management. Oracle's principal products allow businesses to engage in commerce electronically and run on a broad range of computers, including mainframes, minicomputers, workstations, personal computers, laptop computers and information appliances (such as hand held devices and cell phones) and over 85 different operating systems, including UNIX, Windows, Windows NT, OS/390 and Linux. In addition to computer software products, Oracle offers consulting, education, support, and systems integration services in support of its customers' use of its products. For customers who choose not to install their own applications, Oracle's Business On-Line offers a hosting service that delivers enterprise applications across a network that can be accessed using a browser.

   Oracle was incorporated on October 29, 1986 in connection with a re-incorporation of Oracle's predecessor in Delaware, which was completed on March 12, 1987. Oracle's former primary operating subsidiary, Oracle Corporation, a California corporation, was incorporated in June 1977. In May 1995, Oracle Corporation was merged into Oracle Systems Corporation, a Delaware corporation, whose name was changed to Oracle Corporation. Unless the context otherwise requires, "Oracle" refers to Oracle Corporation, its predecessor and its subsidiaries. Oracle's principal executives offices are located at 500 Oracle Parkway, Redwood City, California 94065, and its telephone number is (650) 506-7000.

   DM Acquisition Corp.

   DM Acquisition Corp. ("DMA") is a Minnesota corporation organized on October 21, 1999 in connection with the Merger. Oracle is the sole shareholder of DMA. Prior to the Merger, DMA will not have any significant assets or liabilities (other than its rights and obligations in connection with the Merger Agreement) and will not engage in any activities other than those incident to its formation and the transactions contemplated by the Merger Agreement. Pursuant to the terms of the Merger Agreement, at the consummation of the Merger, DMA will be merged with and into the Company, and DMA will cease to exist. DMA's principal executive offices are located at 500 Oracle Parkway, Redwood City, California 94065.

                            SELECTED FINANCIAL DATA

   We are providing the following financial information concerning the Company to aid you in your analysis of the financial aspects of the Merger. The selected consolidated financial data set forth below have been derived from the Company's consolidated financial statements for the periods indicated. Our audited consolidated financial statements are prepared in accordance with generally accepted accounting principles. The information provided below is only a summary and should be read in conjunction with our historical consolidated financial statements (and related notes) contained in our annual reports and other information that we have filed with the Securities and Exchange Commission. See "WHERE YOU CAN FIND MORE INFORMATION." The selected consolidated financial data of the Company provided for the six months ended September 27, 1998 and October 3, 1999 are unaudited; however, in the opinion of the Company's management, the selected consolidated financial data contain all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the selected financial data for such periods. The results of operations for the six months ended October 3, 1999 may not be indicative of the results of operations for the full year. All figures are in thousands, except per share amounts.

                                            Year Ended                       Six Months Ended
                          ------------------------------------------------ --------------------
                           April
                            2,    March 31, March 30,  March 29, March 28, Sept. 27, October 3,
                           1995     1996      1997       1998*     1999      1998       1999
                          ------- --------- ---------  --------- --------- --------- ----------
                                                                               (unaudited)
Revenues................  $ 8,298  $ 6,332  $  2,794    $ 3,048   $ 5,559   $ 2,334   $ 2,449
Earnings (Loss) from
 Continuing Operations..    2,780      662    (3,857)    (9,875)   (9,039)   (5,177)   (4,773)
Net Earnings (Loss) Per
 Share**................    9,839   (7,490)  (14,478)    (5,005)   (8,854)   (4,954)   (4,770)
  Earnings (Loss) from
   Continuing
   Operations...........  $  1.05  $   .25  $  (1.40)   $ (3.25)  $ (2.71)    (1.48)    (1.42)
  Basic and Diluted Net
   Earnings (Loss)......     3.70    (2.70)    (5.15)     (1.65)    (2.65)    (1.48)    (1.42)
Total Assets............  $55,326   54,689    31,877     21,654    10,781    15,342     5,499
Long Term Debt/Notes
 Payable................  $ 8,976      --        --         602       174       --        180
Total Liabilities.......   22,359   25,360    16,617      5,797     3,740     4,384     3,219
Shareholders' Equity....  $32,967   29,329    15,260     15,857     7,041    10,958     2,280

--------
*  Restated

** Per share amounts for Earnings from Continuing Operations and Basic and Diluted Net Earnings are based on the weighted average number of shares outstanding for each period.

   On December 16, 1999, the Company entered into a Bridge Loan and Security Agreement with Oracle pursuant to which Oracle agreed to lend the Company $200,000 at an interest rate of 6.46% per annum. The Company intends to use the proceeds of the loan for general corporate purposes. The loan is due March 31, 2000 and is secured by substantially all of the Company's assets.

                           MARKET PRICE INFORMATION

   The Common Stock is quoted on the Nasdaq National Market under the symbol "CARL." The following table sets forth the high and low sales prices (rounded to two decimal places) per share of the Common Stock as quoted on the Nasdaq National Market for the periods indicated:

                                                                     High   Low
                                                                     ----- -----
      Fiscal 1998
      First Quarter................................................. $9.38 $5.94
      Second Quarter................................................ 13.75  6.88
      Third Quarter................................................. 12.50  6.09
      Fourth Quarter................................................  8.75  5.63
      Fiscal 1999
      First Quarter.................................................  6.72  4.69
      Second Quarter................................................  6.25  1.06
      Third Quarter.................................................  2.69  1.03
      Fourth Quarter................................................  2.19  1.13
      Fiscal 2000
      First Quarter.................................................  2.53  1.75
      Second Quarter................................................  2.38  1.59
      Third Quarter (through December 16, 1999).....................  2.55  1.69

   The Company had 3,352,847 shares of Common Stock issued and outstanding held by approximately 1,250 shareholders of record as of December 13, 1999. On October 11, 1999, the day on which the Board approved the Merger, the closing price of the Common Stock was $2.38 per share as quoted on the Nasdaq National Market. On November 9, 1999, the trading day on which the Company announced it had executed the Merger Agreement, the closing price of the Common Stock was $2.25 per share as quoted on the Nasdaq National Market. On November 8, 1999, the last trading day before public announcement of the execution of the Merger Agreement, the closing price of the Common Stock was $2.55 per share as quoted on the Nasdaq National Market. On December 16, 1999, the most recent practicable date prior to printing this Proxy Statement, the closing price of the Common Stock was $2.19 per share, as quoted on the Nasdaq National Market. Shareholders are urged to obtain current market quotations for the Common Stock.

   The Company has not paid cash dividends on the Common Stock in the past and does not anticipate doing so in the future.

                                SPECIAL FACTORS

Background of the Merger

   The Company was formed in October 1997 through the merger of Apertus Technologies Incorporated and the former Carleton Corporation ("Old Carleton") for the purpose of focusing on developing and marketing a new generation of customer data management solutions, and leveraging core technologies of the combined companies. Subsequent to the merger, the Company invested heavily in the product development of a new generation of products, based on the Company's assessment of the emerging market opportunity. In November 1998, the Company introduced Pure.View, its new generation of customer data management products targeted at Customer Relationship Management applications, one of the fastest growing segments in the corporate IT solutions market. In anticipation of this product introduction, the Company also began an aggressive marketing and sales campaign in the fall of 1998 to capitalize on its new Pure.View product suite.

   While the early market response to Pure.View was encouraging, the resources and time required to develop, market and sell Pure.View were substantially greater than the Company had anticipated. At the meeting of the Board held on December 17, 1998, Mr. Gordon, the Company's Chief Executive Officer, reviewed the market introduction of Pure.View and outlined the future financial resources required to realize the full market potential of Pure.View. Following Mr. Gordon's review of the Company and its financing requirements and his recommendation that the Company seek additional financing, the Board authorized Mr. Gordon to begin discussions with potential investors, business partners or buyers of the Company.

   For the next several months, the Company's officers met with representatives of potential investors in, or acquirers of, the Company. At a Board meeting held on April 1, 1999, Mr. Gordon presented a business plan to the Board which further highlighted the importance of the Company securing a substantial investment in order to finance the marketing and sales efforts to realize the potential of Pure.View. Mr. Gordon indicated that the Company had sufficient resources to continue through the fall of 1999, but would require new investment to fund ongoing operations beyond that time. After substantial discussion, the Board directed Mr. Gordon to retain an investment bank to accelerate the Company's efforts to locate potential investors in, or acquirers of, the Company. Mr. Gordon provided the Board with an update on April 9, 1999, with respect to financing alternatives and investment banking options. The Board, after discussing the Company's options, directed Mr. Gordon to accelerate his efforts in all areas addressed in his update and to finalize the Company's selection of an investment banker. Following meetings with several investment bankers, the Company, by letter dated May 10, 1999, engaged Dougherty Summit Securities LLC ("Dougherty Summit"), to seek potential investors or strategic partners for the Company.

   In collaboration with Dougherty Summit, the Company explored a wide range of alternatives with numerous potential business partners or acquirers, equity investors and lenders. These contacts included venture capitalists, institutional investors and business partners. In aggregate, approximately 100 parties were contacted, of which approximately 60 showed interest in a Company financing. Of these, 25 were further qualified and received a Proprietary Information Memorandum dated June 1999 that provided a detailed outline of the investment opportunity in the Company.

   As these discussions progressed, the Board continued to monitor the Company's financing efforts. Mr. Gordon updated the Board with respect to the Company's progress at Board meetings held on June 7 and 21, July 6 and 22, August 9, 16, 23 and 30 and September 7, 1999. At the July 6 and July 22 meetings, representatives of Dougherty Summit discussed their efforts to obtain equity financing for the Company. The Company's discussions with potential business partners or acquirers, equity investors and lenders, the initial market acceptance of the Company's Pure.View products, and the Company's growing need for a substantial infusion of capital suggested that an equity investment in, or loan to, the Company would not be feasible on terms acceptable to the Company, and that the most viable option would be the sale of the Company or some other form of business partnership.

   Accordingly, the Company and Dougherty Summit began to focus their activities in the late summer of 1999 on discussions with potential business partners or acquirers. Discussions evolved to the point where four potential business partners/acquirers, including Oracle, expressed sufficient interest to conduct technical evaluation and detailed review of the Company's Pure.View products. These discussions involved on-site meetings with Company personnel to review product positioning, features and the technical architecture of the Pure.View products. Discussions with Oracle were initiated in early June by Mr. Gordon. These discussions continued through July when Oracle and the Company signed a non-disclosure agreement dated July 7, 1999, and accelerated in late August and early September when Oracle visited the Company's facilities to conduct a technical evaluation of the Pure.View product suite.

   Discussions with the four potential acquirers continued through mid-September. Eventually two of the potential acquirers dropped out of the discussions based on strategic fit and/or financial considerations. General terms and conditions were negotiated with Oracle and the other remaining party, with Oracle submitting a term sheet on September 15, 1999, for the acquisition of the Company, with an offering price of approximately

$7.8 million. On September 16, 1999, the Board met to review the strategic financing options available to the Company. After a review of the options and careful consideration of the Oracle offer, the Board directed Mr. Gordon to negotiate certain revised terms and conditions. On September 20, 1999, Oracle submitted a revised term sheet with an offering price increased to approximately $8.7 million, or $2.45 per share of Common Stock. This offer represented a 40% premium over the closing price of $1.75 per share for the Common Stock on September 20, 1999, and was consistent with the guidelines established by the Board on September 16, 1999.

   Commencing on September 22, 1999, Oracle conducted an extensive due diligence review, including on-site due diligence at the Company's corporate headquarters, customer reference calls, review of the product presentations and reviews of the Company's technology, finances, contracts, prior acquisitions and litigation, personnel and organizational structure. Concurrent with due diligence, the officers of the Company and Oracle commenced negotiating a draft of the Merger Agreement, which was presented to the Board at a meeting of the Board held on October 11, 1999.

   The Board, in order to comply with Minnesota law concerning board approval of mergers, established a committee of disinterested directors (the "Special Committee") to consider and approve the Merger Agreement. Following consideration of the factors detailed below under "SPECIAL FACTORS--The Company's Reasons for the Merger," the Special Committee, on October 11, 1999, approved the Merger Agreement and the transactions contemplated thereby. The entire Board then reviewed the Merger Agreement and, on October 11, 1999, after reviewing the same factors considered by the Special Committee, approved the Merger Agreement and the related transactions and authorized Mr. Gordon to commence negotiating the final terms of a definitive Merger Agreement within certain parameters. Subsequent to October 11, 1999, Oracle continued its due diligence, finalized negotiations of the Merger Agreement and personnel matters and secured internal approvals. Following additional negotiations between the parties concerning the terms of the Merger Agreement and personnel matters, the Company and Oracle executed the definitive Merger Agreement on November 8, 1999.

The Company's Reasons for the Merger

   The Board has determined, by unanimous vote of the Special Committee and the entire Board, that the Merger is in the best interests of the Company's shareholders. ACCORDINGLY, THE COMPANY'S BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, AND UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

   In reaching its determination to approve the Merger Agreement, the Board considered a number of matters affecting the strategic alternatives available to the Company, including without limitation the matters described above in "SPECIAL FACTORS--Background of the Merger" and the factors listed below:

  . The Company's financial condition and serious liquidity concerns, including the limitations on the Company's ability to generate or borrow sufficient funds to satisfy its short-term and long-term cash requirements. See "SPECIAL FACTORS--Opinion of Financial Advisor--Cash Flow and Liquidity Analysis." Notwithstanding a number of substantial pending contracts for the Company's products, the Board was concerned that the Company would not be able, as an independent company, to generate or borrow sufficient funds to satisfy its long-term cash requirements.

  . The Company's history of substantial operating losses, together with increased competitive pressures resulting from industry consolidation and the presence of competitors with greater financial resources than the Company. The Board believed that such competitive pressures would continue to require aggressive investment and spending and would likely cause the Company's results of operations as an independent company to continue to be unprofitable.

  . The Company's prospects for the future, including the opinion of Ernst & Young LLP in the latest Annual Report to Shareholders and Form 10-K405 filing dated July 13, 1999, expressing doubt concerning the Company's ability to continue as a going concern. In particular, the Board considered that the Company's financial situation had continued to deteriorate notwithstanding a series of strategic initiatives that the Company had undertaken in an effort to increase sales growth and profitability, and that it was unlikely that the Company could successfully implement any additional strategic initiatives to achieve sustained sales growth and profitability as an independent company.

  . The Company's evaluation of various potential strategic alternatives, as described in "SPECIAL FACTORS--Background of the Merger." The Board also determined that a liquidation of the Company was unlikely to generate significant proceeds for distribution to holders of Common Stock.

   Based upon its consideration of the foregoing and other factors, the Board concluded that further efforts to continue to operate the Company as an independent company were unlikely to be successful and, while recognizing that the value that could be obtained for the Company's shareholders in any sale of the Company would be adversely affected by its financial condition, determined that a sale of the Company was the best strategic alternative available to the Company and that the proposed sale to Oracle was the best option.

   In reaching its determination to approve the Merger Agreement, the Board also considered a number of matters relating to whether a sale of the Company to Oracle on the terms contemplated by the Merger Agreement was the best sale transaction reasonably available to the Company, and whether the consideration provided for in the Merger Agreement was fair, from a financial point of view, to the Company's shareholders. Such matters included, without limitation, the matters described above in "SPECIAL FACTORS--Background of the Merger" and the factors listed below:

  . The results of the Company's efforts to solicit acquisition proposals from various third parties that were identified as being potentially interested in acquiring the Company, as described in "SPECIAL FACTORS-- Background of the Merger." In particular, the Board considered that, of all of the potential strategic partners contacted, only Oracle submitted a written proposal specifying the price at which it would be interested in acquiring the Company.

  . The absence of any unsolicited third party offers to purchase the Company, either before or after the Company's May 21, 1999 public announcement that the Company had retained Dougherty Summit to seek potential investors in, or acquirers of, the Company.

  . The consideration to be provided to holders of the Common Stock pursuant to the Merger, both in absolute terms and as compared to the possible liquidation of the Company.

  . The opinion of Dougherty Summit to the effect that the consideration provided for in the Merger Agreement was fair, from a financial point of view, to the Company's shareholders.

  . Various factors relating to the likelihood of consummation of the Merger, including Oracle's history of consummating acquisition transactions, its thorough due diligence review of the Company prior to submitting a detailed term sheet and proposed definitive documentation, and the limited conditions to its obligation to consummate the Merger.

  . The consequences of a failure of the Merger to be consummated, including the substantial risk that the Company would be unable to continue as a going concern if the Merger were not consummated. Although the Board recognized that continued deterioration of the Company's financial situation during the pendency of the Merger would make it even more difficult for the Company's shareholders to realize value if the Merger were not ultimately consummated, it believed that the potential benefits of pursuing the Merger outweighed the potential disadvantages of doing so.

   Based upon its consideration of the foregoing and other factors, the Board determined that a sale of the Company to Oracle on the terms contemplated by the Merger Agreement was the best sale transaction reasonably available to the Company. The Board also determined that any negative aspects of the Merger Agreement, as compared to the Company's other known alternatives, were substantially outweighed by the positive aspects of the Merger Agreement.

   In reaching its determination to approve the Merger Agreement, the Board also considered a number of factors adversely affecting the likelihood that other potential acquirers would submit proposals for alternative transactions and the potential terms of any such proposals, including without limitation the following:

  . Oracle's requirement that the Merger Agreement prohibit the Company from soliciting proposals for alternative transactions.

  . Oracle's requirement that the Company grant Oracle an option to purchase up to 597,882 shares of the Common Stock at an exercise price of $2.45 per share in the event the Board decided to terminate the Merger Agreement in order to enter into a superior third party proposal or under certain other circumstances.

  . Oracle's requirement that it obtain irrevocable proxies with respect to the Special Meeting from the Company's officers and directors.

  . Oracle's requirement that the Company be required to pay a termination fee to Oracle in certain circumstances.

   Based upon its consideration of the foregoing and other factors, the Board concluded that, although the effects of such factors on the likelihood that other potential acquirers would submit proposals for alternative transactions and on the potential terms of such proposals were likely to be both substantial and adverse, the potential benefits of entering into the Merger Agreement and related agreements significantly outweighed the potential disadvantages associated with such effects.

   In reaching its determination to approve the Merger Agreement, the Board also considered the interests of certain persons, including directors and officers of the Company, in the Merger, as detailed in "MATERIAL FEATURES OF THE MERGER--Interests of Certain Persons in the Merger" and "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." The Board believes that such interests are insubstantial and did not accord significant weight to them in determining that the Merger is in the best interests of the Company's shareholders.

   The above discussion of the material factors considered by the Board is not exhaustive but does set forth the principal factors considered by the Board. The Board collectively reached the unanimous conclusion to approve the Merger and the Merger Agreement in light of the factors described above and other factors that each member of the Board felt were appropriate. In view of the numerous factors taken into consideration and the complexities associated with many of such factors, the Board did not consider it practical to, and did not attempt to, quantify or otherwise assign relative weights to the factors considered by it in reaching its unanimous decision to approve the Merger Agreement and the transactions contemplated thereby.

   For the reasons set forth above, the Board has unanimously approved the Merger as fair to and in the best interests of the Company's shareholders and unanimously recommends that the Company's shareholders approve the Merger Agreement.

Opinion of Financial Advisor

   Pursuant to an engagement letter dated May 10, 1999, the Company retained Dougherty Summit to advise the Company on strategic alternatives to accelerate the growth of the Company and, if requested, to render an opinion to the Board as to the fairness, from a financial point of view, of the consideration to be received by the Company's shareholders in the Merger. Dougherty Summit, as part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements, and valuations for estate, corporate and other purposes. Dougherty Summit is a recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions.

   Dougherty Summit delivered its verbal opinion to the Board on October 11, 1999, and confirmed its opinion in writing as of November 11, 1999, to the effect that the consideration to be received by the holders of the

Common Stock in the Merger is fair to the shareholders from a financial point of view. The full text of Dougherty Summit's opinion is attached hereto as Annex C and is incorporated by reference herein. Shareholders are urged to read the opinion carefully and in its entirety. Dougherty Summit's opinion is directed to the Board only, relates solely to the consideration in the Merger and does not constitute a recommendation to any shareholder of the Company. The summary of the Dougherty Summit opinion set forth in the Proxy Statement is qualified in its entirety by reference to the full text of the Dougherty Summit opinion.

   In connection with its opinion, Dougherty Summit (i) reviewed certain publicly available financial statements and other information of the Company,
(ii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company, (iii) analyzed certain financial projections prepared by the management of the Company, (iv) discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company, (v) reviewed the reported prices and trading activity of the Company's Common Stock, (vi) compared the financial performance of the Company and the prices and trading activity of the Common Stock with that of certain other comparable publicly-traded companies and their securities, (vii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions, (viii) participated in discussions and negotiations among representatives of the Company and Oracle and the Company's legal advisor, (ix) reviewed the Merger Agreement and (x) performed such other analyses as it deemed appropriate. No limitations were imposed by the Board upon Dougherty Summit with respect to the investigations made or procedures followed by it in rendering its opinion.

   In its review and analysis, and in arriving at its opinion, Dougherty Summit relied upon and assumed the completeness and accuracy of all of the factual, historical, financial and other information and data publicly available or furnished to it by the Company. Dougherty Summit also assumed that the financial projections provided to it were reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company. In addition, Dougherty Summit did not make nor was it provided with an independent evaluation or appraisal of the assets of the Company.

   The following is a summary of certain analyses performed by Dougherty Summit to arrive at its opinion. Dougherty Summit performed certain procedures, including each of the analyses described below, and reviewed with the Company's management and the Board the assumptions on which such analyses were based as well as other factors.

Cash Flow and Liquidity Analysis.

   Dougherty Summit analyzed the historical cash flow for the Company's quarterly periods ended December 27, 1998, March 28, 1999, June 27, 1999 and October 3, 1999, and projected cash flow provided by management for the quarterly period from October 3, 1999 to December 31, 1999. Dougherty Summit observed that the Company's quarterly operating losses during the period from September 27, 1998 to October 3, 1999 depleted the Company's cash position from $7.8 million for the quarter ended September 27, 1998 to $191,000 for the quarter ended October 3, 1999. Dougherty Summit also observed, as estimated by management, that the Company would have a projected negative cash flow of approximately $1.2 million and a projected negative cash balance of approximately $1.0 million for the quarter ending December 31, 1999.

Indicated Acquisition Interest.

   Dougherty Summit and the Company initially contacted approximately 100 companies that Dougherty Summit and the Company believed would have an interest in investing in or acquiring, and had the ability to invest in or acquire, the Company. Dougherty Summit prepared and circulated 25 confidential information packages regarding the Company to certain potential strategic investors or acquirers. Material discussions regarding investment in or acquisition of the Company developed with four of these companies, including Oracle. Representatives of Dougherty Summit and the Company had multiple discussions with the four interested parties regarding various issues relating to a proposed combination, including markets served, competition, financial projections, anticipated synergies and valuation of the Company. Of the four interested parties, two parties, including Oracle, indicated an interest in proceeding with further due diligence and submitting a written proposal. Ultimately, only Oracle submitted a written proposal to the Company.

Comparable Public Companies.

   Using publicly available information, Dougherty Summit analyzed and compared certain operating, financial and market trading information of the Company with that of six publicly traded companies deemed by Dougherty Summit to be generally comparable to the Company. The selected comparable companies were Ardent Software, Inc., Comshare, Inc., Group 1 Software, Inc., Informatica Corporation, Integrated Systems, Inc., Pervasive Software, Inc. and Sagent Technology, Inc. (collectively, the "Comparable Public Companies"). Dougherty Summit reviewed, among other things, the equity market values plus net debt (the "Enterprise Value") as multiples of latest twelve month ("LTM") revenues, LTM earnings before interest, taxes, depreciation and amortization ("EBITDA") and LTM earnings before interest and taxes ("EBIT") for the Comparable Public Companies. Dougherty Summit also reviewed the Comparable Public Companies' multiples of equity market value to LTM, and estimated 1999 and estimated 2000 earnings per share ("EPS"). All multiples were based on closing stock prices as of November 8, 1999. Due to the Company's current and projected losses, multiples based on EBITDA, EBIT and EPS did not yield meaningful results. Applying a range of Enterprise Value to LTM revenue multiples for the Comparable Public Companies of .93x to 1.06x, respectively, to the corresponding financial data for the Company resulted in an equity reference range for the Company of approximately $1.59 to $1.80 per share (without giving effect to a change in control premium), as compared to the equity value implied by the Merger Consideration (as such term is defined in the Merger Agreement) of $2.45 per share.

Comparable Merger and Acquisition Transactions.

   Using publicly available information, Dougherty Summit analyzed, among other things, the Enterprise Value paid in selected transactions of public companies deemed by Dougherty Summit to be generally comparable to the Company with less than $100 million in Enterprise Value and with operating losses in the LTM period. In the view of Dougherty Summit, based on the market capitalization and the historical and projected financial performance of the Company, the selected transactions represented the most relevant indications of value for the Company. The Acquirers/Acquirees were as follows: Sterling Software, Inc./Interlink Computer Sciences, Inc., Ardent Software, Inc./Prism Solutions, Inc., Oracle/Concentra Corporation, Informix Corporation/Red Brick Systems, Sterling Software, Inc./Cayenne Software, Inc., Oracle/Versatility, Inc., NetManage, Inc./FTP Software, Inc., and Qwest Communications International, Inc./Phoenix Network, Inc. (collectively, the "Comparable Merger and Acquisition Transactions"). Dougherty Summit analyzed and compared, among other things, the Enterprise Value in each transaction as a multiple of LTM revenues. (Enterprise Values as multiples of EBITDA and EBIT and equity purchase prices as multiples of LTM and estimated EPS were not meaningful for the Comparable Merger and Acquisition Transactions and the Company due to current and projected operating losses.) Applying a range of Enterprise Value to LTM revenue multiples for the Comparable Merger and Acquisition Transactions of 1.02x to 1.17x, respectively, to the corresponding financial data for the Company, resulted in an equity reference range for the Company of $1.74 to $1.99 per share, as compared to the equity value implied by the Merger Consideration of $2.45 per share. All multiples for the Comparable Merger and Acquisition Transactions were based on public information available at the time of the announcement, and without taking into account differing market and other conditions during the period in which the Comparable Merger and Acquisition Transactions occurred. Dougherty Summit noted that its Comparable Merger and Acquisition Transactions analysis gave effect to a change in control premium.

   No company, transaction or business used in the Comparable Public Companies or Comparable Merger and Acquisition Transactions analysis as a comparison is identical to the Company or the Merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading and other values of the Comparable Public Companies or Comparable Merger and Acquisition Transactions to which they are being compared.

Discounted Cash Flow Analysis.

   Dougherty Summit reviewed cash flow projections prepared by the management of the Company. However, as a result of the negative projected cash flow of the Company, including the lack of equity financing required to realize the projected performance, Dougherty Summit determined that a discounted cash flow analysis was not meaningful.

Acquisition Premium Analysis.

   Dougherty Summit reviewed publicly available information to determine the premiums paid in the eight Comparable Merger and Acquisition Transactions. Dougherty Summit reviewed the percentage premium (discount) in each transaction represented by the offer price over the trading price one week and one month prior to the announcement date of each respective transaction. The average/median percentage amount by which the offer prices exceeded the closing stock prices one week and one month prior to the announcement date for the Comparable Merger and Acquisition Transactions were 40.4%/32.9% and 29.1%/(2.7%). The percentage amount by which the Merger Consideration exceeded the closing stock price of the Common Stock one week and one month prior to the announcement date of the Merger was 15.3% and 8.9%, respectively.

Stock Trading History.

   Dougherty Summit reviewed the historical market prices and trading volumes of the Common Stock from October 8, 1998 to October 8, 1999. Dougherty Summit also compared the Company's closing stock price with an index composed of the Comparable Public Companies. This information was presented solely to provide the Board with background information regarding the price of the Common Stock over the period indicated. Dougherty Summit noted that over the indicated periods the high and low prices for shares of Common Stock were $2.69 per share and $1.03 per share, respectively, and that the average daily trading volume of the market price of the Common Stock was approximately 17,074 shares. Dougherty Summit also observed that the market price of the Common Stock increased 20.0%, but had substantially underperformed the index of the Comparable Public Companies over the one-year period analyzed.

   The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analysis or of the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying Dougherty Summit's opinion. In arriving at its opinion, Dougherty Summit considered the results of all such analyses. The analyses were prepared solely for purposes of providing its opinion to the Board that the consideration to be received by the shareholders pursuant to the Merger was fair to such holders from a financial point of view.

   Pursuant to the engagement letter dated May 10, 1999 between the Company and Dougherty Summit, the Company has agreed to pay Dougherty Summit a fee of $225,000 in consideration for Dougherty Summit's services to the Company. Of this amount, $175,000 is payable upon and subject to the consummation of a merger and $50,000 will be paid in consideration for the fairness opinion rendered by Dougherty Summit to the Company. In addition, the Company has agreed to reimburse Dougherty Summit for its reasonable out-of-pocket expenses incurred in connection with its activities under the letter agreement, regardless of whether the Merger is consummated. The Company has also agreed to indemnify Dougherty Summit and certain related persons against certain liabilities arising out of or in conjunction with its engagement, including certain liabilities under federal securities laws.

                        MATERIAL FEATURES OF THE MERGER

The Merger Agreement

   The following discussion summarizes the material provisions of the Merger Agreement and the Plan of Merger, which is an exhibit to the Merger Agreement (the "Plan of Merger"). The following discussion is not, however, a complete statement of all the provisions of the Merger Agreement and Plan of Merger. Detailed terms of and conditions to the Merger are contained in the Merger Agreement, a copy of which is attached hereto as Annex D and is incorporated herein by reference. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Merger Agreement. For a complete presentation of this information, you are urged to read the more detailed information set forth in Annex D.

General

   The Merger Agreement provides for the merger of DMA with and into the Company. As a result of the Merger, the separate existence of DMA will end, and the Company will survive as a wholly owned subsidiary of Oracle (the "Surviving Corporation"). Holders of the Common Stock will be entitled to receive $2.45 in cash, without interest, for each share of Common Stock held immediately prior to the Effective Time (as defined below).

Effective Time; Closing Date

   The Closing (as defined in the Merger Agreement) will occur within three business days after all conditions to Closing have been satisfied or waived. The Merger will become effective upon the filing of articles of merger with the Secretary of State of the State of Minnesota (the "Effective Time"). Assuming all conditions to Closing are satisfied or waived, we currently anticipate that the Closing and Effective Time will be on or shortly after January 20, 2000.

Effects of Merger

   The effects of the Merger, as set forth in the Plan of Merger, are as follows:

  . DMA will cease to exist, the Company will be the Surviving Corporation, and the separate corporate existence of the Company will continue unaffected and unimpaired by the Merger;

  . the articles of incorporation of the Company will be the articles of incorporation of the Surviving Corporation;

  .  the by-laws of DMA will be the by-laws of the Surviving Corporation;

  . the directors of DMA immediately prior to the Effective Time will be the directors of the Surviving Corporation, and the officers of DMA immediately prior to the Effective Time will be the officers of the Surviving Corporation; and

  . all of the Common Stock that is owned directly or indirectly by the Company or any subsidiary of the Company and any shares owned by Oracle, DMA or any other subsidiary of Oracle will be canceled without consideration; and all of the remaining Common Stock, other than dissenting shares, will be converted into the right to receive, in cash, without interest, $2.45 per share.

Surrender of Stock Certificates

   As a result of the Merger, all shares of the Common Stock outstanding immediately prior to the Effective Time will be converted into the right to receive cash as set forth above. See "MATERIAL FEATURES OF THE MERGER-- Distribution of Merger Consideration" below.

Dissenting Shares

   If any holders of Common Stock comply with all requirements for perfecting dissenters' rights under Minnesota law, then the Company will notify Oracle and DMA of such dissenters' rights, and Oracle and DMA will have the right to participate in all negotiations and proceedings with respect to the dissenters' rights. The Surviving Corporation will have no right, except with the prior consent of Oracle, to voluntarily make any payment, or settle or offer to settle, any such demand for payment. For a detailed description of the procedures to be followed for dissenting shareholders, see "MATERIAL FEATURES OF THE MERGER--Dissenters' Rights" below.

Treatment of Stock Options and Warrants

   At the Effective Time, each outstanding option issued under the Company's 1990 Long Term Incentive Plan or the 1994 Stock Option Plan of Old Carleton, and each warrant to purchase Common Stock, will be converted into the right to receive the excess, if any, of $2.45 over the exercise price of the option or warrant, multiplied by the number of shares then subject to the option or warrant (determined, with respect to option holders who are employees of the Company at the Effective Time, without regard to any vesting or deferred exerciseability provisions), net of applicable withholdings.

Employee Stock Purchase Plan

   Common Stock purchased under the Company's Employee Stock Purchase Plan (the "ESPP") will be treated in the same manner in the Merger as Common Stock generally. See "MATERIAL FEATURES OF THE MERGER--Distribution of Merger Consideration" below. Certain employees of the Company elected to participate in the ESPP, and set aside funds to do so pursuant to the ESPP, at a time when no shares remained available for purchase under the ESPP. At the Effective Time, each such employee will be entitled to receive, pursuant to a letter agreement between the Company and such employee stating that such payment constitutes full satisfaction of all of the Company's obligations under the ESPP, an amount equal to $2.45 multiplied by the number of shares which were not purchased under the ESPP for that employee, but which would have been purchased for that employee if the ESPP had covered a sufficient number of shares of Common Stock.

Representations and Warranties

   The Merger Agreement contains customary representations and warranties of the Company relating to, among other things:

  .  its capitalization and corporate structure;

  .  its organization, existence, good standing and corporate power;

  .  authority and noncontravention;

  . its compliance with applicable laws and its own articles of incorporation and bylaws;

  .  its subsidiaries and other interests;

  . the accuracy and completeness of specified financial statements and any required filings with applicable regulatory authorities;

  .  the completion and filing of all tax returns;

  .  its properties;

  .  its inventories;

  .  its accounts receivable balances;

  .  its leases;

  .  its facilities and equipment;

  .  its insurance;

  .  certain employment and benefit matters;

  .  its material contracts;

  .  its officers and directors;

  .  certain corporate documents;

  .  the absence of legal proceedings and injunctions;

  .  its material permits;

  .  certain intellectual property matters;

  .  its material capital expenditures;

  .  certain environmental matters;

  .  the absence of any illegal payments to brokers or government officials;

  . its compliance in all material respects of all documents filed with the Securities and Exchange Commission;

  . the approval of the Merger by the Board and the receipt of a written fairness opinion from Dougherty Summit, the Company's financial advisor; and

  . the absence of any untrue statement of a material fact in the representations and warranties in the Merger Agreement.

   The Merger Agreement contains customary representations and warranties of Oracle relating to, among other things:

  .  its organization, existence, good standing, and corporate power;

  .  authority and noncontravention; and

  .  the absence of legal proceedings and injunctions.

Closing Conditions

   The obligation of Oracle to close the Merger is subject to the satisfaction or waiver of certain conditions specified in the Merger Agreement, including, among other things:

  . the compliance in all material respects of the Company's representations and warranties as of the date of the Merger Agreement and at the Closing;

  .  shareholder approval of the Merger Agreement;

  . the assertion of dissenters' rights with respect to no more than 10% of the Common Stock;

  . the Company's receipt of all third party consents necessary to continue in full force certain of its designated contracts;

  . the continued employment by the Company of certain of the Company's officers and the commitment by 80% of the Company's employees to continue their employment with Oracle following the Merger;

  . the compliance of the Proxy Statement in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the absence of any untrue statement of a material fact in the Proxy Statement;

  . receipt by Oracle of an opinion of Dorsey & Whitney LLP, dated the date of the Closing;

  . the absence of litigation relating to the transactions contemplated by the Merger Agreement before any governmental agency;

  . the absence of certain interim events between the signing of the Merger Agreement and the Closing;

  . the exercise or cancellation of all warrants as specified in the Merger Agreement;

  . the execution of employment and noncompetition agreements by certain employees; and

  . the disclosure to Oracle of all legal fees and other transaction expenses.

   The obligation of the Company to close the Merger is subject to the satisfaction or waiver of certain customary conditions specified in the Merger Agreement, including, among other things, the compliance in all material respects of Oracle's representations and warranties as of the date of the Merger Agreement and the Closing, shareholder approval of the Merger Agreement, the absence of any litigation before any governmental agency, and the receipt of any required third party consents.

Covenants

   Termination of the Merger Agreement

   If any of Oracle's closing conditions are not satisfied on or before March 31, 2000, then, provided that Oracle is not in material default under the terms of the Merger Agreement, Oracle may at any time terminate the Merger Agreement by giving the Company written notice of termination. Similarly, if any of the Company's closing conditions are not satisfied before March 31, 2000, the Company may at any time terminate the Merger Agreement by giving Oracle written notice of termination. The Merger Agreement may also be terminated by mutual agreement of the parties upon the authorization of the parties' respective boards of directors.

   If the Board terminates the Merger Agreement, modifies or withdraws its approval or recommendation of the Merger Agreement, approves or recommends a Superior Proposal (as defined in the Merger Agreement), or if the Merger is not approved by the Company's shareholders, or the Merger Agreement is terminated by any party due to a failure of any closing conditions to be satisfied, and a third-party transaction is announced within 12 months after such withdrawal, modification, approval, recommendation, vote or termination, which third party transaction is thereafter consummated, or if the Board terminates the Merger Agreement in order to enter into an alternative proposal which the Board determines in its good faith judgment, based on the advice of its financial advisor, to be more favorable to the Company's shareholders, then in any such event the Company will be required to pay Oracle a termination fee of $390,000.

   No Solicitation or Negotiation

   Before the Effective Time or the termination of the Merger Agreement, the Company will not:

  . encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any third party concerning any merger, consolidation, sale of assets, sale of Common Stock or other similar transactions;

  . engage in any recapitalization, restructuring, liquidation, dissolution or other similar type of transaction; or

  . authorize or permit any of its officers, directors, employees, representatives or agents to undertake any of these prohibited actions.

   Notwithstanding the preceding list, the Company may, prior to shareholder approval of the Merger Agreement, furnish information and access to a third party in response a third party's unsolicited bona fide proposal which is reasonably likely to lead to a Superior Proposal, and may participate in discussions and negotiate with that third party, if the Board determines in good faith, after receiving the advice of its outside counsel, that such action is necessary in order for the Board to comply with the fiduciary duties to its shareholders. In any such event, the Board will immediately communicate to Oracle the receipt of the third party solicitation, proposal or bona fide inquiry that the Company receives, including in each case a copy thereof and all other particulars thereof, and keep Oracle fully apprised of all developments therein on a current basis, and consider in good faith any counterproposals which Oracle elects to make. The Board may withdraw or modify its approval or recommendation of the Merger and approve or recommend a Superior Proposal, so long as (i) Oracle has been given at least five days' written notice of the Company's intent to do so and (ii) the Board has determined in good faith, after receiving the advice of its outside counsel, that such action is necessary in order for the Board to comply with its fiduciary duties to shareholders under applicable law. In the event of such a withdrawal or modification of the Board's approval or recommendation of the Merger and its approval or recommendation of a Superior Proposal, the Company will be obligated to pay Oracle a termination fee of $390,000.

   Interim Period Activities

   In addition, the Company, DMA and Oracle reached agreement on certain other items with respect to the period between the date of the Merger Agreement and the Closing Date, including, among other things:

  . disclosure of information concerning the Merger Agreement and its negotiation;

  . access of Oracle to the Company's books, records, properties, officers, attorneys and accountants;

   .  interim financial information;

   .  conduct of the Company's business; and

   .  notice of certain events.

  Option to Purchase

   Oracle has the option (the "Option") under the Merger Agreement to purchase up to 597,882 shares of Common Stock at the exercise price of $2.45 per share, if:

  . the Board, prior to shareholder approval of the Merger Agreement, withdraws or modifies its approval or recommendation of the Merger Agreement, approves or recommends a Superior Proposal or terminates the Merger Agreement in order to simultaneously enter into a binding agreement with a third party;

  . the Board withdraws or modifies its approval or recommendation of the Merger Agreement or approves or recommends a Superior Proposal, or the Merger is not approved by the shareholders, the Merger Agreement is terminated by any party prior to the Effective Time, or the Merger Agreement is terminated by Oracle due to a material breach by the Company and, in the event of any of the foregoing, a third party transaction is announced within 12 months after such withdrawal, modification, approval, recommendation, vote or termination and is thereafter consummated; or

  . any Person other than an Affiliate (as such terms are defined in the Merger Agreement) of Oracle commences a tender offer for 15% or more of the Company's outstanding shares.

   The Company will notify Oracle of any proposed event which would give rise to the Option described above at least 20 days prior to the proposed consummation of such event. The Option may be exercised at any time prior to the triggering event and will expire five years from the date of the Merger Agreement.

   Arrangements such as the Option are frequently entered into in connection with corporate mergers and acquisitions in an effort to increase the likelihood that the transactions will be completed in accordance with their terms, and to compensate the acquirer for the efforts undertaken and the expenses, losses and opportunity costs incurred by it in connection with the transactions if they are not completed under circumstances involving an acquisition or potential acquisition of the target by a third party. The Option was provided under the Merger Agreement to accomplish these objectives. The Option may have the effect of discouraging offers by third parties to acquire the Company prior to the Merger.

   To the best knowledge of the Company and Oracle, no event that could give rise to the right to exercise the Option has occurred as of the date of this Proxy Statement.

  Stock Option Plans and Stock Purchase Plan

   Prior to the Effective Time, the Company will take all actions necessary to terminate its 1990 Long Term Incentive Plan, Old Carleton's 1994 Stock Option Plan and the ESPP.

  Expenses

   Each party to the Merger Agreement will pay its own expenses incident to the negotiation, preparation, execution, delivery and performance of the Merger Agreement, including, without limitation, the fees and expenses of such party's counsel, accountants and other experts. See "EXPENSES OF THE TRANSACTION."

Voting and Proxy Agreements

   Oracle has entered into Voting and Proxy Agreements with each of Robert D. Gordon, Nicholas J. Covatta, Jr., Michael Dexter-Smith, Robert W. Fischer, George E. Hubman, Arch J. McGill, David Batt, Alexander F. Collier, David M. Haggerty and Travis M. Richardson, each an officer and/or director of the Company. These shareholders have the power in the aggregate to direct the voting of approximately 2.7% of the issued and outstanding shares of Common Stock as of the Record Date. Each of these shareholders has agreed, as a condition to Oracle and the Company entering into the Merger Agreement, to vote or cause to be voted all of such person's Common Stock that such person has the power to vote in favor of approval of the Merger Agreement and against any acquisition proposal or transaction with a party other than Oracle, and has executed an irrevocable proxy granting Oracle the right to vote, or to execute and deliver shareholder written consents, in respect of such person's shares in accordance with such Voting and Proxy Agreement.

   The Voting and Proxy Agreements will terminate upon the earlier to occur of the completion of the Merger or the date on which the Merger Agreement is terminated in accordance with its terms.

   The Voting and Proxy Agreements bind the actions of the signatories to the agreements only in their capacity as shareholders of the Company. Those directors of the Company who signed Voting and Proxy Agreements are not and could not be contractually bound to abrogate their fiduciary duties as directors of the Company. Accordingly, while the shareholders/directors are, under the Voting and Proxy Agreements executed by them, contractually bound to vote as shareholders of the Company in favor of the Merger and against other acquisition proposals (should any be presented), their fiduciary duties as directors of the Company nevertheless required them to act in their capacity as directors in the best interests of the Company and its shareholders when they decided to approve the Merger. In addition, the shareholders/directors will continue to be bound by their fiduciary duties as directors of the Company with respect to any decisions they may take in the future in connection with the Merger or otherwise.

Interests of Certain Persons in the Merger

Severance Arrangements

   The Company has a policy under which its current executive officers are entitled to receive severance payments in the event that their employment is involuntarily terminated. The severance policy includes payment of base salary and continuation of group health and life insurance benefits for a specified period of time. At a Board meeting held on August 25, 1999, the Board considered and approved a resolution updating the

Company's severance policy to include "Change of Control" provisions. Under the terms of the revised severance policy, Messrs. Gordon, Richardson, Batt, Collier and Haggerty would be entitled to receive severance payments and benefits if their employment were, for any reason other than for cause, terminated within one year following any change in control, including the Merger. If terminated other than for cause within twelve months of the Merger, Mr. Gordon would be entitled to twelve months of severance pay and benefits, Mr. Richardson would be entitled to six months of severance pay and benefits, and Messrs. Batt, Collier and Haggerty would each be entitled to three months of severance pay and benefits.

Retention of Executive Officers and Other Key Employees Following Merger

   The obligation of Oracle to close the Merger is subject to the satisfaction or waiver of certain conditions specified in the Merger Agreement, including, among other things, the continued employment by the Company of certain of the Company's officers and the commitment by 80% of the Company's employees to continue their employment with Oracle following the Merger. As of the date of this Proxy Statement, all of the specified officers have accepted employment offers from Oracle on terms substantially similar to those of their current employment arrangements, and more than 80% of the Company's employees have committed to continue their employment with Oracle following the Merger.

Stock Options

   The following officers and directors of the Company have options with respect to the number of shares indicated in parentheses following their names: Mr. Gordon (82,100), Mr. Covatta (6,000), Mr. Dexter-Smith (6,000), Mr. Fischer (14,000), Mr. Hubman (9,000), Mr. McGill (6,000), Mr. Batt (25,000),
Mr. Collier (19,070), Mr. Haggerty (17,700) and Mr. Richardson (49,100). The foregoing figures represent the sum for each individual of options currently beneficially owned by such individual, as determined under the Exchange Act (see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERSHIP AND MANAGEMENT"), plus all other options held by such individual. These options will be treated in the same manner as all of the Company's outstanding options. See "MATERIAL FEATURES OF THE MERGER--The Merger Agreement--Treatment of Stock Options and Warrants" above.

Distribution of Merger Consideration

   As soon as reasonably practicable after the Effective Time, Oracle's designee (the "Paying Agent") will mail to each shareholder as of the Effective Time a letter of transmittal and instructions for use in surrendering share certificates in exchange for payment of the Merger Consideration. Upon surrender of a certificate representing shares of Common Stock (a "Certificate") for cancellation to the Paying Agent together with a duly executed letter of transmittal, the holder of the Certificate will be entitled to receive a pro rata share of the Merger Consideration for each share formerly represented by the Certificate, and the Certificate will be canceled. Until properly surrendered, each Certificate will at any time after the Effective Time represent only the right to receive a pro rata share of the Merger Consideration. The right of any holder of Common Stock to receive the Merger Consideration shall be subject to and reduced by any applicable withholding obligation.

   At the Effective Time, the Company will close its stock transfer books and will not register any additional transfers of Common Stock. After the Effective Time, holders of Certificates evidencing ownership of Common Stock outstanding immediately prior to the Effective Time will have no rights with respect to such Common Stock, except as otherwise provided for in the Merger Agreement or by applicable law. At any time following six months after the Effective Time, the Surviving Corporation will be entitled to terminate the services of the Paying Agent, so that shareholders may need to send their certificates to Oracle in order to receive payment for their shares. The Plan of Merger contains special provisions concerning payment requested by shareholders whose certificates have been lost, stolen, or destroyed and payment to be made to a person other than the person in whose name the surrendered certificate is registered.

   Detailed instructions and a letter of transmittal describing the method of exchanging Certificates formerly representing shares of Common Stock for the Merger Consideration will be mailed to shareholders promptly following the Effective Time. Shareholders should not send certificates representing their shares of Common Stock to the Paying Agent, the Company or Oracle prior to receipt of the letter of transmittal.

Anticipated Accounting Treatment

   The Company anticipates that the Merger will be accounted for by Oracle using the purchase method of accounting in accordance with generally accepted accounting principles.

Certain Federal Income Tax Consequences

   The following discussion summarizes the material income tax considerations relevant to the Merger that are generally applicable to holders of Common Stock. This discussion is based on currently existing provisions of the Internal Revenue Code, existing and proposed Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change. Any change, which may or may not be retroactive, could alter the tax consequences to the holders of the Common Stock or as described herein. Special tax consequences not described below may be applicable to particular classes of taxpayers, including financial institutions, broker-dealers, persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign estates or trusts and shareholders who acquired Common Stock through the exercise of stock options or warrants or otherwise as compensation prior to the Effective Time.

   The conversion of the Common Stock at the Effective Time into the right to receive the Merger Consideration will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state and other tax laws. In general, a shareholder will recognize gain or loss equal to the difference between the tax basis of the Common Stock for the shareholder and the amount of Merger Consideration received in exchange for the Common Stock. The gain or loss will be treated as capital gain or loss if the Common Stock is a capital asset in the hands of the shareholder.

   The income tax consequences set forth above are for general information only. Each shareholder is urged to consult his or her own tax advisor to determine the particular tax consequences to him or her of the Merger, including the applicability and effect of state and other tax laws.

Dissenters' Rights

   Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act (the "MBCA") provide each shareholder the right to dissent from the Merger, and obtain payment for the "fair value" of the shareholder's shares following the consummation of the Merger.

   The following summary of the applicable provisions of sections 302A.471 and 302A.473 of the MBCA is not intended to be a complete statement of the provisions and is qualified in its entirety by reference to the full texts of these sections attached as Annex E to this Proxy Statement. These sections should be reviewed carefully by any shareholder who wishes to exercise dissenters' rights or who wishes to preserve the right to do so, since failure to comply with the procedures set forth in the sections will result in the loss of dissenters' rights.

   Under the MBCA, holders of the Common Stock have the right, by fully complying with the applicable provisions of sections 302A.471 and 302A.473, to dissent with respect to the Merger and to receive from the Surviving Corporation payment in cash of the "fair value" of their shares of Common Stock after the Merger is completed. The term "fair value" means the value of the shares of Common Stock immediately before the Effective Time without any appreciation or depreciation in anticipation of the Merger.

   All references in sections 302A.471 and 302A.473 and in this summary to a "shareholder" are to a record holder of the shares of Common Stock as to which dissenters' rights are asserted. A person having beneficial ownership of shares of Common Stock that are held of record in the name of another person, such as a broker, nominee, trustee or custodian, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner in order to perfect whatever dissenters' rights the beneficial owner may have.

   Shareholders of record who desire to exercise their dissenters' rights must satisfy all of the following conditions. A written notice of intent to demand fair value for shares must be delivered to the executive offices of the Company before the taking of the shareholder vote to approve the Merger Agreement. This written demand must be in addition to and separate from any proxy or vote against approval of the Merger Agreement. Voting against, abstaining from voting or failing to vote to approve the Merger Agreement does not constitute a demand for appraisal within the meaning of the MBCA.

   Shareholders electing to exercise their dissenters' rights under the MBCA must not vote for approval of the Merger Agreement. A shareholder's failure to vote against approval of the Merger Agreement will not constitute a waiver of dissenters' rights. However, if a shareholder returns a signed proxy but does not specify a vote against approval of the Merger Agreement or direction to abstain, the proxy will be voted for approval of the Merger Agreement, and the shareholder's dissenters' rights will be waived.

   A shareholder may not assert dissenters' rights as to less than all of the shares registered in such holder's name except where certain shares are beneficially owned by another person but registered in such holder's name. If a record owner, such as a broker, nominee, trustee or custodian, wishes to dissent with respect to shares beneficially owned by another person, such shareholder must dissent with respect to all of such shares and must disclose the name and address of the beneficial owner on whose behalf the dissent is made. A beneficial owner of shares of Common Stock who is not the record owner of such shares may assert dissenters' rights as to shares held on such person's behalf, provided that such beneficial owner submits a written consent of the record owner to the Company at or before the time such rights are asserted.

   A shareholder who elects to exercise dissenters' rights must send his or her written demand, before the taking of the vote on approval of the Merger Agreement, to the Secretary of the Company at 10729 Bren Road East, Minnetonka, Minnesota 55343. The written demand should specify the shareholder's name and mailing address, the number of shares owned and that the shareholder intends to demand the "fair value" of his or her shares.

   After approval of the Merger Agreement by the shareholders at the Special Meeting, the Surviving Corporation will send a written notice to each shareholder who filed a written demand for dissenters' rights. The notice will contain the address to which the shareholder must send a demand for payment and the stock certificates in order to obtain payment and the date by which they must be received and other related information.

   In order to receive fair value for his or her shares, a dissenting shareholder must, within 30 days after the date the Surviving Corporation gives the notice described in the preceding paragraph, send his or her stock certificates, and all other information specified in the notice from the Surviving Corporation, to the address specified in the notice. A dissenting shareholder will retain all rights as a shareholder until the Effective Time. After a valid demand for payment and the related stock certificates and other information are received, or after the Effective Time, whichever is later, the Surviving Corporation will remit to each dissenting shareholder who has complied with statutory requirements the amount that the Surviving Corporation estimates to be the fair value of the dissenting shareholder's shares, with interest commencing five days after the Effective Time at a rate prescribed by statute. The Surviving Corporation will also send its closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the Effective Time, together with the latest available interim financial statements, an estimate of the fair value of the shareholder's shares and a brief description of the method used to reach the estimate, a brief description of the procedure to be followed if the dissenting shareholder decides to make a demand for a supplemental payment and copies of sections 302A.471 and 302A.473 of the MBCA.

   If the dissenting shareholder believes that the amount remitted by the Surviving Corporation is less than the fair value of such holder's shares, plus interest, the shareholder may give written notice to the Surviving Corporation of such holder's own estimate of the fair value of the shares, plus interest, within 30 days after the mailing date of the remittance and demand payment of the difference. Such notice must be given at the executive offices of the Company at the address set forth above. A shareholder who fails to give such written notice within this time period is entitled only to the amount remitted by the Surviving Corporation.

   Within 60 days after receipt of a demand for supplemental payment, the Surviving Corporation must either (i) pay the shareholder the amount demanded or agreed to by the shareholder after discussion with the Surviving Corporation, or (ii) petition a court for the determination of the fair value of the shares, plus interest. The petition must name as parties all shareholders who have demanded supplemental payment and have not reached an agreement with the Surviving Corporation. The court, after determining that the shareholder or shareholders in question have complied with all statutory requirements, may use any valuation method or combination of methods it deems appropriate to use, whether or not used by the Surviving Corporation or the dissenting shareholder, and may appoint appraisers to recommend the amount of the fair value of the shares. The court's determination will be binding on all shareholders of the Company who properly exercised dissenters' rights and did not agree with the Surviving Corporation as to the fair value of the shares. Dissenting shareholders are entitled to judgment for the amount by which the court-determined fair value per share, plus interest, exceeds the amount per share, plus interest, remitted to the shareholders by the Surviving Corporation. The shareholders shall not be liable to the Surviving Corporation for any amounts paid by the Surviving Corporation which exceed the fair value of the shares as determined by the court, plus interest. The costs and expenses of such a proceeding, including the expenses and compensation of any appraisers, will be determined by the court and assessed against the Surviving Corporation, except that the court may, in its discretion, assess part or all of those costs and expenses against any shareholder whose action in demanding supplemental payment is found to be arbitrary, vexatious or not in good faith. The court may award fees and expenses to an attorney for the dissenting shareholders out of the amount, if any, awarded to such shareholders. Fees and expenses of experts or attorneys may also be assessed against any person who acted arbitrarily, vexatiously or not in good faith in bringing the proceeding.

   The Company may withhold the remittance of the estimated fair value, plus interest, for any shares owned by any person who was not a shareholder or who is dissenting on behalf of a person who was not a beneficial owner on November 9, 1999, the date on which the proposed Merger was first announced to the public (the "Public Announcement Date"). The Surviving Corporation will forward to any dissenting shareholder who has complied with all requirements in exercising dissenters' rights the notice and all other materials sent after shareholder approval of the Merger Agreement to all shareholders who have properly exercised dissenters' rights, together with a statement of the reason for withholding the remittance and an offer to pay the dissenting shareholder the amount listed in the materials if the shareholder agrees to accept that amount in full satisfaction. The shareholder may decline this offer and demand payment by following the same procedure as that described for demand of supplemental payment by shareholders who owned their shares as of the Public Announcement Date. Any shareholder who did not own shares on the Public Announcement Date and who fails properly to demand payment will be entitled only to the amount offered by the Company. Upon proper demand by any shareholder, rules and procedures applicable in connection with receipt by the Company of the demand for supplemental payment given by a dissenting shareholder who owned shares on the Public Announcement Date will also apply to any shareholder properly giving a demand but who did not own shares of record or beneficially on the Public Announcement Date, except that any such shareholder is not entitled to receive any remittance from the Company until the fair value of the shares, plus interest, has been determined pursuant to such rules and procedures.

   Shareholders considering exercising dissenters' rights should bear in mind that the fair value of their shares determined under sections 302A.471 and 302A.473 of the MBCA could be more than, the same as or, in certain circumstances, less than the consideration they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares.

   Cash received pursuant to the exercise of dissenters' rights may be subject to federal or state income tax. See "MATERIAL FEATURES OF THE MERGER--Certain Federal Income Tax Consequences." ANY HOLDER WHO FAILS TO COMPLY FULLY WITH THE STATUTORY PROCEDURE SUMMARIZED ABOVE WILL FORFEIT HIS OR HER RIGHTS OF DISSENT AND WILL RECEIVE THE MERGER CONSIDERATION FOR HIS OR HER SHARES. SEE ANNEX E.

Regulatory Approvals

   The Company believes that no regulatory approvals are or will be required in connection with the Merger.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

   The following table sets forth, as of December 13, 1999, certain information with respect to the beneficial ownership of the Common Stock by
(i) each director of the Company, (ii) each of the Named Executive Officers (as such term is defined under the Exchange Act) and (iii) all directors and executive officers of the Company as a group. No person is known by the Company to beneficially own more than 5% of the Common Stock. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the Common Stock owned by them.

                                                            Shares Beneficially
                                                                 Owned (1)
                                                           ---------------------
      Name                                                 Number (2) Percentage
      ----                                                 ---------- ----------
      Robert D. Gordon (2)................................   41,886        *
      Nicholas J. Covatta, Jr. (2)(3).....................   23,600        *
      Michael Dexter-Smith (2)............................   26,952        *
      Robert W. Fischer (2)(4)............................   20,520        *
      George E. Hubman (2)................................    9,200        *
      Arch J. McGill (2)..................................   30,054        *
      David Batt..........................................    9,000        *
      Alexander F. Collier (2)............................    8,220        *
      David M. Haggerty (2)...............................    8,100        *
      Travis M. Richardson (2)(5).........................   12,867        *
      All directors and executive officers as a group
       (10 persons) (6)...................................  190,399      5.7%

--------
*  Less than one percent.

(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes voting power and/or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after the date hereof are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.

(2) Includes shares subject to options currently exercisable or exercisable within 60 days of December 13, 1999 under the Company's 1990 Long Term Incentive Plan as follows: Mr. Gordon, 34,067 shares; Mr. Covatta, 6,000 shares; Mr. Dexter-Smith, 6,000 shares; Mr. Fischer, 14,000 shares; Mr. Hubman, 9,000 shares; Mr. McGill, 6,000 shares; Mr. Collier, 3,750 shares; Mr. Haggerty, 6,900 shares; and Mr. Richardson, 10,867 shares. Also includes 4,070 shares subject to options held by Mr. Collier that were rolled over from the Old Carleton 1994 Stock Option Plan and that are currently exercisable.
(3) Includes 2,000 shares held by Mr. Covatta as Trustee of Eastern Shore Nursery Incentive Plan and 2,000 shares held in an IRA for the account of Mr. Covatta.
(4) Includes 600 shares owned by Robert W. Fischer, Inc., a corporation controlled by Mr. Fischer.
(5) Includes 2,000 shares held in an IRA for the account of Mr. Richardson.
(6) See notes (2) - (5) above.

                     COST AND METHOD OF PROXY SOLICITATION

   The costs of solicitation, including the cost of preparing and mailing the Notice of Special Meeting of Shareholders and this Proxy Statement, are being paid by the Company. Proxies are being solicited primarily by mail, but officers and other employees of the Company who will receive no extra compensation for their services may solicit proxies by telephone, facsimile or in person. In addition, the Company has retained MacKenzie Partners, Inc., a professional proxy solicitor, to assist with the Company's solicitation of proxies. The Company has agreed to pay MacKenzie Partners, Inc. a fee of up to $10,000, plus out-of-pocket expenses, in consideration for these services.

                          EXPENSES OF THE TRANSACTION

   The aggregate fees and expenses paid and estimated to be paid by the Company in connection with the Merger are as follows:

     Investment Banking Fee........................................ $225,000(1)
     Legal and Accounting..........................................  120,000(2)
     Printing and Distribution.....................................   45,000(2)
     SEC and Regulatory Filings....................................    1,740
     Miscellaneous.................................................    5,000(2)
                                                                    --------
     Total.........................................................  396,740(2)
                                                                    ========

--------
(1) Including out-of-pocket expenses incurred in connection with its engagement.

(2) Estimated.

                            INDEPENDENT ACCOUNTANTS

   Representatives of Ernst & Young, LLP, the Company's independent auditors, are expected to be present at the Special Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer questions from the shareholders.

                                OTHER BUSINESS

   The Company is not aware of any other business which will come before the Special Meeting. If any other business should come before the Special Meeting, the persons named in the enclosed proxy will vote on it according to their best judgment.

                             SHAREHOLDER PROPOSALS

   The Company anticipates approval and consummation of the Merger and therefore does not currently intend to hold a 2000 Annual Meeting. If the Merger is not approved and consummated, however, shareholder proposals intended to be presented at the 2000 Annual Meeting and included in the Company's proxy statement and form of proxy will be required to be received at the Company's executive offices, 10729 Bren Road East, Minnetonka, Minnesota 55343, no later than February 20, 2000. Shareholder proposals not presented in a timely manner for inclusion in the Company's proxy statement will be subject to the exercise of discretionary authority granted in proxies executed in connection with the 2000 Annual Meeting against such proposals unless such proposals are presented no later than May 4, 2000.

                      WHERE YOU CAN FIND MORE INFORMATION

   The Company files annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any reports, statements or other information that the Company files at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Such filings are also available to the public from commercial document retrieval services. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, Washington, D.C. 20549. In addition, the Company is required to file electronic versions of such material with the Commission through the Commission's Electronic Data and Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Company's shares are quoted on the Nasdaq National Market under the symbol "CARL." The Commission allows us to "incorporate by reference" information into this Proxy Statement. This means that in lieu of providing certain information in this Proxy Statement, we have instead referred you to another document previously filed with the Commission containing such information. This Proxy Statement refers you in particular to the documents set forth below that we have previously filed with the Commission. These documents contain important information about the Company.

     Annual Report on Form 10-K405 for the fiscal year ended March 28, 1999, filed July 13, 1999
     Amendment No. 1 to Form 10-K on Form 10-K/A, filed July 26, 1999 Quarterly Report on Form 10-Q for the quarter ended June 27, 1999, filed
  August 11, 1999
     Amendment No. 1 to Form 10-Q on Form 10-Q/A, filed August 18, 1999 Current Report on Form 8-K filed November 15, 1999
     Quarterly Report on Form 10-Q for the quarter ended October 3, 1999, filed November 22, 1999

   The information incorporated by reference is deemed to be part of this Proxy Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Proxy Statement will be deemed modified, superseded or replaced for purposes of this Proxy Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced will not be deemed, except as so modified, superseded or replaced, to constitute a part of this Proxy Statement.

   The Company has supplied all information contained or incorporated by reference in this Proxy Statement relating to the Company. Documents that we refer to herein are available from us without charge, excluding all exhibits except for those, if any, that we have specifically referenced in this Proxy Statement. Shareholders may obtain such documents by requesting them in writing or by telephone at the following address:

     Carleton Corporation
     10729 Bren Road East
     Minnetonka, Minnesota 55343
     Attention: Investor Relations
     (612) 238-4074
     Website: www.carleton.com

   If you would like to request documents from us, please do so by January 13, 2000 to receive them before the Special Meeting.

   You should rely only on the information contained or incorporated by reference in this Proxy Statement to vote on the matters brought before the Special Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated December 21, 1999. You should not assume that the information contained in the Proxy Statement is accurate as of any date other than such date, and neither the mailing of the Proxy Statement to the shareholders nor the consummation of the Merger shall create any implication to the contrary.

                                          For the Board of Directors

                                          Robert D. Gordon
                                          Chairman of the Board
Minnetonka, Minnesota

December 21, 1999

                                                                        ANNEX A1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 FORM 10-K405

(X) Annual report pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended March 28, 1999, or
( ) Transition report pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 for the period from ______________ to ______________.

Commission file number:  0-12378
                         -------

                             CARLETON CORPORATION
                             --------------------
            (Exact name of registrant as specified in its charter)

              Minnesota                                    41-1349953
    -------------------------------                     ------------------
    (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                      Identification No.)

        10729 Bren Road East
          Minnetonka, Minnesota                               55343
    -------------------------------                       --------------
    (Address of principal executive                         (ZIP Code)
    offices)

Registrant's telephone number, including area code:   (612) 238-4000
Securities registered pursuant to Section 12(b) of
the Act:                                              None
Securities registered pursuant to Section 12(g) of
the Act:                                              Common Stock, par value
                                                      $.25 per share
                                                      Common Stock purchase
                                                      rights

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

          Yes    X                No
                ---                  ___

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this From 10-K or any amendment to this Form 10-K (X).

The aggregate market value of voting stock held by non-affiliates of the registrant as of July 2, 1999 was approximately $6,681,184 (based on the last sale price of $2.0469 per share as reported by The Nasdaq National Market).

As of July 2, 1999, 3,346,244 shares of the registrant's Common Stock, par value $.25 per share, were issued and outstanding.

DOCUMENTS INCORPORATED BY REFERENCE

Part II of this Form 10-K incorporates by reference information from the registrant's Annual Report to Shareholders for the year ended March 28, 1999 (the "Annual Report to Shareholders"), copies of which were filed with the Commission on July 13, 1999. Part III of this Form 10-K incorporates by reference information from the registrant's Proxy Statement for its 1999 Annual Meeting of Shareholders (the "Proxy Statement"), which is to be filed with the Commission on or before July 26, 1999.

Part I

Item 1. Business

Carleton Corporation (the "Company") delivers data integration software and services that enable large organizations to rapidly deploy business-critical applications, such as customer relationship management (CRM) systems, data warehouses, data marts and new packaged applications. Industry analysts estimate that the data preparation process--including data extraction, transformation, cleansing, integration, dimensioning and aggregating--represents as much as 60-80% of the deployment costs of a data warehouse. The Company's solutions provide unparalleled capability in automating these critical data preparation processes, resulting in faster application development, improved data quality, lower implementation costs, and reduced overall project risk. Our corporate tag line "Pure data Pure results" captures our expertise and focus on data integration along with our commitment to our customer's success.

The Company, a Minnesota corporation, was incorporated in March 1979. As used herein, the "Company" and "Carleton" refer to Carleton Corporation together with its wholly owned subsidiaries.

Market

Background

Leading organizations worldwide are focused on improving their relationships with customers as a means to differentiate from their competitors, increase customer loyalty, and increase profitability. A key element of these strategies are new CRM applications and related customer analytical applications that enable the organization to successfully integrate the customer-driven strategy into the day-to-day operations of the business.

A critical success factor for these applications is detailed knowledge of individual customers and their relationships with the organization. Unfortunately, customer data in most organizations is distributed across many diverse systems in many different forms. In fact, most organizations have no real knowledge of who their customers are at all. The success of the customer relationship management strategy depends on the ability to integrate these diverse sources into meaningful customer information.

Target Market

The Company's products are marketed to data-intensive Fortune 1000 companies that are building data warehouses or converting to new packaged applications. The companies have complex environments that require significant data re-engineering to create reliable and useable information for business analysis. Many of the Company's customers are in the insurance, manufacturing, financial and telecommunications marketplace.

The Company distributes its products primarily in North America through direct sales and channel partners, including value added resellers and systems integrators.

Products

The Company delivers data integration software and services that enable large organizations to rapidly deploy business-critical applications, such as customer relationship management systems (CRM), data warehouses, data marts and new packaged applications. The Company's products automate data preparation processes, resulting in faster application development, improved data quality and lower implementation costs. The Company previously developed and sold two major products: Passport and Enterprise Integrator. The Company recently announced its new Pure.View(TM) product suite, which includes the former Passport under the name Pure.Extract(TM) and the former Enterprise Integrator under the name Pure.Integrate(TM). The individual products included in the Pure.View(TM) product suite can be purchased as standalone products or in any combination that meets the customer's needs. A description of the Company's products is as follows:

 .    Pure.View(TM) - a comprehensive solution for active customer data management. It addresses the full range of data preparation needs for customer-centric data warehouses and CRM systems. Pure.View creates a clean,

 .    integrated view of customer data, distributes the data for decision-making, and synchronizes back to operational systems for closed-loop marketing.

 .    Pure.Extract(TM) - easy-to-use, high performance native database extraction tool used to prepare data for business-critical applications. It simplifies extracting data from a broad range of mainframe corporate databases and speeds the data extraction process for high volumes of operational data.

 .    Pure.Integrate(TM) - an advanced transformation and cleansing tool that enables data warehouse developers to create integrated views of important business information, such as customers, products and suppliers, from disparate data sources. Its unique strengths include sophisticated matching and consolidation, powerful data cleansing, and intelligent incremental updates to the data warehouse.

 .    Pure.Name Pure.Address(TM) Customer Data Quality Option for Pure.Integrate
     - advanced name and address cleansing, which improves the accuracy and business value of customer data. With the Pure.Name Pure.Address option, Pure.Integrate provides a cost-effective and comprehensive solution for creating customer-centric data warehouses or data marts.

 .    Pure.Dimension(TM) - high performance tool that dramatically simplifies the dimensioning, aggregating and loading data into OLAP data marts. Pure.Dimension provides a scalable solution that covers all major OLAP tools, such as Information Advantage, MicroStrategy, Hyperion, and Oracle Express.

 .    Pure.Center(TM) - integrated scheduling and operations management framework to help customers manage the deployment and maintenance process.

The Company's products are meta data-driven in their architecture, which not only speeds the development process but also simplifies ongoing maintenance. Meta data is automatically captured in our meta data repository. This repository contains all the business, technical and operational information required for creating, maintaining and managing the data preparation process. The repository serves as the integration point between the Company's tools, resulting in increased developer productivity. In addition, the meta data can be exported to other leading third party tools.

In addition to the software products identified above, the Company provides professional and consulting services to its software licensees. These services include product training, on-site mentoring and full project management. The Company's professional and consulting services are usually contracted for separately, at, or shortly after, the initial software license agreement is executed. The engagements can be for as short a period of time as a few days in the case of product training to as long as twelve months or more for large, complex projects.

Marketing and Customers

The Company is focused on the CRM, data warehouse and application conversion markets. The Company distributes its technology and professional services through direct sales and channel partners primarily in North America. Most of the Company's employees are located at its two primary locations in Minneapolis, Minnesota and Billerica, Massachusetts, with some sales people located elsewhere in the United States and Canada. Given the Company's level of total sales revenue and the sales amount resulting from each direct licensing agreement, there are several customers with whom the Company did business resulting in more than 10% of the Company's revenues. For the fiscal year ended March 28, 1999, sales to one customer accounted for 22% of total revenues, and sales to a second customer accounted for 11% of total revenues. In the fiscal year ended March 29, 1998, one customer accounted for 20% of total revenues, and a second customer accounted for 14% of total revenues. In the fiscal year ended March 30, 1997, one customer accounted for 15%, a second customer for 13%, a third customer for 11% and a fourth customer for 10% of total revenues. The customer that accounted for 20% of total revenues in fiscal 1998 is the same customer that accounted for 13% of total revenues in fiscal 1997.

Backlog

The Company attempts to ship orders to end-user customers within 30 days. Because of this short delivery cycle, the Company does not believe backlog is a meaningful indicator of future revenues.

Customer Service

The Company works with customers on a direct service basis out of its locations in Minneapolis and Billerica to provide prompt and reliable support for products installed at end-user facilities. Company employees also provide software product maintenance through its technical services group.

Product Development

The Company continues to invest significantly in ongoing research, development and engineering to make improvements in its products. Improvements are focused on product performance, ease of use and added features that address the needs of the developers building data warehouses or migrating data to new packaged applications.

Year 2000 Compliance

Introduction

The Company relies heavily on sophisticated information technology ("IT") and non-information technology ("Non-IT") for its business operations. Additionally, the Company's products consist of sophisticated software products that interface directly with our customers' information technology systems. The Company's Year 2000 (Y2K) compliance issues are, therefore, broad and complex. The Company established a Y2K Committee in December 1998 to coordinate and support the Company's Y2K compliance effort.

The Company's Y2K compliance efforts are focused on business-critical items. Hardware, software (including our software products), systems, technologies and applications are considered "business-critical" if a failure would have a material adverse effect on the Company's business, financial condition or results of operations. The Company believes that its Y2K compliance effort is on schedule and believes that it will achieve Y2K compliance prior to January 1, 2000.

Carleton Corporation Software Products

The Company has, and continues to, take significant actions to ensure Y2K compliance with customers' use of the Carleton family of data integration tools. The Company has developed a comprehensive suite of Y2K tests and has performed those tests against its products. The testing of Enterprise Integrator 4.3.1, Passport 5.1 for the Mainframe, Passport 5.7.02 and Pure Dimension has been completed, and these products meet the Company's Y2K compliance requirements. For those customers with current support agreements, Enterprise Integrator 4.3.1 was shipped prior to March 28, 1999, Passport 5.7.02 was shipped by May 7, 1999 and Passport 5.1 release CAL216 was shipped by May 14, 1999.

Although the Company believes its Y2K testing has been extensive and rigorous, in the event that unforeseen compliance issues arise, they will be corrected and delivered to customers as part of the support agreements between the customer and the Company. The Company will also take steps to ensure that all releases subsequent to the above releases and all new products will also be Y2K compliant.

Internal Business-Critical Infrastructure and Applications Software

The Company's compliance efforts for all business-critical infrastructure and applications software ("IT Systems") are 95% complete as of March 28, 1999. The Company has inventoried all of its IT Systems. All of the Company's internal hardware systems are Y2K compliant as of March 28, 1999. The software packages that the Company uses for internal processing to support its operations and to support its on-going development efforts are obtained from outside vendors. These software packages are Y2K compliant and have been installed as of March 28, 1999 with the exceptions of the voice-mail software for both the Minnetonka and Billerica facilities, router software for the Company's network servers and the software used for payroll processing. The voice-mail software was installed at the end of April 1999 for the Billerica facility. The voice-mail software for our Minnetonka facility was installed in the middle of May 1999. The router software for our network servers and the payroll processing software were installed at the end of April 1999.

Interfaces with Material Third Parties

The Company is making concerted efforts to understand the Y2K status of third parties, including property owners of our leased office facilities, telecommunications vendors, utilities, banks, payroll processors and the trustee of the Company's 401(k) Investment and Savings Plan. The Y2K non-compliance of any of these third parties could have a material adverse effect on the Company's business, financial condition or results of operations. The Company is actively encouraging Y2K compliance on the part of third parties and is developing contingency plans in the event of their Y2K non-compliance.

The Company's vendor and product compliance program includes the following tasks: assessing vendor compliance status; tracking vendor compliance progress; addressing contract and lease language; developing contingency plans, including identifying alternate suppliers and assessing the availability of redundant or backup sources; and sending questionnaires. The Company is requesting assurances from its vendors and other third party suppliers that they are addressing Y2K issues and that the products and services purchased by the Company from these vendors and suppliers will function properly in the year 2000 and beyond. If third parties fail to respond to these questionnaires, the Company sends further mail or phone correspondence. Continued failure to respond to these questionnaires could lead to replacement of these vendors or other third party suppliers.

Costs to Address Y2K Compliance

The total estimated cost for resolving the Company's Y2K issues is not expected to exceed $110,000, of which approximately $85,000 has been spent through March 28, 1999. This includes the cost of testing the Company's products for Y2K compliance and costs relating to internal processing systems or vendor-provided systems that may be incurred in making such systems Y2K compliant. Estimates of Y2K costs are based on numerous assumptions, and there can be no assurance that the estimates are correct or that actual costs will not be materially greater than anticipated.

Contingency Planning and Risks

The Company has begun developing contingency plans for Y2K non-compliance. These plans include identifying alternate suppliers, vendors, procedures, conducting staff training and developing communication plans. Any significant incremental costs associated with these plans will not become known until these plans are fully developed. The Company's standing Y2K Committee has been assigned the task of developing and coordinating the Y2K non-compliance contingency plan. The Company's goal is to complete the Y2K non-compliance contingency plan by September 30, 1999.

Based on its assessments to date, the Company does not believe that it will experience any material disruption of its internal information processing, interfacing with customers or processing of orders and billing due to Y2K non-compliance. However, if certain critical third-party providers, such as those providers supplying electricity, water or telephone service, experience difficulties resulting in disruption of service to the Company, a shutdown of certain of the Company's operations at individual facilities could occur for the duration of the disruption. The Company believes that the greatest Y2K exposure exists in the following areas: failure of the electric infrastructure and failure of the telecommunications (both voice and data) infrastructure. The Company is working closely with the property owners of the Company's leased facilities to assess the possibility of providing backup systems to provide power in the event of an electric infrastructure failure and with its major telecommunications vendors to provide alternate or redundant telecommunications availability in the event of a telecommunications infrastructure failure. A temporary slowdown or cessation of operations at one or more of the Company's facilities could result in delays in meeting customers' orders, the timing of billings to and receipt of payment from customers and could result in complaints, charges or claims. The Y2K non-compliance of customers could potentially delay the receipt of orders for the Company's products and also the timing of payments for products already delivered.

The Company believes that its Y2K program, including related contingency planning, should significantly lessen the possibility of significant interruptions of normal operations. While costs related to the Y2K non-compliance of third parties, business interruptions, litigation and other liabilities related to Y2K issues could materially and adversely affect the Company's business, results of operations and financial condition, the Company believes its Y2K compliance effort will enable the Company to manage its Y2K transition without any material effect on its business, financial condition or results of operations.

The most reasonably likely worst-case scenario of failure by the Company or its suppliers or customers to resolve Y2K issues could potentially be a temporary slowdown or cessation of operations at one or more of the Company's facilities and/or a temporary inability on the part of the Company to process orders in a timely manner and to deliver finished products to customers. Delays in meeting customers' orders could potentially affect the timing of billings to and payments received from customers and could result in complaints, charges or claims. Customers' Y2K issues could potentially also delay the receipt of orders for the Company's products and also the timing of payments to the Company for products already delivered

Competition

The Company's products compete with two categories of software companies: transformation tool vendors and customer data cleansing product vendors. The transformation tool competition includes Ardernt Software, Inc. and Informatica Corporation; these companies focus on building data warehouses and data marts and have few capabilities for the unique requirements of customer data management. There are a number of small vendors providing customer data cleansing products, many of which work primarily in mailing, including Harte-Hanks Communications, Inc. (Trillium division) and Group 1 Software, Inc. Another competitor to the Company's products is in-house development by companies trying to satisfy their needs without the assistance of third party tools. Many of these competitors have substantially greater capital resources, technical expertise, marketing experience, research and development staffs and facilities than the Company. As a result, there can be no assurance that the Company will be able to compete successfully with its existing or new competitors or that competitive pressures faced by the Company will not materially and adversely affect its business, results of operations or financial condition.

Service and Maintenance

The Company offers service and maintenance programs for all of its products, and customers generally choose to take advantage of these programs to provide coverage for software support and upgrades to new releases of software. The Company's products generally support industry standard network management standards and have extensive remote diagnostic capabilities.

Intellectual Property

The Company relies on a combination of copyright, trademark and trade secret laws, employee and third-party nondisclosure agreements and other standard industry methods for protecting ownership of its proprietary software. There can be no assurance, however, that, in spite of these precautions, an unauthorized third party will not copy or reverse-engineer certain portions of the Company's products or obtain and use information that the Company regards as proprietary.

Employees

As of June 1, 1999, the Company employed 66 persons, including 26 in research, development and engineering, 18 in sales and marketing, 13 in professional services and 9 in finance and administration. None of the Company's employees is covered by a collective bargaining agreement, and the Company believes that it maintains good relations with its employees.

Executive Officers of the Registrant

The following sets forth certain information regarding the executive officers of the Company:

Name                              Age    Position
------                            ---    --------
Robert D. Gordon................   50    Chairman of the Board, Chief Executive Officer, Chief Financial
                                         Officer, and President
Alexander F. Collier............   47    Corporate Vice President, Research and Development
David M. Haggerty...............   47    Corporate Vice President, Professional Services
Travis M. Richardson............   36    Corporate Vice President, Marketing
Eugene E. Waara, Jr.............   41    Corporate Vice President, Sales

Robert D. Gordon has been Chairman of the Board and Chief Executive Officer of the Company since April 1990, President of the Company since December 1988, and Chief Financial Officer of the Company since January 1999. Mr. Gordon was first employed by the Company as Senior Vice President in July 1987 and subsequently served as Chief Financial Officer from August 1987 to May 1988, Secretary from January 1988 to September 1988, and Group Vice President, Sales and Marketing from April 1988 to December 1988. From April 1984 to July 1987, Mr. Gordon was Executive Vice President of First Bank System, Inc. Mr. Gordon has been a director of the Company since August 1987.

Alexander F. Collier has served as the Company's Corporate Vice President, Research and Development, since November 1997 and came to the Company in connection with the acquisition of Carleton Corporation. Mr. Collier served as Vice President of Product Development of Carleton Corporation from June 1997 to October 1997. From November 1996 to June 1997, Mr. Collier was Vice President of Development for Asyst Automation, a manufacturer of semi-conductor automation equipment. Prior to Asyst Automation, Mr. Collier served as President of Position Sensitive Robots, a provider of software products for real-time industrial control applications founded by Mr. Collier in 1991.

David M. Haggerty has served as the Company's Corporate Vice President, Professional Services, since February 1998. Prior to his current position, Mr. Haggerty held the position of Director - Software Development and Director - Engineering. Mr. Haggerty has been employed by the Company since November 1992.

Travis M. Richardson has held the position of Corporate Vice President, Marketing, since February 1998. Prior to his current position, Mr. Richardson served as Chief Technical Officer and Director of Planning. Mr. Richardson has been employed by the Company since October 1988.

Eugene E.Waara, Jr. has been Corporate Vice President, Sales, since February 1998. Prior to his current position, Mr. Waara served as Sales Director. Mr. Waara has been employed by the Company since October 1982.

Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

This Annual Report on Form 10-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause the Company's actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, the following: decreased demand for the Company's products; heightened competition; market acceptance risk; risk of lengthening sales cycles; risk of technological obsolescence of the Company's products; inability to manage the Company's cost structure; risks associated with sales of products outside the United States; increased expenses; failure to obtain new customers or retain existing customers; inability to carry out marketing and sales plans; loss or retirement of key executives; risks associated with the Company's dependence on proprietary technology, including those related to adequacy of copyright, trademark and trade secret protection; risks associated with single sources of supply for certain components used in the Company's products; and changes in interest rates. These forward-looking statements are qualified in their entirety by the cautions and risk factors set forth under "Cautionary Statement" filed as Exhibit 99.1 to this Annual Report on Form 10-K.

Item 2.  Properties

In July 1990, the Company moved its principal office and manufacturing facility to 60,000 square feet of leased space in a building located in Eden Prairie, Minnesota. In February 1996, the Company signed a Second Amendment to the Lease for the Eden Prairie office in which the Company assumed the remaining space (expanding from 60,000 square feet to 76,462 square feet) and extended the terms of the original lease through July 2002. In July 1997, the Company entered into a sublease agreement with a tenant in Eden Prairie for 14,715 square feet. The sublease runs through August 2000. In April 1998, the Company entered into an agreement with Best Buy Co., Inc. in which Best Buy, Inc. took over the entire lease obligation on the Eden Prairie facility. In September 1998, the Company relocated to its current site in Minnetonka, Minnesota. The lease runs through August 2003 and requires future fixed rent payments of approximately $1.0 million subsequent to March 1999 through the end of the lease. The Company is also responsible for its share of operating costs.

The Company also leases 11,881 square feet of space in a building in Billerica, Massachusetts. The lease runs through September 2001 and requires future fixed rent payments of approximately $405,000 subsequent to March 1999 through the end of the lease. The Company is also responsible for its share of operating costs.

The Company continues to lease 11,729 square feet of space at One Penn Plaza in New York. The lease term expires in October 2001. This space has been divided and sublet to two separate companies. The resulting annual lease payments are approximately $20,000, net of sublease rental receipts, and the resulting shortfall over the remaining term of the lease has been accrued for.

The Company was the lessee on space in a building in the United Kingdom. Computer Network International Limited assumed the obligations of the Company under the lease (including payment of all future rents) in conjunction with the sale of the Company's Internet Solutions Division to Computer Network Technology Corporation.

Item 3.  Legal Proceedings

The Company was a defendant in a complaint filed on May 29, 1998 in the U.S. district Court for the District of Massachusetts (case no. 98-11026WGY) by Case Associates, NV and Carleton Europe, NV. The complaint sought injunctive relief and monetary damages arising out of an alleged breach of contract and infringement by Carleton Corporation and the Company (as successor to Carleton Corporation) of a copyright in certain "Passport" computer software held by the plaintiffs. Such disagreement was resolved in a settlement agreement dated March 19, 1999 whereby the Company agreed to pay $500,000 ($200,000 in the form of a non-interest bearing note due on March 16, 2001) in exchange for, among other things, unlimited use of the Carleton name and release from any future claims.

Item 4.  Submissions of Matters to a Vote of Security Holders

None.

Part II

Item 5.  Market for Registrant's Common Equity and Related Stockholder Matters

The information contained under the heading "Dividend Policy and Price Range of Common Stock" on page 23 of the Annual Report to Shareholders is incorporated herein by reference. This information is also included in Exhibit 13 to this Form 10-K, as filed with the Securities and Exchange Commission (the "SEC").

Item 6.  Selected Financial Data

The information contained under the heading "Selected Historical Financial Data" on page 22 of the Annual Report to Shareholders is incorporated herein by reference. This information is also included in Exhibit 13 to this Form 10-K, as filed with the SEC.

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

The information contained under the heading "Management's Discussion and Analysis" on pages 2 through 8 of the Annual Report to Shareholders is incorporated herein by reference. This information is also included in Exhibit 13 to this Form 10-K, as filed with the SEC.

Item 7A.  Quantitative and Qualitative Disclosures About Market Risk

Not applicable.

Item 8.   Financial Statements and Supplementary Data

The independent auditors' report, consolidated financial statements and notes to consolidated financial statements on pages 9 through 21 of the Annual Report to Shareholders are incorporated herein by reference. This information is also included in Exhibit 13 to this Form 10-K, as filed with the SEC.

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Part III

Item 10.  Directors and Executive Officers of the Registrant

The information contained under the headings "Election of Directors" and "Section 16(a) Beneficial Ownership Reporting Compliance" in the Company's Proxy Statement for its 1999 Annual Meeting of Shareholders to be filed with the SEC on or before July 26, 1999 (the "Proxy Statement") are incorporated herein by reference. The information contained under the heading "Executive Officers of the Registrant" in Part I hereof is also incorporated herein by reference.

Item 11.  Executive Compensation

The information contained under the heading "Executive Compensation" in the Proxy Statement is incorporated herein by reference, except that the information set forth under the captions "Report of Compensation Committee on Annual Compensation" and the "Comparative Stock Performance" graph are not incorporated herein by reference.

Item 12.  Security Ownership of Certain Beneficial Owners and Management

The information contained under the heading "Security Ownership of Certain Beneficial Owners and Management" in the Proxy Statement is incorporated herein by reference.

Item 13.  Certain Relationships and Related Transactions

None.

Part IV

Item 14. Exhibits, Financial Statements, Financial Statement Schedules, and Reports on Form 8-K

(a)  Exhibits, Financial Statements, Financial Statement Schedules

1.  Financial Statements                                                                          Page Reference in
    --------------------
                                                                                                  Exhibit 13 to this
                                                                                                      Form 10-K
                                                                                                    Annual Report
                                                                                                  ------------------
Consolidated Statements of Operations for the Fiscal Years
  Ended March 28, 1999, March 29, 1998 and March 30, 1997.......................................           9

Consolidated Balance Sheets as of March 28, 1999 and March 29, 1998.............................          10

Consolidated Statements of Cash Flows for the Fiscal Years
  Ended March 28, 1999, March 29, 1998 and March 30, 1997.......................................          11

Consolidated Statement of Shareholders' Equity for the Fiscal
  Years Ended March 28, 1999, March 29, 1998 and March 30, 1997.................................          12

Notes to Consolidated Financial Statements......................................................       13 - 20

Report of Independent Auditors..................................................................          21

Company Report on Financial Statements..........................................................          21

The financial statements listed above are included in Exhibit 13 and are hereby incorporated by reference.

2.  Financial Statement Schedules                                                                   Page Number in
    -----------------------------
                                                                                                    This Form 10-K
                                                                                                     Annual Report
                                                                                                    --------------
Independent Auditor's Report on
Supplemental Financial Schedule.................................................................     Exhibit 23

Schedule II Valuation and Qualifying Accounts and Reserve for
  the Years Ended March 28, 1999, March 29, 1998 and March 30, 1997.............................        14

All other schedules are omitted since the required information is not represented or is not present in amounts sufficient to require submission of the schedule, or because the information required is included in the financial statements and notes thereto.

3.  Exhibits
    --------

    Exhibit
    Number      Description
    ------      -----------

     2.1 Agreement and Plan of Merger between the Company and the former Carleton Corporation, dated as of October 24, 1997, including form of Note (1)

     2.2 Asset Purchase Agreement between CNT Acquisition I Corporation, Computer Network Corporation and the Company and certain of its subsidiaries, dated as of October 24, 1997 (1)

3.1       Restated Articles of Incorporation, as amended (2)
3.2       Restated Bylaws, as amended (2)
4         Amended and Restated Rights Agreement, dated September 4, 1996, between the Company and Norwest Bank Minnesota, N.A. , as Rights Agent
          (2)
10.1      *Amended 1990 Long Term Incentive Plan (4)
10.2(a)   Office Warehouse Lease, dated May 10, 1990, between the Company and
          Real Estate Income Partners III, a Limited Partnership (5)
10.2(b)   Second Amendment to Lease, dated February 18, 1996, between the
          Company and Real Estate Income Partners III, Limited Partnership (6)
10.2(c)   Assignment and Assumption of Lease, dated April 16, 1998, between the
          Company and Best Buy Co., Inc. (8)
10.2(d)   Industrial Lease dated June 23, 1998 between the Company and Bren
          Associates LLC (9)
10.3      Lease, dated July 25, 1996, between Technology Park VIII L.P. and
          Carleton Corporation (for the Billerica facility) (8)
10.4(a)   * 1999 Management Bonus Plan description (8)
10.5(a)   *  Stock Acquisition Loan Assistance Program  (3)
10.5(b)   *  1993 Stock Acquisition Loan Assistance Program  (4)
10.6      Agreement of Lease, dated November 1, 1995, between the Company and
          Two Penn Plaza Associates (6)
10.7*     1995 Employee Stock Purchase Plan (6)
10.8*     Form of Deferred Compensation Agreement (6)
10.9*     Separation Agreement and Mutual Release, each dated October 10, 1997, between the Company and Julie Cummins Brady (7)
10.10*    Letter of Mutual Resignation Agreement dated January 12, 1998, between the Company and Paul Fluckiger (7)
13        Annual Report to Shareholders for the fiscal year ended March 28, 1999
21        Subsidiaries of the Registrant
23        Consent of Ernst & Young LLP
24        Power of Attorney
27        Financial Data Schedule
99.1      Cautionary Statement for Purposes of the "Safe Harbor" Provisions of
          the Private Securities Litigation Reform Act of 1995

* Denotes management contracts and compensatory plans, contracts, and arrangements.

(1) Incorporated by reference to the Company's Report on Form 8-K filed November 10, 1997 (SEC file number 01-12378).
(2) Incorporated by reference to the Company's Report on Form 8-K filed September 5, 1996 (SEC file number 0-12378).
(3) Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended March 28, 1993 (SEC file number 0-12378).
(4) Incorporated by reference to the Company's Registration Statement on Form S-8 filed March 31, 1994 (SEC file number 33-77176).
(5) Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended April 1, 1990 (SEC file number 0-12378).
(6) Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 (SEC file number 0-12378).
(7) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended December 28, 1997 (SEC file number 0-12378).
(8) Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended March 29, 1998 (SEC file number 0-12378).
(9) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 28, 1998 (SEC file number 0-12378).

    (b) Reports on Form 8-K.

    None.

                                   Signature

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  July 13, 1999             CARLETON CORPORATION

                                 By:   /s/ Robert D. Gordon
                                     --------------------------------------
                                     Robert D. Gordon
                                     Chairman of the Board,
                                     Chief Executive Officer
                                     and President

Robert D. Gordon*            Chairman of the Board,          )
                             Chief Executive Officer,        )
                             Chief Financial Officer,        )
                             Chief Accounting Officer,       )
                             President and Director          )
                             (Principal Executive Officer)   )
                                                             )
                                                             )
                                                                *By: /s/ Robert D. Gordon
                                                                    ----------------------
                                                                    Robert D. Gordon
                                                                    Pro Se and Attorney-in-Fact
                                                            )
Nicholas J. Covatta, Jr.*    Director                       )
                                                            )
Michael Dexter-Smith*        Director                       )
                                                            )   Date:  July 13, 1999
                                                            )
Robert W. Fischer*           Director                       )
                                                            )
George E. Hubman*            Director                       )
                                                            )
Arch J. McGill*              Director                       )
                                                            )

__________________________
*Executed on behalf of the indicated persons by Robert D. Gordon pursuant to the Power of Attorney included as Exhibit 24 to this annual report.

                              Carleton Corporation

          Schedule II -- Valuation and Qualifying Accounts and Reserve for the Years Ended March 28, 1999, March 29, 1998, and March 30, 1997
                             (Dollars in Thousands)

Allowance for Doubtful Accounts:  (A)

      Column A                Column B                Column C                 Column D                 Column E

                              Balance at         Additions Charged to                                Balance at End of
     Description         Beginning of Period      Costs and Expenses        Deductions (B)               Period
---------------------    -------------------     -------------------        --------------           -----------------
Year Ended:
March 28, 1999               $   185                  $      -                 $   135                   $    50

March 29, 1998               $ 3,606                  $    147 (C)             $ 3,568 (D)               $   185

March 30, 1997               $ 1,839                  $  2,681                 $   914                   $ 3,606 (E)

(A) The allowance has been netted against accounts receivable as of the respective balance sheet dates.

(B)  Write-offs, net of recoveries.

(C)  Includes $56 of allowance acquired in the Carleton Corporation acquisition.

(D) Includes $2,253 of allowance sold with the Internet Solutions Division divestiture.

(E)  Includes $250 of allowance allocated to installment receivables.

                             Carleton Corporation

                               Index of Exhibits

                         Annual Report on Form 10-K405
                       For the Year Ended March 29, 1998

Exhibit                                                                                              Page
Number                                  Description                                                  Number
  13           Annual Report to Shareholders for the fiscal year ended                       Electronically Filed
               March 28, 1999

  21           Subsidiaries of the Registrant                                                Electronically Filed

  23           Consent of Ernst & Young LLP                                                  Electronically Filed

  24           Power of Attorney                                                             Electronically Filed

  27           Financial Data Schedule                                                       Electronically Filed

  99.1         Cautionary Statement for Purposes of the "Safe Harbor"                        Electronically Filed
               Provisions of the Private Securities Litigation Reform Act of 1995

                                                                      Exhibit 13
                                                                      ----------

                                                          Carleton
                                                          Pure data Pure results

                                                       1999 ANNUAL REPORT
                                                       Year Ended March 28, 1999

                               Carleton is a leading provider of customer data management solutions for customer-focused front office and analytical applications.

BOARD OF DIRECTORS

Robert D. Gordon
   Chairman of the Board,
   Chief Executive Officer,
   Chief Financial Officer,
   President
   Carleton Corporation

Nicholas J. Covatta, Jr.
   Chairman of the Board
   Atlantis Group, Inc.

Michael Dexter-Smith
   Chief Executive Officer
   VenturCom, Inc.

Robert W. Fischer
   President
   Robert W. Fischer & Co., Inc.

George E. Hubman
   Independent Consultant

Arch J. McGill
   President
   Chardonnay, Inc. Group

CORPORATE OFFICERS

Robert D. Gordon
   Chairman of the Board,
   Chief Executive Officer,
   Chief Financial Officer,
   President

Alexander F. Collier
   Corporate Vice President, Research & Development

David M. Haggerty
   Corporate Vice President, Professional Services

Travis M. Richardson
   Corporate Vice President, Marketing

Eugene E. Waara, Jr.
   Corporate Vice President, Sales

MESSAGE TO SHAREHOLDERS

Fiscal year 1999 was an exciting year for the new Carleton Corporation. Key accomplishments included new company positioning around customer relationship management (CRM), the introduction of Carleton's new Pure-View(TM) customer data management products, and growing revenue momentum that reflects early market success for our new products and positioning. The challenge looking forward to fiscal year 2000 is to accelerate revenue momentum and secure new capital to expand sales and marketing.

Positioning and Products

Today Carleton is positioned as a leading provider of customer data management solutions. Carleton's Pure-View is the only integrated solution that combines data from diverse sources to create complete and accurate customer profiles to enable CRM applications. This positioning fulfills our vision, which was articulated in October 1997. At that time, the new Carleton was created through the merger of Apertus Technologies Incorporated and Carleton Corporation to focus on developing and marketing a new generation of customer data management solutions by leveraging core technologies of the combined companies. In November 1998, Carleton reinforced this positioning by introducing Pure-View to aggressively target CRM applications, one of the fastest growing segments of the corporate IT solutions market.

Market Opportunity

The market opportunity for Carleton is expected to be significant. IDC, a leading market research firm, estimates the combined market for analytical applications and tools to build, manage and access the underlying data warehouses and data marts will increase from $4.9 billion in 1998 to $11.8 billion by the year 2002. Carleton's Pure-View customer data management solution is well positioned to participate in this growth by addressing the growing demand for accurate customer data. Carleton sees customer data management as a critical success factor for fueling the new generation of analytical CRM applications that are designed for targeting, penetrating and retaining customers.

Pure-View changes the competitive paradigm with its superior capabilities and strong competitive differentiation. Unlike expensive multi-vendor alternatives, Pure-View is the only product that combines the complete data extraction, data transformation, and deep customer data cleansing capabilities required for CRM applications in one cost-effective solution.

Since the release of Pure-View in November 1998, Carleton has achieved market validation and success, winning major new accounts like ABN AMRO, H&R Block and RCN Corporation. Pure-View has also received strong support from leading marketing analysts like Gartner, META Group and Aberdeen, and growing interest from major systems integrators.

Fiscal 2000 Challenges

To realize the full potential of Pure-View, Carleton must significantly increase its investment in new sales and marketing programs. To meet this objective, Carleton has retained Dougherty Summit Securities, an investment banking firm that specializes in financing emerging growth companies, to advise Carleton on strategic alternatives for financing Pure-View growth. Carleton anticipates presenting a formal proposal to shareholders for approval at its 1999 annual meeting later this summer.

The creation of the new Carleton is an exciting venture and I remain confident the new Carleton will be a success.

/s/ Robert D. Gordon

Robert D. Gordon
Chairman, CEO, CFO, and President

MANAGEMENT DISCUSSION AND ANALYSIS

Overview

Carleton Corporation delivers data integration software and services that enable large organizations to rapidly deploy business-critical applications, such as customer relationship management systems (CRM), data warehouses, data marts and new packaged applications. Industry analysts estimate that the data preparation process--including data extraction, transformation, cleansing, integration, dimensioning & aggregating--represents as much as 60-80% of the deployment costs of a data warehouse. Our solutions provide unparalleled capability in automating these critical data preparation processes, resulting in faster application development, improved data quality, lower implementation costs, and reduced overall project risk. Our corporate tag line "Pure data Pure results" captures our expertise and focus on data integration along with our commitment to our customer's success.

We offer an integrated product suite which provides a complete solution for creating and maintaining customer relationship management systems, data warehouses, data marts or packaged application conversions.

Our products are meta data-driven in their architecture, which not only speeds the development process but also simplifies ongoing maintenance. Meta data is automatically captured in our meta data repository. This repository contains all the business, technical and operational information required for creating, maintaining and managing the data preparation process. The repository serves as the integration point between our tools, resulting in increased developer productivity. In addition, the meta data can be exported to other leading third party tools.

Our implementation services are designed to help our customers be successful in their deployment of their business-critical applications. Our customers like the fact that we offer a wide range of services, including product training, on-site mentoring for fast project start-ups and full project management capabilities. At Carleton, we take a deliverables-driven approach to managing projects, with clearly defined goals that meet the deadline and budget parameters of each project.

RESULTS OF CONTINUING OPERATIONS

Restatement of Financial Statements

On October 31, 1997, we acquired the former Carleton Corporation in a transaction accounted for using the purchase method. In accordance with Accounting Principles Board Opinion No. 16, "Accounting for Business Combinations," we allocated costs of the acquisition to the assets acquired and liabilities assumed based on their estimated fair values using valuation methods believed to be appropriate at the time. We expensed in-process research and development (IPR&D) ($9.5 million) related to the acquisition in accordance with FASB Interpretation No. 4, "Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method."

In response to the Securities and Exchange Commission (SEC) letter to the AICPA dated September 9, 1998 regarding its views on IPR&D, we have re-evaluated our original IPR&D charge taken in connection with the acquisition. As a result of the re-evaluation, we have revised the purchase price allocation and restated our financial statements for the fiscal year ended March 29, 1998. We have decreased the amount previously expensed as IPR&D and increased the amount capitalized as developed technology and goodwill by $7.9 million for the fiscal year ended March 29, 1998. Additionally, amortization of goodwill related to the restatement has been increased by $1.1 million for the fiscal year ended March 29, 1998.

The effect of these adjustments on the reported consolidated financial statements as of and for the year ended March 29, 1998 is disclosed in Note 4 to the Consolidated Financial Statements - Acquisition of the Former Carleton Corporation.

Valuation Analysis - Acquisition of the former Carleton Corporation

Valuation Methodology

Standard valuation procedures and techniques were utilized in determining the fair value of each intangible asset. The valuation was performed by an outside organization in conformity with the requirements of the Principals of Appraisal Practice Code of Ethics of the American Society of Appraisers. Intangible assets were identified through discussions regarding the Company's intentions for future use of the acquired assets, interviews with the Company's management, and analysis of data provided by the Company concerning its products, technologies, markets, historical financial performance, estimates of future performance, and the assumptions underlying those estimates. The economic and competitive environment in which the Company and the former Carleton Corporation operate was also considered in the valuation analysis.

Specifically, purchased research and development was identified and valued through extensive discussions with the Company's management and the Company's analysis of the data provided concerning developmental products, their respective stage of development, the time and resources needed to complete them, their expected income-generating ability, their target markets and associated risks. The Income Approach, which includes an analysis of the markets, cash flows, and risks associated with achieving such cash flows, was the primary technique utilized in valuing each purchased research and development project. A portion of the purchase price was allocated to the developmental projects based on the appraised fair values of such projects.

Valuation Analysis

The value of the acquired in-process technology was computed using a discounted cash flow analysis on the anticipated income stream of the related product sales. The discounted cash flow analysis was based on management's forecast of future revenues, cost of revenues, and operating expenses related to the products and technologies purchased from the former Carleton Corporation. Management's analysis also considered anticipated product development and product introduction schedules for future products, product sales cycles, and the estimated life of a product's underlying technology.

Revenue

Revenue estimates for the acquired technologies were developed by the Company's management and represent expectations of the former Carleton Corporation on a stand-alone basis, exclusive of any synergies that may be derived from the combination with the Company.

Operating Expenses

Operating expenses used in the valuation analysis of the former Carleton Corporation included (i) cost of goods sold, (ii) general and administrative expense, (iii) selling and marketing expense, and (iv) research and development expense. Selected operating expense assumptions were based on an evaluation of the overall business model, including both historical and expected direct expense levels (as appropriate), and an assessment of general industry metrics.

Cost of Goods Sold. Cost of goods sold, expressed as a percentage of revenue, for the in-process technologies was estimated to be 11% throughout the estimation period. Cost of goods sold estimates, expressed as a percentage of revenues, were based on historical and expected cost of goods sold as a percentage of revenues, and an assessment of general industry gross margins.

General and administrative ("G&A") expense. G&A expense, expressed as a percentage of revenue, for the in-process technologies was estimated to decline from 25.1% for the 3.9 months ended February 28, 1998 (the former Carleton Corporation's fiscal year end) to 8.4% for the fiscal year ended February 28, 1999. G&A expense was estimated to stabilize at 5.0% of revenue for the remainder of the estimation period. These estimates were based on historical company-wide G&A levels.

Selling and marketing expense. Selling and marketing expense, expressed as a percentage of revenue, for in-process technologies was estimated to decline from 77.6% to 14.5% during the estimation period based upon the former Carleton Corporation's historical experience with similar products.

Maintenance research and development ("R&D") expense. Maintenance R&D activities and associated expenses consist of the costs associated with activities undertaken after a product is available for general release to correct errors or keep products updated with current information. These activities include routine changes and additions. The maintenance R&D expense, expressed as a percentage of revenue, for the in-process technologies was estimated to be approximately 1.0% throughout the estimation period based on the former Carleton Corporation's historical experience with similar products.

Operating margin. Accordingly, operating margins for the in-process technologies were estimated to increase from -14.7% for the 3.9 months ended February 28, 1998 to 50.9% during 1999 to 68.5% during 2004. The anticipated early release in fiscal 1999 of Passport 5.6-5.7 and later release in fiscal 1999 of Pure Extract were estimated to generate significant licensing revenues and propel the improved operating margin in fiscal 1999.

Effective Income Tax Rate

The effective tax rate utilized in the analysis of the in-process technologies reflected the former Carleton Corporation's combined federal and state statutory income tax rates, exclusive of non-recurring charges at the time of the acquisition and estimated for future years. The effective tax rate, expressed as a percentage of operating income, for the in-process technologies was estimated to be approximately 34.0% throughout the estimation period.

Discount Rate

The discount rate selected for the in-process technology was 30%. In the selection of the appropriate discount rate, primary consideration was given to the former Carleton Corporation's Weighted Average Cost of Capital ("WACC"), as well as venture capital rates of return. The discount rate utilized for the in-process technology was determined to be higher than the former Carleton Corporation's WACC due to the fact that the technology had not yet reached technological feasibility as of the date of valuation. In utilizing a discount rate greater than the former Carleton Corporation's WACC, the Company's management has reflected the risk premium associated with achieving the forecasted cash flows associated with these projects.

Comparison to Actual Results

The assumptions used in the projections of revenues from IPR&D projects and the estimated costs and completion dates for those projects were reasonable based on factors known at the acquisition date. Our actual results for the fiscal year ended March 28, 1999 reflect several unexpected difficulties that we encountered during the year:

         1) The quality of the acquired Passport 5.6-5.7 technology was dramatically different than presented at acquisition. There were significant customer issues that arose after acquisition. These quality issues led to the loss of Software AG as a partner and, consequently, no revenue was generated by them in the fiscal year ended March 28, 1999. The quality issues also resulted in no revenue being generated by NCR, another partner, in the Pacific Rim for the year ended March 28, 1999. As a result, the Company had to direct development resources towards dealing with the quality issues, which delayed the completion of previously anticipated development projects.

         2) The integration of the acquired Passport 5.6-5.7 technology into the Company's existing Enterprise Integrator technology was more challenging than anticipated and required the unplanned addition of third party products to complete the Company's planned release of an integrated product suite. The complexity of integrating the differing technologies required significantly more development effort than originally anticipated and delayed the release of the anticipated integrated products. The release of the integrated products was further delayed by the realization that additional functionality would have to be included in the release of the integrated suite of products in order to achieve the Company's revenue goals. The Company completed a Software License Reseller Agreement with Firstlogic, Inc. on August 1, 1998 that allows the Company to market Firstlogic's Firstlogic ACE Library Functionality(TM), Firstlogic TrueName Library Functionality(TM) and Firstlogic ZIP+4 Database(TM) as additional tools in the Company's integrated suite of products. On September 29, 1998 the Company completed an agreement with RelMat Corporation (now part of Cognos Corporation) to resell their DecisionStream(TM) software as part of the Company's integrated suite of products. Anticipated revenues from the integrated products were not fully realized in the fiscal year ended March 28, 1999 due to the delays associated with the difficulties in integrating the technologies and the need to add additional functionality to the product suite through the inclusion of third party products.

         3) The legal issues with respect to the ownership of some of the Passport code required the Company to divert development resources towards removing the disputed code from the product and replacing it with new, internally-developed code. This diversion of resources delayed the completion of development on Passport 5.6-5.7.

The Company believes that the delay in the release of the integrated suite of products and the unanticipated quality problems associated with the acquired Passport technology resulted in the large shortfall between estimated revenues used for the valuation of IPR&D and actual revenues. The Company believes that its estimates for costs and expenses used in the valuation of IPR&D were reasonable.

Fiscal Year 1999 Compared to Fiscal Year 1998

Revenues and earnings in the software industry are subject to fluctuation. The Company derives revenues from:

    o licensing of its software products and third party software products that the Company sells under reseller agreements,

    o professional consulting and implementation services and
    o other services, consisting primarily of maintenance fees paid by the Company's installed customer base for ongoing technical support services.

Revenues were $5,559,000 in fiscal 1999 compared to $3,048,000 in fiscal 1998, an increase of $2,511,000 or 82%. The increase in revenues was due to fiscal 1999 including a full twelve months of operations of the combined operations of the Company and the former Carleton Corporation compared to only five months of combined operations in fiscal 1998 and sales growth in the third and fourth quarters of fiscal 1999. License revenues increased by $833,000 or 90% to $1,755,000 in fiscal 1999. Professional services revenues increased by $1,052,000 or 72% to $2,518,000 in fiscal 1999. Other services revenues increased by $626,000 or 95% to $1,286,000 in fiscal 1999. Costs of revenues increased by 49% in fiscal 1999, resulting in an improved gross profit margin of 41% compared to 28% in fiscal 1998. Gross profit margins improved for each source of revenue in fiscal 1999 compared to fiscal 1998 although the costs of professional services still exceeded the revenues generated. The absence of capitalized software amortization, increased utilization efficiency of the professional services consultants and the increase in maintenance revenues (a result of both twelve months of combined operations and the Company's increased installed customer base) were the most significant factors contributing to the improved gross profit margins in fiscal 1999.

The proportion of revenue types (licensing, professional services and other services) to total revenues remained relatively constant in fiscal 1999 compared to fiscal 1998. The Company believes that licensing revenues must grow significantly both in total and as a proportion of total revenues in order to achieve profitability.

Research, development and engineering expenses increased by $850,000 or 34% in fiscal 1999 compared to fiscal 1998. Additionally, $231,000 of costs related to PureoExtract were capitalized in fiscal 1999. Research, development and engineering expenses consist primarily of personnel costs, facility costs and equipment and software costs. The increase was due to fiscal 1998 expenses reflecting only five months of expenses from the combined operations of the Company and the former Carleton Corporation and to the Company's ongoing commitment to invest in improvements to our products' performance. The Company will continue to invest in product improvement with its focus on performance, ease of use and added features in order to address the requirements of our customers.

Selling, general and administrative expenses increased by $539,000 or 11% in fiscal 1999 compared to fiscal 1998. Selling, general and administrative expenses consist primarily of personnel costs, facility costs and professional fees. Fiscal 1999 results reflect a full twelve months of expenses of the combined operations of the Company and the former Carleton Corporation compared to only five months of expenses from the combined operations in the fiscal 1998 results. Personnel savings in the general and administrative area were realized through the elimination of duplicative executive and office positions. The savings realized in general and administrative personnel reductions were partially offset by the expansion of the sales and business development force, which was necessary to support the increased level of sales. Additionally, marketing expenses increased in fiscal 1999 as the Company invested in product placement, market positioning and brand identification. Fiscal 1999 expenses include approximately $250,000 of non recurring legal expenses associated with the settlement of the legal dispute between the Company and Case Associates and Carleton Europe in excess of the amount that was available as an offset against the notes payable to the former Carleton shareholders (see Notes 4 and 6).

Other charges decreased by $943,000 or 26% in fiscal 1999 compared to fiscal 1998. Other charges consist primarily of amortization of goodwill recorded in connection with the acquisition of the former Carleton Corporation. The decrease in fiscal 1999 is due to the absence of the $1,600,000 charge for acquired in-process research and development taken in connection with the acquisition of the former Carleton Corporation recorded in fiscal 1998 and the write off of $858,000 of capitalized software taken in fiscal 1998. Fiscal 1999 results reflect a full year of amortization of goodwill recorded in connection with the acquisition of the former Carleton Corporation compared to five months of amortization in fiscal 1998 (see Note 4).

Net interest income decreased by $171,000 in fiscal 1999 due to the decrease in funds available to invest throughout the year because of the Company's need to fund its operating loss.

Fiscal Year 1998 Compared to Fiscal Year 1997

In fiscal 1998, the Company completed a major restructuring to focus itself exclusively on the dynamic data integration market. The Company sold its Internet Solutions Division and acquired the former Carleton Corporation. Both of these transactions were completed in October 1997. The sale of the Internet Solutions Division has been reflected as a discontinued operation.

Fiscal 1998 revenues were $3,048,000 compared to $2,794,000 in fiscal 1997, an increase of $254,000 or 9%. The increase in revenues was due to the acquisition of the former Carleton Corporation in October 1997 and its operations being included with the Company beginning in November 1997. Revenues for the Company, excluding the incremental revenues associated with the acquisition of the former Carleton Corporation, decreased by $1,080,000 or 39% compared to fiscal 1997.

Fiscal 1998 license revenues decreased $870,000 or 49% to $922,000 compared to fiscal 1997. The decrease in licensing revenues was due to fewer installations in fiscal 1998 compared to the prior year. Professional services revenues increased by $669,000 or 84% to $1,466,000 in fiscal 1998 compared to fiscal 1997. Incremental revenues provided by the acquisition of the former Carleton Corporation accounted for approximately $187,000 of the increase. The remainder of the increase was derived both from continuing engagements at existing customers and new engagements at fiscal 1998 installations. Other services revenues increased by $455,000 or 222% to $660,000 in fiscal 1998. Incremental revenues provided by the acquisition of the former Carleton Corporation accounted for $412,000 of the increase. Costs of revenues increased by $982,000 or 80% in fiscal 1998, resulting in a decrease in the gross profit margin percentage to 28% compared to 56% in fiscal 1997. The decrease in gross profit margin percentage was attributable to the decrease in higher margin licensing revenues and the increase in lower margin professional services revenues. In addition, the amortization of capitalized software against lower fiscal 1998 licensing revenues reduced the gross profit margin percentage of licensing revenues.

Research, development and engineering expenses increased significantly from $766,000 in fiscal 1997 to $2,519,000 in fiscal 1998. The increase was due in part to the acquisition of the former Carleton Corporation, an increased level of investment and no capitalization of development costs in fiscal 1998. The Company's focus on investment in research, development and engineering was on product performance and stability, ease of use and increased functionality. The Company did not capitalize any development costs in fiscal 1998 because the ongoing development projects had not achieved technological feasibility.

Selling, general and administrative expenses increased by $555,000 or 12% to $5,100,000 in fiscal 1998 compared to fiscal 1997. The increase was due primarily to the acquisition of the former Carleton Corporation and the expenses associated with maintaining operations at both locations.

Other charges increased by $3,198,000 to $3,580,000 in fiscal 1998 compared to fiscal 1997. Other charges in fiscal 1998 include the write-off of $1,600,000 of in-process research and development taken in connection with the acquisition of the former Carleton Corporation, $1,101,000 of amortization of goodwill recognized in connection with the acquisition of the former Carleton Corporation and the write off of $858,000 of capitalized software.

Net interest income increased by $206,000 in fiscal 1998 due to the increase in funds available to invest throughout the year.

Impact of Inflation

The Company has not experienced any significant impact from inflation.

Liquidity and Capital Resources

The Company had cash and cash equivalents of approximately $3,168,000 and $11,111,000 at March 28, 1999 and March 29, 1998 respectively. The Company does not anticipate any significant capital asset investment in the short term. The Company currently does not have any outside credit arrangement other than the $1,000,000 note that is secured by investments.

The Company estimates that its current cash balances will not be sufficient to fund operations of the Company through the end of fiscal 2000. Accordingly, the report of the independent auditors on the Company's fiscal 1999 financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern. There can be no assurance that the Company will be able to obtain additional financing on satisfactory terms, or at all. If the Company is unable to obtain additional financing, it will be forced to cease operations and it may be forced to seek protection under bankruptcy laws.

Year 2000

Introduction

The Company relies heavily on sophisticated information technology ("IT") and non-information technology ("Non-IT") for its business operations. Additionally, the Company's products consist of sophisticated software products that interface directly with our customers' information technology systems. The Company's Year 2000 (Y2K) compliance issues are, therefore, broad and complex. The Company established a Y2K Committee in December 1998 to coordinate and support the Company's Y2K compliance effort.

The Company's Y2K compliance efforts are focused on business-critical items. Hardware, software (including our software products), systems, technologies and applications are considered "business-critical" if a failure would have a material adverse effect on the Company's business, financial condition or results of operations. The Company believes that its Y2K compliance effort is on schedule and believes that it will achieve Y2K compliance prior to January 1, 2000.

Carleton Corporation Software Products

The Company has, and continues to, take significant actions to ensure Y2K compliance with customers' use of the Carleton family of data integration tools. The Company has developed a comprehensive suite of Y2K tests and has performed those tests against its products. The testing of Enterprise Integrator 4.3.1, Passport 5.1 for the Mainframe, Passport 5.7.02 and Pure Dimension has been completed, and these products meet the Company's Y2K compliance requirements. For those customers with current support agreements, Enterprise Integrator 4.3.1 was shipped prior to March 28, 1999, Passport 5.7.02 was shipped by May 7, 1999 and Passport 5.1 release CAL216 was shipped by May 14, 1999.

Although the Company believes its Y2K testing has been extensive and rigorous, in the event that unforeseen compliance issues arise, they will be corrected and delivered to customers as part of the support agreements between the customer and the Company. The Company will also take steps to ensure that all releases subsequent to the above releases and all new products will also be Y2K compliant.

Internal business-critical infrastructure and applications software
The Company's compliance efforts for all business-critical infrastructure and applications software ("IT Systems") are 95% complete as of March 28, 1999. The Company has inventoried all of its IT Systems. All of the Company's internal hardware systems are Y2K compliant as of March 28, 1999. The software packages that the Company uses for internal processing to support its operations and to support its on-going development efforts are obtained from outside vendors. These software packages are Y2K compliant and have been installed as of March 28, 1999 with the exceptions of the voice-mail software for both the Minnetonka and Billerica facilities, router software for the Company's network servers and the software used for payroll processing. The voice-mail software was installed at the end of April 1999 for the Billerica facility. The voice-mail software for our Minnetonka facility was installed in the middle of May 1999. The router software for our network servers and the payroll processing software were installed at the end of April 1999.

Interfaces with Material Third Parties

The Company is making concerted efforts to understand the Y2K status of third parties, including property owners of our leased office facilities, telecommunications vendors, utilities, banks, payroll processors and the trustee of the Company's 401(k) Investment and Savings Plan. The Y2K non-compliance of any of these third parties could have a material adverse effect on the Company's business, financial condition or results of operations. The Company is actively encouraging Y2K compliance on the part of third parties and is developing contingency plans in the event of their Y2K non-compliance.

The Company's vendor and product compliance program includes the following tasks: assessing vendor compliance status; tracking vendor compliance progress; addressing contract and lease language; developing contingency plans, including identifying alternate suppliers and assessing the availability of redundant or backup sources; and sending questionnaires. The Company is requesting assurances from its vendors and other third party suppliers that they are addressing Y2K issues and that the products and services purchased by the Company from these vendors and suppliers will function properly in the year 2000 and beyond. If third parties fail to respond to these questionnaires, the Company sends further mail or phone correspondence. Continued failure to respond to these questionnaires could lead to replacement of these vendors or other third party suppliers.

Costs to Address Y2K Compliance

The total estimated cost for resolving the Company's Y2K issues is not expected to exceed $110,000, of which approximately $85,000 has been spent through March 28, 1999. This includes the cost of testing the Company's products for Y2K compliance and costs relating to internal processing systems or vendor-provided systems that may be incurred in making such systems Y2K compliant. Estimates of Y2K costs are based on numerous assumptions, and there can be no assurance that the estimates are correct or that actual costs will not be materially greater than anticipated.

Contingency Planning and Risks

The Company has begun developing contingency plans for Y2K non-compliance. These plans include identifying alternate suppliers, vendors, procedures, conducting staff training and developing communication plans. Any significant incremental costs associated with these plans will not become known until these plans are fully developed. The Company's standing Y2K Committee has been assigned the task of developing and coordinating the Y2K non-compliance contingency plan. The Company's goal is to complete its Y2K non-compliance contingency plan by September 30, 1999.

Based on its assessments to date, the Company does not believe that it will experience any material disruption of its internal information processing, interfacing with customers or processing of orders and billing due to Y2K non-compliance. However, if certain critical third-party providers, such as those providers supplying electricity, water or telephone service, experience difficulties resulting in disruption of service to the Company, a shutdown of certain of the Company's operations at individual facilities could occur for the duration of the disruption. The Company believes that the greatest Y2K exposure exists in infrastructure areas such as telecommunications (both voice and data) and electricity and other utilities. The Company is working closely with the property owners of the Company's leased facilities to assess the possibility of providing backup systems to provide power in the event of an electrical infrastructure failure and with its major telecommunications vendors to provide alternate or redundant telecommunications availability in the event of a telecommunications infrastructure failure. A temporary slowdown or cessation of operations at one or more of the Company's facilities could result in delays in meeting customers' orders, the timing of billings to and receipt of payment from customers and could result in complaints, charges or claims. The Y2K non-compliance of customers could potentially delay the receipt of orders for the Company's products and also the timing of payments for products already delivered.

The Company believes that its Y2K program, including related contingency planning, should significantly lessen the possibility of significant interruptions of normal operations. While costs related to the Y2K non-compliance of third parties, business interruptions, litigation and other liabilities related to Y2K issues could materially and adversely affect the Company's business, results of operations and financial condition, the Company believes its Y2K compliance effort will enable the Company to manage its Y2K transition without any material effect on its business, financial condition or results of operations.

The most reasonably likely worst-case scenario of failure by the Company or its suppliers or customers to resolve Y2K issues could potentially be a temporary slowdown or cessation of operations at one or more of the Company's facilities and/or a temporary inability on the part of the Company to process orders in a timely manner and to deliver finished products to customers. Delays in meeting customers' orders could potentially affect the timing of billings to and payments received from customers and could result in complaints, charges or claims. Customers' Y2K issues could potentially also delay the receipt of orders for the Company's products and also the timing of payments to the Company for products already delivered.

Safe Harbor for Forward-Looking Statements

Statements in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" or made by management of the Company which contain more than historical information may considered forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) which are subject to risks and uncertainties. These statements often contain words like believe, expect, anticipate, intend, contemplate, seek, plan, estimate or similar expressions. Forward-looking statements do not guarantee future performance. Forward-looking statements represent the Company's expectations or beliefs concerning future events, including the following: any statements regarding future sales and other results of operations; any statements regarding the continuation of historical trends; any statements regarding the sufficiency of the Company's cash balances and cash generated from operating and financing activities for the Company's future liquidity and capital resources; and any statements regarding the future of the software industry, the segment of the software industry within which the Company operates, or the Company's business. Actual results may differ materially from those expressed in the forward-looking statements because of important factors identified in this section and those set forth on Exhibit 99.1 to the Company's annual report on Form 10-K for the fiscal year ended March 29, 1998.

Carleton Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share)


                                                                          For the Fiscal Years Ended
                                                          ---------------------------------------------------------
                                                          March 28,1999         March 29,1998        March 30, 1997
                                                          ---------------------------------------------------------
                                                                                    (restated)
REVENUES
     License                                                    $ 1,755               $   922               $ 1,792
     Professsional services                                       2,518                 1,466                   797
     Other services                                               1,286                   660                   205
                                                          ---------------------------------------------------------
     Total                                                        5,559                 3,048                 2,794
COSTS OF REVENUES
     License                                                        382                   515                   416
     Professional services                                        2,726                 1,644                   687
     Other services                                                 162                    43                   117
                                                          ---------------------------------------------------------
     Total                                                        3,270                 2,202                 1,220
                                                          ---------------------------------------------------------
Gross Profit                                                      2,289                   846                 1,574

OPERATING EXPENSES
     Research, development and engineering                        3,369                 2,519                   766
     Selling, general and administrative                          5,639                 5,100                 4,545
     Other charges                                                2,637                 3,580                   382
                                                          ---------------------------------------------------------
     Total Operating Expenses                                    11,645                11,199                 5,693
                                                          ---------------------------------------------------------
     (Loss) from Operations                                      (9,356)              (10,353)               (4,119)

OTHER INCOME (EXPENSE)
     Interest expense                                               (73)                  (78)                  (83)
     Investment income                                              390                   566                   365
                                                          ---------------------------------------------------------
     Total                                                          317                   488                   282
                                                          ---------------------------------------------------------
(Loss) from Continuing Operations Before Income Taxes            (9,039)               (9,865)               (3,837)
Income tax expense                                                   --                   (10)                  (20)
                                                          ---------------------------------------------------------
(Loss) from Continuing Operations                                (9,039)               (9,875)               (3,857)
Discontinued Operations
     Income (Loss) from operations of discontinued Internet
     Solutions Division (net of taxes of $0 , $55 and $180)          --                   606               (10,621)
     Gain on disposal of Internet Solutions Division                185                 4,264                    --
                                                          ---------------------------------------------------------
                                                                    185                 4,870               (10,621)
                                                          ---------------------------------------------------------
Net (Loss)                                                      ($8,854)              ($5,005)             ($14,478)
                                                          =========================================================
     (Loss) Per Common Share-Basic and Diluted
     Continuing Operations                                       ($2.71)               ($3.25)               ($1.40)
     Discontinued Operations                                        .06                  1.60                ( 3.75)
                                                          ---------------------------------------------------------
     Total                                                       ($2.65)               ($1.65)               ($5.15)
                                                          =========================================================

See Accompanying Notes to Consolidated Financial Statements

CARLETON CORPORATION
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
                                                           March 28,   March 29,
                                                             1999        1998
                                                           ---------------------
                                                                      (restated)

ASSETS
Current Assets
     Cash and cash equivalents                             $  3,168    $ 11,111
     Cash in escrow                                              65         730
     Accounts receivable, less allowance for doubtful
        accounts of $50 in 1999 and $185 in 1998              2,016       1,517
     Other                                                      296          76
                                                           --------------------
     Total current assets                                     5,545      13,434

Property and Equipment
     Property and equipment                                   2,666       4,649
     Less accumulated depreciation                           (1,845)     (3,256)
                                                           --------------------
     Net property and equipment                                 821       1,393

Other Assets
     Intangible assets - net of accumulated amortization
         of $3,743 in 1999 and $1,101 in 1998                 4,184       6,827
     Capitalized software                                       231        --
                                                           --------------------
     Total other asssets                                      4,415       6,827
                                                           --------------------
     TOTAL ASSETS                                          $ 10,781    $ 21,654
                                                           ====================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
     Accounts payable                                      $    183    $    319
     Accrued expenses                                         1,421       3,067
     Deferred revenue                                           962         809
     Note payable                                             1,000       1,000
                                                           --------------------
     Total current liabilities                                3,566       5,195

Long-term Notes Payable                                         174         602

Shareholders' Equity
     Common stock - authorized 6,000,000 shares
     at $.25 par value;  issued and outstanding at
         March 28, 1999 - 3,345,918 shares,
         March 29, 1998 - 3,305,363 shares                      836         826
     Additional paid-in capital                              62,779      62,751
     Retained deficit                                       (56,574)    (47,720)
                                                           --------------------
         Total shareholders' equity                           7,041      15,857
                                                           --------------------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY            $ 10,781    $ 21,654
                                                           ====================

See Accompanying Notes to Consolidated Financial Statements

Carleton Corporation
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

                                                                          For the Fiscal Years Ended
                                                          ---------------------------------------------------------
                                                          March 28,1999          March 29,1998       March 30, 1997
                                                          ---------------------------------------------------------
                                                                                    (restated)
OPERATING ACTIVITIES
Net loss                                                        ($8,854)               ($5,005)            ($14,478)
Adjustments to reconcile net loss to net cash (used in)
operating activities net of acquisition of company:
     Depreciation                                                   409                    935                1,619
     Amortization                                                 2,643                  1,722                2,521
     Compensation earned on restricted stock                         --                     52                   67
     Write-off of assets due to impairment                           --                    858                6,292
     (Gain) Loss on sale of property and equipment                   (2)                    --                  301
     Gain on sale of product line                                    --                     --               (5,783)
     Gain on disposal of Internet Solutions Division               (185)                (4,264)                  --
     Non-current portion of other charges                            --                  1,621                   --
     Accounts receivable                                           (499)                 1,704                4,229
     Installment receivables                                         --                   170                 1,369
     Inventories                                                     --                   (52)                2,890
     Other assets                                                  (220)                  163                   851
     Accounts payable, accrued expenses and
       deferred revenue                                          (1,211)               (8,704)                 (255)
                                                          ---------------------------------------------------------
     Net cash (used in) operating activities                     (7,919)              (10,800)                 (377)

INVESTING ACTIVITIES
     Cash received from sale of product line                         --                 10,712                7,400
     Acquisition of business (net of cash acquired)                  --                     68                   --
     Sales and maturities of marketable securities                   --                     --                4,318
     Payments received on note receivable                            --                     --                8,700
     Purchases of property and equipment                            (94)                  (154)              (1,029)
     Capitalized software                                          (231)                    --               (2,704)
     Change in cash held in escrow                                  664                    (15)                 736
                                                          ---------------------------------------------------------
     Net cash provided by investing activities                      339                 10,611               17,421

FINANCING ACTIVITIES
     Repayment of debt                                             (428)                (2,750)              (8,976)
     Other stock transactions including option exercises             65                    185                  342
                                                          ---------------------------------------------------------
     Net cash used in financing activities                         (363)                (2,565)              (8,634)
                                                          ---------------------------------------------------------
     Net increase (decrease) in cash and equivalents             (7,943)                (2,754)               8,410
     Beginning cash and equivalents                              11,111                 13,865                5,455
                                                          ---------------------------------------------------------
     Ending cash and equivalents                                $ 3,168                $11,111              $13,865
                                                          =========================================================
     Supplemental disclosures of cash flow information:
     Cash paid for interest                                        $ 76                    $74                  $74
     Cash paid for income taxes                                      18                    141                   94
     Non-cash issuance of common stock and debt for
       acquisition of business                                       --                  6,344                   --

See Accompanying Notes to Consolidated Financial Statements

Carleton Corporation
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
(Dollars in thousands)

                                             Common Stock
                                       -----------------------
                                          Number                         Additional     Accumulated     Unearned
                                        of Shares       Amount       Paid-in Capital    Deficit      Compensation
                                       --------------------------------------------------------------------------
Balance March 31, 1996                 2,805,691         $701            $57,062         ($28,237)          ($197)
Options exercised/Employee
  Stock Purchase                          27,194            7                335               --              --
Net change in restricted stock            (1,160)          --                (24)              --              24
Compensation earned                           --           --                 --               --              67
Net loss                                      --           --                 --          (14,478)             --
                                       --------------------------------------------------------------------------
Balance March 30, 1997                 2,831,725          708             57,373          (42,715)           (106)
Options exercised/Employee
  Stock Purchase                          43,010           10                175               --              --
Acquisition of Carleton Corp.            432,238          108              5,257               --              --
Net change in restricted stock            (1,610)          --                (54)              --              54
Compensation earned                           --           --                 --               --              52
Net loss                                      --           --                 --           (5,005)             --
                                       --------------------------------------------------------------------------
Balance March 29, 1998                 3,305,363          826             62,751          (47,720)             --
Options exercised/Employee
  Stock Purchase                          40,555           10                 28               --              --
Net Loss                                      --           --                 --           (8,854)             --
                                       --------------------------------------------------------------------------
Balance March 28, 1999                 3,345,918         $836            $62,779         ($56,574)            $--
                                       ==========================================================================

See Accompanying Notes to Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 28, 1999
(Dollars in thousands, except per share amounts)

1)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation

The consolidated financial statements include the accounts of Carleton Corporation and its wholly owned subsidiaries (together "the Company"). All inter-company accounts and transactions have been eliminated in consolidation. The net assets and the operations of the two subsidiaries, Systems Strategies, Inc. and BlueLine Software Inc., were acquired by Computer Network Technology Corporation in its acquisition of the Company's Internet Solutions Division in October 1997 (see Note 3) while the Company continues to own the legal entities. The Company is in the process of liquidating these subsidiaries.

Description of Business

The Company operates in one segment which develops and markets software products that provide data integration solutions for business critical applications such as customer relationship management systems, data warehousing and application conversions. The Company distributes its technology and professional services through direct sales and channel partners primarily in North America. In fiscal 1999, sales to one customer accounted for 22% of total revenues and sales to a second customer accounted for 11% of total revenues. In fiscal 1998, one customer accounted for 20% of total revenues and a second customer accounted for 14% of total revenues. In fiscal 1997, one customer accounted for 15% of total revenues, a second customer accounted for 13%, a third customer accounted for 11%, and a fourth customer accounted for 10% of total revenues. The customer that accounted for 20% of total revenues in fiscal 1998 is the same customer that accounted for 13% of total revenues in fiscal 1997.

Fiscal Year

The Company's fiscal year ends on the Sunday nearest March 31. Fiscal 1999, fiscal 1998 and fiscal 1997 were all 52-week years.

Revenue Recognition

License revenues are recorded when the persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectibility is probable in accordance with AICPA Statement of Position 97-2. Professional services revenues are recorded when the services are provided. Maintenance revenues are recognized over the time period covered by the related contract.

Cash Equivalents

Securities that are readily convertible to cash with original maturities of three months or less when purchased are considered cash equivalents. The cost of the cash equivalents approximates market value. Cash and cash equivalents consist of:
                                           March 28, 1999       March 29, 1998
                                           -----------------------------------
      Cash                                     $ 186                  $ 306
      Money market funds                       1,867                  9,705
      US Treasury bills & Bank CD's            1,115                  1,100
                                           -----------------------------------
      Total cash and cash equivalents        $ 3,168               $ 11,111
                                           ===================================
Property and Equipment

Property and equipment are recorded at cost and depreciated on a straight-line basis over the assets' estimated useful lives. Leasehold improvements are depreciated over the lesser of the lease life or the estimated life of the related improvement. Property and equipment consist of:
                                                                    Depreciable
                                  March 28, 1999  March 29, 1998  Lives in Years
                                  ----------------------------------------------
      Machinery and equipment         $ 2,078        $ 3,255           3 - 6
      Furniture and fixtures              588          1,112           4 - 10
      Leasehold improvements               --            282           4 - 5
                                     --------------------------
      Total property and equipment    $ 2,666        $ 4,649
                                     ==========================

Capitalized Software

The Company, in accordance with Statement of Financial Accounting Standard No. 86, capitalizes software development costs by project. These capitalized costs are amortized on a straight-line basis over a period of three years or the expected life of the product, whichever is less. Research and development costs are charged to expense as incurred.

Impairment of Long-Lived Assets

The Company records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. The amount of impairment loss recorded is the amount by which the carrying value of the assets exceeds the fair value of the assets.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases.

Income (Loss) per Share

The numerators used in the computation of the basic and diluted income (loss) per share shown on the consolidated statements of operations are the applicable amounts shown as income (loss) from continuing operations and discontinued operations. The denominators used in the calculation of the basic income (loss) per share are 3,339 for fiscal 1999, 3,036 for fiscal 1998 and 2,822 for fiscal 1997, which represent the weighted average shares outstanding for each of the years. These same amounts are used as the denominator in the calculation of the diluted income (loss) per share.

Stock Split

The Company completed a 1-for-5 reverse stock split during fiscal 1999. Accordingly, all share, per share, weighted average share and stock option information for periods prior to the split have been restated to reflect the split.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported on the financial statements and in the accompanying notes. Actual results could differ from such estimates.

Reclassification

Certain prior year items have been reclassified to conform to current year presentation.

2)     GOING CONCERN

The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's ability to do so will be dependent upon obtaining additional funds from external sources and generating sufficient working capital for operations. The Company has been exploring and continues to explore potential strategic relationships. In May 1999, Dougherty Summit Securities, LLC, an investment banking firm specializing in financing emerging growth companies, was retained by the Company to advise it on strategic financing alternatives.

Due to uncertainties related to the ability of management to achieve its plans, no assurances can be given as to the ability of the Company to continue in existence. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amount and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

3)     DISCONTINUED OPERATIONS

The Company closed on an Asset Purchase Agreement (the Agreement) with Computer Network Technology Corporation (CNT) on October 31, 1997 for the sale of the Company's Internet Solutions Division. The terms of the Agreement provided for CNT to pay the Company $11,412 in cash and to assume certain liabilities. A portion of the cash proceeds was placed in escrow pending final resolution of the book value of the net assets acquired by CNT.

The sale of the Internet Solutions Division has been accounted for as a discontinued operation and reflected as such in the consolidated financial statements. The Internet Solutions Division included the business operations of Systems Strategies, Inc. (acquired by the Company in December 1993) and BlueLine Software, Inc. (acquired by the Company in June 1995). The MQView product line sold to Candle Corporation in January 1997 had also been a part of the Internet Solutions Division. Revenues for the discontinued operations were $13,809 and $34,336 for fiscal 1998 and 1997 respectively.

4)     ACQUISITION OF THE FORMER CARLETON CORPORATION

The Company closed on an Agreement and Plan of Merger (the Agreement) with the former Carleton Corporation (Former) on October 31, 1997. Under the terms of the Agreement, the Company acquired all the stock of Former through (i) the cash purchase of Former shares held by shareholders owning less than 20,000 shares and (ii) the exchange of 432,238 shares of the Company's common stock (valued at $10.00 per share) and the issuance of notes with an initial face value of $2,000 for the Former shares held by shareholders owning more than 20,000 shares. The notes have a maturity date of October 31, 2001, carry an interest rate of 5.81%, and are subject to certain offsets as well as further adjustments based upon the market price performance of the Company's stock. The initial face value of the notes was reduced by $1,000 to a value of $1,000 at March 29, 1998. This reduction was based upon the provision in the notes that allowed the Company to reduce the face value of the notes based upon the Company's total revenues for the period between September 29, 1997 and March 28, 1997. Another offset related to the disagreement over ownership of certain intellectual property included within the former Carleton Corporation products. Such disagreement was resolved in a settlement agreement dated March 19, 1999 between Case Associates and Carleton Europe, N.V., and the Company. These offsets, together with other offsets and adjustments, reduced the value of the notes to $0 at March 28, 1999 and $602 at March 29, 1998. One of the noteholders is a Director of the Company whose share in the recorded value was $0 at March 28, 1999 and $28 at March 29, 1998.

In addition, the Company rolled over any outstanding options and warrants for Former stock and converted them into options and warrants for the Company's common stock. The excess of the market value of the Company's common stock over the fair value of the options and warrants being rolled over, in the amount of $1,022 net of forfeitures, was recorded as an additional cost of the acquisition.

The total purchase price of $10,868 consisted of the value of the common stock issued ($4,322), the value given to options and warrants net of forfeitures ($1,022), the value of the notes payable less the $1,000 adjustment for the revenue shortfall ($1,000), the liabilities assumed ($3,744), and transaction expenses and other items ($780). The total purchase price was allocated to current and fixed assets acquired ($1,340) and goodwill and other intangibles ($9,528).

Pro forma consolidated results of continuing operations (excluding other charges) as if the Carleton acquisition had occurred at the beginning of the periods presented are:
                                                            (Unaudited)
                                                   Fiscal 1998       Fiscal 1997
                                                   -----------       ----------
         Revenues                                    $4,852            $7,075
         Net loss  from continuing operations        (2,858)           (4,169)
         Net loss from continuting operations
          per share - basic and diluted                (.87)            (1.30)

The pro forma results are not necessarily indicative of what actually would have occurred if the acquisition had been in effect for the entire periods presented.

Valuation Methodology

The transaction was recorded under the purchase method of accounting. Standard valuation procedures and techniques were utilized in determining the fair value of each intangible asset. The valuation was performed by an outside organization in conformity with the requirements of the Principals of Appraisal Practice Code of Ethics of the American Society of Appraisers. Intangible assets were identified through discussions regarding the Company's intentions for future use of the acquired assets, interviews with the Company's management, and analysis of data provided by the Company concerning products, technologies, markets, historical financial performance, estimates of future performance, and the assumptions underlying those estimates. The economic and competitive environment in which the Company and the former Carleton Corporation operate was also considered in the valuation analysis.

Specifically, purchased research and development was identified and valued through extensive discussions with the Company's management and the Company's analysis of the data provided concerning developmental products, their respective stage of development, the time and resources needed to complete them, their expected income-generating ability, their target markets and associated risks. The Income Approach, which includes an analysis of the markets, cash flows, and risks associated with achieving such cash flows, was the primary technique utilized in valuing each purchased research and development project. A portion of the purchase price was allocated to the developmental projects based on the appraised fair values of such projects.

Valuation Analysis

The value of the acquired in-process technology was computed using a discounted cash flow analysis on the anticipated income stream of the related product sales. The discounted cash flow analysis was based on management's forecast of future revenues, cost of revenues, and operating expenses related to the products and technologies purchased from the former Carleton Corporation. Management's analysis also considered anticipated product development and product introduction schedules for future products, product sales cycles, and the estimated life of a product's underlying technology. The purchase consideration allocated to the intangible assets based on fair values is as follows (in thousands):

              In-process research and development             $1,600
              Developed technology                             1,800
              Assembled work force                               700
              Customer base                                      900
              Trademark and trade name                           900
              Goodwill                                         3,628
                                                              ------
              Total purchase consideration                    $9,528
                                                              ======

Developed technology and goodwill acquired are being amortized on a straight line basis over three years.

The purchase price allocation related to the former Carleton Corporation acquisition differs from what was originally recorded. The Company allocated costs of the acquisition to the assets acquired and liabilities assumed based on their estimated fair values using valuation methods believed to be appropriate at the time. The Company expensed in-process research and development (IPR&D) ($9.5 million) related to the acquisition in accordance with FASB Interpretation No. 4, "Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method."

Subsequent to the Securities and Exchange Commission's letter to the AICPA dated September 9, 1998 regarding its views on IPR&D, the Company has re-evaluated its IPR&D charges on the acquisition of the former Carleton Corporation. Consequently, the Company has revised the purchase price allocations and restated the fiscal 1998 annual financial statements and the financial statements for the first three quarters of fiscal 1999. The Company has decreased the amount previously expensed as IPR&D and increased the amount capitalized as developed technology and goodwill by $7.9 million. The effect of the restatement related to acquired in-process technology in the following table presents the impact on the Company's results of operations for the fiscal year ended March 29, 1998 and its financial position at March 29, 1998 (in thousands). The adjustment results from the decrease in the value assigned to acquired in-process technology and the increased amortization of goodwill.

                                                                       Year Ended March 29, 1998
              Results of Operations:
                Loss from Continuing Operations                               ($16,674)
                Adjustment related to acquired in-process technology             6,799
                                                                           -----------
                Restated                                                       ($9,875)
                                                                           ===========
                Net loss as previously reported                               ($11,804)
                Adjustment related to acquired in-process technology             6,799
                                                                           -----------
                Restated net loss                                              ($5,005)
                                                                           ===========
                Loss per share as previously reported                           ($3.90)
                Adjustment related to acquired in-process technology              2.25
                                                                           -----------
                Restated loss per share                                         ($1.65)
                                                                           ===========

              Financial Position                                           March 29, 1998
                Intangible assets previously reported                                -
                Adjustment related to acquired in-process technology
                and valuation of stock options                                   6,827
                                                                           -----------
                Restated                                                        $6,827
                                                                           ===========
                Retained deficit, as previously reported                      ($54,519)
                Adjustment related to acquired in-process technology             6,799
                                                                           -----------
                Restated                                                      ($47,720)
                                                                           ===========

5)     CAPITALIZED SOFTWARE

A summary of the Company's transactions involving capitalized software is shown below. In fiscal 1998 and 1997, capitalized software costs related to certain products were deemed to be impaired and the unamortized balances were written off and included in other charges in the Consolidated Statements of Operations. The write off in fiscal 1997 included $4,750 that was related to the Internet Solutions Division.
                                            Fiscal 1999         Fiscal 1998
                                            -----------         -----------
              Balance beginning of year      $  --                $1,373
              Software costs capitalized       231                    --
              Written off                       --                  (858)
              Amortized                         --                  (515)
                                            -----------         -----------
              Balance end of year             $231                $   --
                                            ===========         ===========

6)    NOTES PAYABLE

In addition to the notes payable to the former Carleton shareholders (see Note
4), the Company has a $1,000 note payable to a bank under the terms of a Credit Agreement. The Credit Agreement's maturity date is October 31, 1999, and the borrowings are secured by a first priority, perfected security interest in the Company's cash and cash equivalents. The balance carries an interest rate equal to the LIBOR plus 1.75% (7.0625% at March 28, 1999). As discussed in Note 4, the Company resolved a disagreement over certain intellectual property rights with Case Associates and Carleton Europe, N.V. The agreement called for a $300,000 payment by the Company on the date of the agreement and $200,000 payable on March 16, 2001. Per terms of the settlement, this note is non-interest bearing. Accordingly, the present value of the note has been recorded assuming the Company's current cost of money as the discount factor.

     Note Payable to:                         March 28, 1999     March 29, 1998
                                              --------------     --------------
     Current:
       Bank                                        1,000              1,000
     Long-term:
       Case Associates and Carleton Europe N.V.      174                 --
       Former Carleton shareholders                    --               602

7)     INCOME TAXES

The Company has operating loss carryforwards at March 28, 1999 of approximately $66,138 that are available to offset taxable income through 2013. The carryforwards begin to expire in 2001. A valuation allowance has been recorded to offset net deferred tax assets, resulting primarily from operating loss carryforwards that may not be realized. The Company has incurred some foreign and state tax expense in fiscal years 1999, 1998 and 1997. The state tax provisions of $0, $30 and $50 for fiscal years 1999, 1998 and 1997, respectively, have been allocated between continuing and discontinued operations. The foreign tax provisions of $0, $35 and $150 for fiscal years 1999, 1998 and 1997, respectively, have been entirely recorded against discontinued operations. The components of deferred tax assets and liabilities are as noted:


                                                       March 28,1999      March 29, 1998
                                                       -------------      --------------
              Deferred tax assets
                  Net operating loss carryforwards       $ 29,802            $ 26,276
                  Research and development credit           1,081               1,081
                  Allowance for doubtful accounts              20                  74
                  AMT carryforward                            127                 127
                  Other                                       217                 362
                                                       -------------      --------------
                                                           31,248              27,921
              Deferred tax liabilities
                  Capitalized software                        (92)                 --
                  Depreciation and amortization                (4)                (60)
                                                       -------------      --------------
                                                              (96)                (60)
                                                       -------------      --------------
                  Net deferred tax assets                  31,152              27,861
                                                       -------------      --------------
                  Valuation allowance                     (31,152)            (27,861)
                                                       -------------      --------------
              Total net deferred tax assets             $      --            $      --
                                                       =============      ==============


8)     STOCK OPTIONS, WARRANTS AND RESTRICTED STOCK

The Company has authorized the grant of up to 640,000 options under the Company's stock option plan. These options may be granted to certain officers, directors and employees to purchase the Company's common stock at prices equal to the fair market value of the stock at the date of grant. A majority of the options granted have ten-year terms and vest over a period of two to four years. The Company follows Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock options. Under APB 25, when the exercise price of employee stock options equals the market price of the underlying stock on the date of the grant, no compensation expense is recognized.

During fiscal 1998, the Company repriced all outstanding employee options as of April 3, 1997 to an exercise price of $6.25 per share. During fiscal 1999, the Company cancelled the majority of stock options outstanding and reissued new options as of December 7, 1998. Vesting terms for these new options range from two to four years depending on the time elapsed from the grant date of the underlying cancelled options. Exerciseable options at March 28, 1999, other than those rolled over in conjunction with the Carleton acquisition, include options held by terminated employees and current or former directors. These options total 96,700 and have exercise prices ranging from $6.25 to $60.00.

The acquisition of the former Carleton Corporation resulted in the Company rolling over certain options and warrants to buy former Carleton stock into options and warrants to buy the Company's stock. These former Carleton options and warrants converted into 100,126 options and 27,029 warrants for the Company's stock. The warrants include warrants on 18,428 shares at $.13 per share and 8,601 shares at $34.88 per share and are exerciseable through May 2002. These options and warrants are fully vested. A summary of stock options is:


                                                                                             Weighted
                                                                    Weighted                 Average
                                                                     Average                 Rollover
                                       Shares                       Exercise     Rollover    Exercise
                                      Available         Options     Price Per    Options     Price Per
                                      For Grant       Outstanding     Share    Outstanding     Share
                                      ---------------------------------------  -----------------------
       Balance March 31, 1996                245,833      260,670      $18.20
         Granted                            (104,740)     104,740       15.55
         Exercised                                --      (10,500)      13.00
         Canceled                             70,420      (70,420)      20.45
                                      ---------------------------------------
       Balance March 30, 1997                211,513      284,490       15.30
         Granted                            (239,360)     239,360        6.20
         Rollover                                 --           --          --      100,126        $.90
         Exercised                                --      (15,000)       6.75      (16,332)       1.00
         Canceled                            144,475     (144,475)       8.50       (6,511)       2.35
                                      ---------------------------------------  -----------------------
       Balance March 29, 1998                116,628      364,375        8.75       77,283        1.15
         Granted                            (397,850)     397,850        1.73           --          --
          Exercised                                -            -           -      (33,200)       1.18
         Canceled                            431,075     (431,075)       6.48       (3,184)       1.85
                                      ---------------------------------------  -----------------------
       Balance March 28, 1999                149,853      331,150       $2.82       40,899       $1.03
                                      =======================================  =======================

The rollover options from the Carleton acquisition are fully vested and are currently exercisable. The rollover options outstanding at March 28, 1999 include 19,617 options at an exercise price of $.10 per share, 6,896 options at an exercise price of $.95 per share and 14,386 options at an exercise price of $2.35 per share. At March 28, 1999 and March 29, 1998, all of the outstanding rollover options were exercisable.

The 331,150 options outstanding at March 28, 1999 include 275,450 options with exercise prices between $1.19 per share and $2.63 per share; 45,000 options with exercise prices between $6.25 per share and $8.13 per share; 9,500 options with exercise prices between $15.63 per share and $17.81 per share; and 1,200 options with an exercise price of $60.00 per share. At March 28, 1999 the outstanding options had a weighted average contractual life of 8.47 years. At March 28, 1999, March 29, 1998 and March 30, 1997, there were 96,700, 179,112 and 215,995, respectively, options exercisable at weighted average exercise prices of $6.46, $13.23 and $14.79.

Pro forma information regarding net loss and related per share data is required by Statement of Financial Accounting Standards No. 123, and has been determined as if the Company had accounted for its employee stock options, other than those rolled over with the Carleton acquisition, under the fair value method of the statement. The fair value for these options was estimated at the date of the grant using a Black-Scholes option pricing model with the following weighted average assumptions for fiscal 1999, fiscal 1998 and fiscal 1997: risk-free interest rate ranging from 3.63% to 6.72%; dividend yield of 0%; volatility factors of the expected market price of the Company's common stock of .869, .747 and .722, respectively; and a weighted average expected life of the options of 6 years. The weighted average fair value of options granted during fiscal 1999, 1998 and 1997 was $1.29, $5.50 and $10.55, respectively.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information is:


                                    Fiscal 1999   Fiscal 1998   Fiscal 1997
                                    ---------------------------------------
          Net loss                     ($9,190)      ($5,465)    ($14,698)
          Net loss per share -
          basic and diluted              (2.75)        (1.80)       (5.20)

Note: The pro forma effect on net loss for the fiscal years is not representative of the pro forma effect in future years because it does not take into consideration pro forma compensation expense related to grants made prior to fiscal 1996.

The Company has authorized the issuance of up to 60,000 shares of restricted stock and entered into restricted stock agreements with various employees. The agreements call for issuance of the Company's common stock to these employees and provide vesting generally over a five-year period. There was no activity related to restricted stock during fiscal 1999. At March 28, 1999 36,463 shares of restricted stock had been issued to employees. The value of the stock at the time of grant was deferred and amortized over the term of the agreements. Compensation expense of $0, $52 and $67 was recognized in fiscal 1999, 1998 and 1997, respectively, related to these agreements. A total of 23,537 additional shares of restricted stock can be issued by the Company.

9)   OTHER CHARGES

Other charges for fiscal 1999 include the amortization of developed technology and goodwill acquired in connection with the acquisition of the former Carleton Corporation (see Note 4). Other charges for fiscal 1998 include the amount expensed as IPR&D, the amortization of developed technology and goodwill acquired in connection with the acquisition of the former Carleton Corporation (see Note 4) and the write off of capitalized software (see Note 5). Other charges for fiscal 1997 include the write off of capitalized software (see Note
5). Additional items previously included in other charges for fiscal 1997 totaling $10,274 have been included in discontinued operations. These charges were for rent on un-subleased facilities, costs in moving and closing facilities, write-off of property and equipment relating to those facilities, write-off of goodwill and capitalized software and other expenses.

10)  COMMITMENTS AND CONTINGENCIES

The Company has operating leases on its headquarters and operations location in Minnesota through August 2003 and its operations location in Massachusetts through September 2001. Under these leases, the Company is responsible for base rent plus any operating cost escalation. The Company is also a party to several operating leases for which the Company has either assigned its interest to another party or has arrangements with subtenants. These leases provide for a base rent and a sharing in the operating costs. Future minimum lease payments, net of any subleases or assignments, as of March 28, 1999 are:


               Future Minimum
          Fiscal Year    Lease Payments
          -----------    --------------
             2000            $379
             2001             407
             2002             321
             2003             227
             2004              94

Net rent expense charged to continuing operations for property and equipment under operating leases for fiscal 1999, 1998 and 1997 was approximately $360, $305 and $212, respectively.

The Company is involved in various claims and proceedings that, in the opinion of management and counsel, do not involve amounts material to the financial position of the Company.

11)  EMPLOYEE BENEFIT PLANS

The Company maintains a 401(k) Savings and Investment Plan for its eligible employees. Employees scheduled to work 1,000 hours in the first year may become participants in the before-tax contributions feature of the Plan as of the enrollment date after their date of hire. Employees may become participants in the matching contribution feature of the Plan as of the first payroll period following six months of service.

Employees' contributions can range from 1% to 15% of their compensation. The Company currently matches 25% of the first 4% of employees' contributions. Company contributions totaled $45, $67 and $118 toward 401(k) employer contributions in fiscal years 1999, 1998 and 1997, respectively.

REPORT OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS AND SHAREHOLDERS OF CARLETON CORPORATION

We have audited the accompanying consolidated balance sheets of Carleton Corporation as of March 28, 1999 and March 29, 1998 and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended March 28, 1999, March 29, 1998 and March 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Carleton Corporation at March 28, 1999 and March 29, 1998, and the consolidated results of its operations and its cash flows for the years ended March 28, 1999, March 29, 1998 and March 30, 1997 in conformity with generally accepted accounting principles.

As discussed more fully in Note 4 to the financial statements, the Company has revised the amount allocated to acquired in-process research and development in connection with its 1997 acquisition of the former Carleton Corporation and has restated its 1998 consolidated financial statements accordingly.

As discussed in Note 2 to the financial statements, certain conditions raise substantial doubt concerning the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Ernst & Young LLP

Minneapolis, Minnesota
June 1, 1999

COMPANY REPORT ON FINANCIAL STATEMENTS

TO THE SHAREHOLDERS OF CARLETON CORPORATION:

The management of Carleton Corporation has prepared, and is responsible for, all information and representations contained in the financial statements and other sections of this Annual Report. The Company's financial statements have been prepared in conformity with generally accepted accounting principles.

Carleton maintains a system of internal accounting controls designed to provide reasonable assurance that transactions are executed in accordance with the proper authorization, that all such transactions are properly recorded and summarized to produce reliable financial records and reports, that assets are safeguarded, and that the accountability for assets is maintained. The Company maintains high standards when selecting, training, and developing personnel, to insure that management's objectives of maintaining strong, effective internal controls and unbiased, uniform reporting standards are attained.

Ernst & Young LLP, independent auditors, have audited the Company's financial statements in accordance with generally accepted auditing standards and their report is included herein.

The Audit Committee of the Board of Directors, which is composed solely of directors who are not officers or employees, meets regularly and on special occasions, as needed, with corporate financial management and the independent auditors to review their activities. The independent auditors have access to the Audit Committee without management being present to discuss the results of their work, adequacy of internal financial controls and the quality of financial reporting.

Minneapolis, Minnesota
June 1, 1999

SELECTED HISTORICAL FINANCIAL DATA
For the Year Ended March 28, 1999
(Dollars in thousands, except per share amounts)

                                                        For the Fiscal Years Ended
                                                        --------------------------
                                              1999       1998        1997       1996      1995
                                          ----------------------------------------------------
                                                     (restated)
STATEMENTS OF OPERATIONS
      Revenues                            $  5,559   $  3,048   $   2,794   $  6,332   $ 8,298
      Net income (loss) from
         continuing operations              (9,039)    (9,875)     (3,857)       662     2,780
      Net income (loss) per share from
        continuing operations *              (2.71)     (3.25)      (1.40)       .25      1.05
      Net income (loss)                     (8,854)    (5,005)    (14,478)    (7,490)    9,839
      Net income (loss) per share *          (2.65)     (1.65)      (5.15)    (2 .70)     3.70

BALANCE SHEET DATA
      Total assets                          10,781     21,654      31,877     54,689    55,326
      Long-term debt/notes payable             174        602          --         --     8,976
      Shareholders' equity                   7,041     15,857      15,260     29,329    32,967

SELECTED QUARTERLY FINANCIAL DATA
(Dollars in thousands, except per share amounts)
(Unaudited)

The Company believes that all neccessary adjustments have been included to present fairly the selected quarterly information.

                                           First      Second      Third      Fourth     Fiscal
                                          Quarter     Quarter    Quarter     Quarter     Year
                                        -------------------------------------------------------
STATEMENTS OF OPERATIONS
Fiscal 1999
  Revenues                               $   1,322   $  1,012   $   1,401   $  1,824   $  5,559
  Gross Profit                                 539        262         616        873      2,289
  Net loss from continuing operations       (2,298)    (2,656)     (2,149)    (1,936)    (9,039)
  Net loss                                  (2,298)    (2,656)     (1,964)    (1,936)    (8,854)
  Net loss per share*:
   Continuing operations                      (.69)      (.79)       (.64)      (.58)     (2.71)
   Net loss                                   (.69)      (.79)       (.59)      (.58)     (2.65)

Fiscal 1998
  Revenues                               $     279   $    536   $     770   $  1,463   $  3,048
  Gross Profit (loss)                         (160)       118         118        770        846
  Net loss from continuing operations       (1,452)    (1,282)     (4,795)    (2,346)    (9,875)
  Net loss                                    (527)      (979)     (1,255)    (2,244)    (5,005)
  Net loss per share*:
   Continuing operations                      (.50)      (.45)      (1.52)      (.71)     (3.25)
   Net loss                                   (.20)      (.35)       (.40)      (.68)     (1.65)

Note: The third and fourth quarters of fiscal 1998 and the first three quarters of fiscal 1999 have been restated to reflect the adjustment to the purchase price allocation associated with the acquisition of the former Carleton Corporation in October 1997.

*Per share calculations are the same for basic and diluted in 1999 and 1998.

DIVIDEND POLICY AND PRICE RANGE OF COMMON STOCK

The Company has not declared any cash dividends on its common stock, and the Board of Directors intends to retain all earnings for use in its business for the forseeable future. At March 28, 1999 the Company had 1,251 shareholders of record. The Company's common stock is traded on the Nasdaq National Market under the symbol CARL. The following table sets forth the high and low, end-of-the-day prices for the common stock as reported by the Nasdaq National Market for the period indicated.


                                     High          Low
                                 -------------------------
            Fiscal 1999
               First Quarter     $ 6   23/32   $4   11/16
               Second Quarter      6     1/4    1    1/16
               Third Quarter       2   11/16    1    1/32
               Fourth Quarter      2    3/16    1     1/8

            Fiscal 1998
               First Quarter       9     3/8    5   15/16
               Second Quarter     13     3/4    6     7/8
               Third Quarter      12     1/2    6    3/32
               Fourth Quarter      8     3/4    5     5/8

A copy of the Company's annual report on Form 10-K (excluding exhibits) filed with the Securities and Exchange Commission may be obtained without charge to shareholders upon written request to:

 Investor Relations
 Carleton Corporation
 10729 Bren Road East
 Minnetonka, MN 55343

CARLETON CORPORATION

10729 Bren Road East
Minnetonka, MN 55343
www.carleton.com
1.612.238.4000

                                                                      Exhibit 21
                                                                      ----------

                                        State or County of                           Percentage of Voting Securities
                                        Incorporation or                             Directly or Indirectly Owned
                                          Organization                                      by the Company
Subsidiaries:

     BlueLine Software, Inc.              Minnesota                                                100%

     Apertus Technologies Canada Inc.     Canada                                                   100%

     Systems Strategies, Inc.             New York                                                 100%

     Systems Strategies Limited           United Kingdom                                           100%

                                                                      Exhibit 23
                                                                      ----------

                        Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Carleton Corporation of our report dated June 1, 1999, included in the 1999 Annual Report to Shareholders of Carleton Corporation.

Our audits also included the financial statement schedule of Carleton Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8, No. 2-91060) pertaining to the Lee Data Corporation Savings and Investment Plan, in the Registration Statement (Form S-8, No. 33-38924) pertaining to the Apertus Technologies Incorporated Long Term Investment Plan, in the Registration Statement (Form S-8, No. 33-50648) pertaining to the Apertus Technologies Incorporated Stock Acquisition Loan Assistance Program, in the Registration Statement (Form S-8, No. 33-77176) pertaining to the Apertus Technologies Incorporated 1993 Stock Acquisition Loan Assistance Program, in the Registration Statement (Form S-8, No. 33-88884) pertaining to the amendments to the Apertus Technologies Incorporated 1990 Long-Term Incentive Plan, and in the Registration Statement (Form S-8, No. 333-39169) pertaining to options under the Carleton Corporation 1994 Stock Option Plan of our report dated June 1, 1999, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Carleton Corporation.

                                               /s/  Ernst & Young LLP

Minneapolis, Minnesota
July 9, 1999

                                                                      Exhibit 24
                                                                      ----------

                               Power of Attorney

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert D. Gordon, their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for them and in their name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of Carleton Corporation for the fiscal year ended March 28, 1999 and all amendments to such Annual Report on Form 10-K, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                  Signature                                      Date
                  ---------                                      ----

     /s/ Robert D. Gordon
------------------------------------------------             July 13, 1999
Robert D. Gordon, Chairman of the Board,
     Chief Executive Officer, Chief Financial Officer
     President and Director


     /s/ Nicholas J. Covatta
------------------------------------------------             July 13, 1999
Nicholas J. Covatta Jr., Director


     /s/ Michael Dexter-Smith                                July 13, 1999
------------------------------------------------
Michael Dexter-Smith, Director


     /s/ Robert W. Fischer                                   July 13, 1999
------------------------------------------------
Robert W. Fischer, Director


     /s/ George E. Hubman                                    July 13, 1999
------------------------------------------------
George E. Hubman, Director


     /s/ Arch J. McGill                                      July 13, 1999
------------------------------------------------
Arch J. McGill, Director


[ARTICLE] 5
[MULTIPLIER] 1,000

[PERIOD-TYPE]                   12-MOS
[FISCAL-YEAR-END]                          MAR-28-1999
[PERIOD-START]                             MAR-30-1998
[PERIOD-END]                               MAR-28-1999
[CASH]                                           3,233
[SECURITIES]                                         0
[RECEIVABLES]                                    2,201
[ALLOWANCES]                                        50
[INVENTORY]                                          0
[CURRENT-ASSETS]                                 5,545
[PP&E]                                           2,666
[DEPRECIATION]                                   1,845
[TOTAL-ASSETS]                                  10,781
[CURRENT-LIABILITIES]                            3,566
[BONDS]                                            174
[PREFERRED-MANDATORY]                                0
[PREFERRED]                                          0
[COMMON]                                           836
[OTHER-SE]                                       6,205
[TOTAL-LIABILITY-AND-EQUITY]                    10,781
[SALES]                                          1,755
[TOTAL-REVENUES]                                 5,559
[CGS]                                            3,270
[TOTAL-COSTS]                                    3,270
[OTHER-EXPENSES]                                11,645
[LOSS-PROVISION]                                     0
[INTEREST-EXPENSE]                                  73
[INCOME-PRETAX]                                (9,039)
[INCOME-TAX]                                         0
[INCOME-CONTINUING]                            (9,039)
[DISCONTINUED]                                     185
[EXTRAORDINARY]                                      0
[CHANGES]                                            0
[NET-INCOME]                                   (8,854)
[EPS-BASIC]                                   (2.65)
[EPS-DILUTED]                                   (2.65)



                                                                    Exhibit 99.1
                                                                    ------------

                              CAUTIONARY STATEMENT

Carleton Corporation ("Carleton" or the "Company"), or persons acting on behalf of the Company, or outside reviewers retained by the Company making statements on behalf of the Company, or underwriters, from time to time, may make, in writing or orally, "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1995 (the "Act"). This Cautionary Statement is for the purpose of qualifying for the "safe harbor" provisions of the Act and is intended to be a readily available written document that contains factors which could cause results to differ materially from those projected in such forward-looking statements. These factors are in addition to any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statement.

The following matters, among others, may have a material adverse effect on the business, financial condition, liquidity, results of operations or prospects, financial or otherwise, of the Company. Reference to this Cautionary Statement in the context of a forward-looking statement shall be deemed to be a statement that any one or more of the following factors may cause actual results to differ materially from those which might be projected, forecast, estimated or budgeted by the Company in such forward-looking statement or statements:

DEPENDENCE ON PRINCIPAL PRODUCTS

Substantially all of the Company's revenues are derived from the sale of data integration tools, primarily the Pure Extract and PureIntegrate product lines, and related support services. Accordingly, any event that adversely affects fees derived from the sale of such tools, such as competition from other products, significant flaws in the Company's software products or incompatibility with third party hardware or software products, negative publicity or evaluation, or obsolescence of the hardware platforms or software environments in which the systems operate, could have a material adverse effect on the Company's business and operations. The Company's future financial performance will depend on the continued development and introduction of new and enhanced version of its products, and on customer acceptance of such new and enhanced products.

RAPID TECHNOLOGICAL CHANGE AND NEW  PRODUCTS

The market for the Company's software products is characterized by rapid technological advances, evolving industry standards, changes in end-user requirements and frequent new product introductions and enhancements. The introduction of products embodying new technologies and the emergence of new industry standards could render the Company's existing products and products under development obsolete and unmarketable. Accordingly, the Company's future success will depend upon its ability to enhance its current products and develop and introduce new products that keep pace with technological developments, satisfy varying end-user requirements and achieve market acceptance. Any failure by the Company to anticipate or respond adequately to technological developments or end-user requirements, or any significant delays in product development or introduction, could damage the Company's competitive position and have a material adverse effect on revenues. There can be no assurance that the Company will be successful in developing and marketing new products or product enhancements on a timely basis or that the Company will not experience significant delays in the future, which could have a material adverse effect on the Company's business, results of operations and financial condition. In addition, there can be no assurance that new products or product enhancements developed by the Company will achieve market acceptance.

Furthermore, software programs as complex as those offered by the Company may contain undetected errors or "bugs" when first introduced or as new versions are released that, despite testing by the Company, are discovered only after a product has been installed and used by customers. There can be no assurance that errors will not be found in future releases of the Company's software, or that any such errors will not impair the market acceptance of these products and adversely affect operating results. Problems encountered by customers installing and implementing new releases or with the performance of the Company's products could have a material adverse effect on the Company's business, results of operations and financial condition.

DEPENDENCE ON INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

Carleton relies on a combination of copyright, trademark and trade secret laws, employee and third-party nondisclosure agreements and other industry standard methods for protecting ownership of its proprietary software. There can be no assurance, however, that, in spite of these precautions, an unauthorized third party will not copy or reverse-engineer certain portions of the Company's products or obtain and use information that the Company regards as proprietary. Although the Company's licenses contain confidentiality and nondisclosure provisions, there can be no assurance that such customers will take adequate precautions to protect the Company's source codes or other confidential information. In addition, the laws of some foreign countries do not protect the Company's proprietary rights to the same extent as do the laws of the United States. There can be no assurance that the mechanisms used by the Company to protect its software will be adequate or that the Company's competitors will not independently develop software products that are substantially equivalent or superior to the Company's software products.

Furthermore, the Company may receive notices from third parties claiming that the Company's products infringe third party proprietary rights. The Company expects that, as the number of software products in the industry increases and the functionality of these products further overlaps, software products will increasingly be subject to such claims. Any such claim, with or without merit, could result in costly litigation and require the Company to enter into royalty or licensing arrangements. Such royalty or license arrangements, if required, may not be available on terms acceptable to the Company or at all.

SOFTWARE ERRORS

Problems with the Company's software programs may affect our sales. The Company's products contain complex software programs. The Company cannot be sure that the tests that we run on our products will reveal all errors or "bugs" that these programs may contain. Any failure to detect "bugs" in current or future versions of these programs before the Company releases them to customers would decrease our sales and adversely affect our future business prospects.
The Company may also encounter unanticipated technical problems relating to the development and servicing of our products. Some of these problems may be beyond our financial and technical capacity to solve. The failure to adequately address any such problem could have a material adverse affect on the Company's business, results of operations and financial condition.

PRODUCT LIABILITY

The Company incurs risks of professional and other liability given the nature of the products it develops and markets. No assurance can be given that the limitations of liability set forth in the Company's license agreements and other contracts would be enforceable or would otherwise protect the Company from liability for damages to a customer resulting from a defect in one of the Company's products or arising as a result of professional services rendered by the Company. Such a claim, if successful and of sufficient magnitude, could have a material adverse effect on the Company's business, results of operations and financial condition.

COMPETITION

The computer software industry is intensely competitive, rapidly changing and significantly affected by new product offerings and other market activities. A number of companies offer products similar to the Company's products. Many of the Company's existing competitors, as well as a number of potential competitors, have more established and larger marketing and sales organizations, significantly greater financial and technical resources and a larger installed base of customers than the Company. The Company has no proprietary barriers to entry which would limit competitors from developing similar products or selling competing products in the Company's markets. Accordingly, there can be no assurance that such competitors will not offer or develop products that are superior to the Company's products or that achieve greater market acceptance. Competition is likely to increase, which may result in price reductions and loss of market share. The Company will also continue to face competition from potential customers who will decide to try meet their needs through the use of
internal resources.   There can be no assurance that the Company will be able to compete successfully against its competitors or that the competitive pressures faced by Carleton will not adversely affect its financial performance.

The Company's principal markets are highly fragmented and consist of a few large multinational suppliers and a much larger number of small, regional competitors. The Company believes that its industry will experience consolidation as management information systems become more complex and as more manufacturers adopt sophisticated management information systems, forcing smaller companies in the industry to specialize or merge with their competitors. In order to compete effectively in the broad markets which the Company presently targets, the Company will need to continue to grow and attain sufficient size to ensure that it can develop new products on a timely basis in response to evolving technology and new customer demands and can sell such products on a timely basis to a variety of manufacturing industries worldwide. No assurance can be given that the Company will be able to grow sufficiently to enable it to compete effectively.

In order to be successful in the future, the Company must respond effectively to customer needs and properly select and incorporate those technologies and application functionalities that will meet the challenges posed by competitors' innovations. To accomplish these critical objectives, the Companny must continue to invest in enhancing its current products and, when necessary, introduce new products to remain competitive.

DEPENDENCE ON KEY EMPLOYEES

The Company is dependent upon the continued services and management experience of Robert Gordon and other executive officers. If Mr. Gordon or any of such other executive officers were to leave the Company, the Company's operating results could be adversely affected. In addition, the Company's continued growth depends on its ability to attract and retain skilled employees and on the ability of its officers and key employees to manage growth successfully. The loss of certain key employees or the Company's inability to attract and retain other qualified employees could have a material adverse effect on the Company's business, results of operations and financial condition.

ABILITY TO RECRUIT SALES, SERVICE AND IMPLEMENTATION PERSONNEL

The ability to achieve anticipated revenues is substantially dependent on the ability of Carleton to attract on a timely basis and retain skilled personnel, especially sales, service and implementation personnel. In addition, the Company believes that its future success will depend in large part on its ability to attract and retain highly skilled technical, managerial, marketing and professional services personnel to ensure the quality of products and services provided to its customers. Competition for such personnel, in particular for product development, sales and implementation personnel, is intense, and the Company competes in the market for such personnel against numerous companies, including larger, more established companies with significantly greater financial resources than the Company. There can be no assurance that the Company will be successful in attracting and retaining skilled personnel. The Company's inability to attract and retain qualified employees could have a material adverse effect on its business and operations.

DEPENDENCE ON THIRD PARTY SUPPLIERS

The Company's products incorporate and use software products developed by other entities. There can be no assurance that all of these entities will remain in business, that such entities will continue to support these product lines, that their product lines will remain viable or that these products will otherwise continue to be available to the Company. If any of these entities ceases to do business or abandons or fails to enhance a particular line, the Company may need to seek other suppliers or make material changes to its own products, which could have a material adverse effect on the Company's business and operations.

SIGNIFICANT OPERATING LOSSES

The Company has sustained significant operating losses from continuing operations in each of its past three fiscal years. The losses were due to many factors. The most significant factors were the low sales volume generated from the continuing business as it was developing and the fixed component of the operational infrastructure. The Company's ability to return to profitability is dependent upon the continued development and successful marketing of its products. There can be no assurance, however, that the Company will be able to return to profitability.

WORKING CAPITAL

The Company's working capital has been declining significantly. The Company estimates that its current cash balances will not be sufficient to fund operations of the Company through the end of fiscal 2000. There can be no assurance that the Company will be able to obtain additional financing on satisfactory terms, or at all. If the Company is unable to obtain additional financing, it will be forced to cease operations and it may be forced to seek protection under bankruptcy laws.

YEAR 2000

The year 2000 problem may affect the Company's information technology systems and operations. Many currently installed computer systems and software are coded to accept only two-digit entries in the date code fields. These date code fields will need to accept four-digit entries to distinguish 21st century dates from 20th century dates. This problem could result in system failures or miscalculations causing disruptions of business operations (including, among other things: a temporary inability to process transactions, send invoices or engage in similar business activities). The various software packages that we use for internal processing and to support our operations are obtained from outside vendors. These software packages are Year 200 compliant. We are also assessing Year 2000 compliance issues with companies with which we have third party outsourcing relationships, such as banks, insurance companies, payroll processors and telecommunications providers. If Year 2000 compliance is not achieved with respect to our internal systems or by our vendors, our operations could be adversely affected.

The Company's products may not be Year 2000 compliant. The Company believes that the products we sell are Year 2000 compliant. The Company has developed a comprehensive Year 2000 testing program and continues to test our products using this program. The Company currently does not anticipate significant problems in achieving Year 2000 compliance. The Company has shipped Year 2000 compliant versions of all of its products to its installed customer base. All new releases of the Company's existing products and all new products will be Year 2000 compliant. Although the Company believes that its testing process is rigorous and thorough, there can be no guarantee that the Company's products will function correctly in all environments. In the event that unforeseen Year 2000 non-compliance issues arise with respect to the Company's products, the Company will endeavor to correct them. The inability of the Company to correct Year 2000 non-compliance issues with respect to its products could adversely affect our operations and could result in complaints, charges and claims against the Company.

The Company could experience business disruptions as a result of Year 2000 compliance issues. Based on its assessments to date, the Company does not believe that it will experience any material disruption of its internal information processing, interfacing with customers or processing of orders and billing due to Year 2000 non-compliance. However, if certain third party providers, such as those providers of electricity, water or telephone service experience difficulties resulting in disruption of service to the Company, a shutdown of certain of the Company's operations at individual facilities could occur for the duration of the disruption. A temporary shutdown of operations at one or more of the Company's facilities and / or a temporary inability on the part of the Company to process orders in a timely fashion and deliver finished products to customers could adversely affect our operations.

POTENTIAL NASDAQ DELISTING

The Company could be delisted. To remain listed on the Nasdaq National Market, the Company must satisfy a number of requirements, including the following:

     .    The Company's net tangible assets must be greater than $4,000,000.
     . The Company must have a public float of at least 750,000 shares with a minimum market value of $200,000.
     .    The Company is required to have at least two market-makers in its stock.
     .    The Company must have at least 400 holders of its stock
     .    The Company must have a minimum bid price of $1.00 per share.

If the Company is unable to meet the requirements of the Nasdaq National market, then our stock will be ineligible to be traded on the Nasdaq National Market and may only be traded on a less liquid over-the-counter market. As a result, investors in the Company's Common Stock would be less able to sell stock holdings or receive accurate stock price quotations. Consequently, the market value of the company's Common Stock could decrease.

POSSIBLE VOLATILITY OF STOCK PRICE

Like other technology companies, the Company's stock price may be volatile. The Company may experience volatility in our stock price due to the following and other factors:

     .    Announcements of new product developments.
     .    Events or disputes relating to intellectual property rights.
     .    Fluctuations in financial performance from period to period.

These and other factors may adversely affect the market price of the Company's Common Stock.

ADDITIONAL BUSINESS RISKS

The future success of the Company's business and operations are subject to several additional business risks, including: (i) the risk of lengthening sales cycles; (ii) higher service, administrative or general expenses occasioned by the need for additional advertising, marketing, administrative or management information systems expenditures; (iii) inability to carry out marketing and sales plans; and (iv) changes in interest rates causing a reduction of investment income.

The foregoing review of factors pursuant to the Act should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by the Company prior to the effective date of the Act.

                                                                        ANNEX A2

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 10-K/A

(X) Annual report pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended March 28, 1999, or
( ) Transition report pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 for the period from ______________ to ______________.

Commission file number:  0-12378
                         -------

                             CARLETON CORPORATION
                             --------------------
            (Exact name of registrant as specified in its charter)

              Minnesota                                    41-1349953
    -------------------------------                     ------------------
    (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                      Identification No.)

          10729 Bren Road East
          Minnetonka, Minnesota                               55343
    -------------------------------                       --------------
    (Address of principal executive                         (ZIP Code)
    offices)

Registrant's telephone number, including area code:   (612) 238-4000
Securities registered pursuant to Section 12(b) of
the Act:                                              None
Securities registered pursuant to Section 12(g) of
the Act:                                              Common Stock, par value
                                                      $.25 per share
                                                      Common Stock purchase
                                                      rights

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

          Yes    X                No
                ---                  ___

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K ( ).

The aggregate market value of voting stock held by non-affiliates of the registrant as of July 2, 1999 was approximately $6,681,184 (based on the last sale price of $2.0469 per share as reported by The Nasdaq National Market).

As of July 2, 1999, 3,346,244 shares of the registrant's Common Stock, par value $.25 per share, were issued and outstanding.

Carleton Corporation (the "Company") hereby amends its Annual Report on
Form 10-K for the fiscal year ended March 28, 1999, to include the information required under Item 10, Item 11 and Item 12 of Part III of Form 10-K as follows:

Part III

Item 10.  Directors and Executive Officers of the Registrant

                              ELECTION OF DIRECTORS

     The business and affairs of the Company are managed under the direction of its Board of Directors, which is composed of six members. The Board of Directors is divided into three classes, and the members of each class are elected to serve a three-year term, with the terms of office of each class ending in successive years.

     The term of the Class One directors expires at the Annual Meeting, and two Class One directors will be elected at the Annual Meeting to hold office until the 2002 Annual Meeting or until their respective successors are elected and qualified. George E. Hubman and Arch J. McGill are the incumbent Class One directors. Messrs. Hubman and McGill are being nominated for election at the Annual Meeting. The persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election of Messrs. Hubman and McGill, unless otherwise directed. Each of Messrs. Hubman and McGill has indicated a willingness to serve, but in case either of them is not a candidate at the Annual Meeting, the persons named as proxies in the enclosed form of proxy may vote for a substitute nominee in their discretion. Information concerning the incumbent directors is set forth below. The terms of the incumbent Class Two and Class Three directors expire at the 2000 and 2001 Annual Meetings, respectively.

     The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is necessary to elect the nominees for director. The Board of Directors recommends a vote FOR the election of Messrs. Hubman and McGill.

     Information regarding the directors of the Company is set forth below:

George E. Hubman
(Class One)...................  Mr. Hubman, 56 years of age, has been a director of the Company since July 1995.
                                Since 1994, he has been a business consultant and private investor.  Mr. Hubman retired as Vice President of Sales and Marketing of Walker Richer and Quinn, Inc.
                                ("WRQ"), a provider of desk top connectivity software, in 1994.  Mr. Hubman was a co-founder of WRQ and held such position since the Company's formation in 1981.
                                Prior to WRQ, Mr. Hubman's career included sales positions with IBM and Hewlett-
                                Packard.  Mr. Hubman is also a director of Syntax, Inc. and Tully's Coffee.

Arch J. McGill
(Class One)...................  Mr. McGill, 68 years of age, has been a director of the Company since July 1989.  He is President of Chardonnay Inc., a venture capital investment company with which he has been associated since 1985.  From 1983 to 1985, Mr. McGill served as Chief
                                Executive Officer of Rothschild Ventures.  Mr. McGill has extensive business experience in the telecommunications industry, and from 1973 to 1983, he was employed by AT&T Corp., most recently as President of AIS/American Bell.
                                Mr. McGill is also a director of ACT Networks, Inc. and Disc, Inc.

Nicholas J. Covatta, Jr.
(Class Two)...................  Mr. Covatta, 52 years of age, has been a director of the Company since February 1982.
                                He has been Chairman of the Board of Atlantis Group, Inc., a private investment company, since August 1986.  Mr. Covatta's prior business experience includes executive positions at the General Electric Company, Gulf Oil Corporation and the
                                Boston Consulting Group.

Robert D. Gordon
(Class Two)...................  Mr. Gordon, 50 years of age, has been a director of the Company since July 1987.  He has been Chairman of the Board and Chief Executive Officer of the Company since
                                April 1990 and President since December 1988.  He was first employed by the
                                Company as Senior Vice President in July 1987, and subsequently served as Chief
                                Financial Officer from August 1987 to May 1988, Secretary from January to
                                September 1988, and Group Vice President, Marketing from April to December 1988.
                                From April 1984 to July 1987, Mr. Gordon was Executive Vice President of First
                                Bank System, Inc.

Robert W. Fischer
(Class Three).................  Mr. Fischer, 80 years of age, has been a director of the Company since October 1983.
                                He is President of Robert W. Fischer & Co., Inc., a private financial consulting and investment banking firm, and he is a private investor.  Mr. Fischer is also a director of
                                Ringer Corporation.
Michael Dexter-Smith
(Class Three).................  Mr. Dexter-Smith, 46 years of age, has been a director of the Company since October
                                1997, when he was added to the Board in connection with the acquisition of Carleton
                                Corporation.  Since April 1995, he has been Chief Executive Officer of VenturCom,
                                Inc., a provider of tools and extensions for developing and deploying dedicated applications on Windows NT and Windows CE.  From 1992 to 1995, Mr. Dexter-
                                Smith served as Chief Operating Officer of Manager Software Products, Inc., a
                                provider of mainframe and client server technology for data management.  From 1987 to 1992, Mr. Dexter-Smith was President and Chief Executive Officer of the former
                                Carleton Corporation.

     The Board of Directors has an Audit Committee consisting of Messrs. Covatta, Fischer and Dexter-Smith and a Compensation Committee consisting of all outside directors (Messrs. Covatta, Dexter-Smith, Fischer, Hubman and McGill). The Audit Committee's function is to review and make recommendations to the Board of Directors with respect to certain financial and accounting matters. The Audit Committee met one time during the 1999 fiscal year. The Compensation Committee's function is to review and make certain determinations with respect to matters concerning the remuneration of employees, officers and directors. The Compensation Committee met one time during the 1999 fiscal year. The Board of Directors does not have a standing nominating committee.

     During the 1999 fiscal year, the Board of Directors held seven meetings. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and committees on which he served.

     Each non-employee director receives a $12,000 annual retainer, a $750 fee for each Board of Directors' and committee meeting he attends and a $350 fee for each teleconference and meeting he participates in. In addition, under the terms of the Company's 1990 Long Term Incentive Plan (the "1990 Plan"), each incumbent non-employee director automatically receives an option to purchase 2,000 shares of Common Stock at each annual meeting of shareholders, and each new non-employee director will receive an option to purchase 4,000 shares on the date of such director's initial election to the Board of Directors.

     Directors who are employees of the Company do not receive any additional compensation for serving on the Board of Directors.

     As consideration for certain consulting services provided to the Company, the Company provides health insurance for Mr. McGill at an annual cost to the Company of approximately $3,500.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with, except that a statement of changes in beneficial ownership on Form 4 was not timely filed for Mr. Fischer, to reflect his sale of 600 shares of Common Stock in December 1998.

Item 11.  Executive Compensation


                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and each of the other four executive officers of the Company whose annual salary and bonus in fiscal 1999 exceeded $100,000 (the "Named Executive Officers"):


                                                                             Long-Term Compensation
                                               Annual Compensation                 Awards (3)
                                        ----------------------------------  -----------------------
                                                                            Restricted  Securities
                               Fiscal                            Other       Stock      Underlying      All Other
Name and Principal Position     Year      Salary    Bonus (1)   Annual (2)  Awards ($)  Options (#)  Compensation (4)
----------------------------  --------  ----------  ----------  ----------  ----------  -----------  ---------------
Robert D. Gordon
   Chairman of the Board,       1999    $  245,000  $       --  $       --  $       --       82,100  $         2,781
   President and Chief          1998       245,000      25,000          --          --       38,100            3,165
   Executive Officer            1997       245,000          --          --          --           --            2,970

Alexander F. Collier (8)
   Vice President,              1999       150,000          --          --          --       15,000            1,706
   Research and Development     1998        31,538      25,000          --          --       19,070              565

David M. Haggerty (5)
   Vice President,              1999       128,461       3,798          --          --       17,700            1,224
   Professional Services        1998       133,097          --          --       3,626       10,100            1,202

Travis M. Richardson (6)        1999       140,000          --          --          --       29,100            1,400
   Vice President, Marketing    1998       128,846          --          --          --       18,100            1,150

Eugene E. Waara, Jr. (7)        1999       100,000          --      50,000          --       17,500              987
   Vice President, Sales        1998        85,577      13,500      69,042          --       15,100              528
---------------

(1) Includes bonuses paid in fiscal 1998 to Mr. Gordon in recognition of his efforts in restructuring the Company, bonuses paid to Mr. Waara under the Sales Incentive Plan prior to his becoming an executive officer of the Company and bonuses paid to Mr. Collier in fiscal 1998 arising from his employment agreement with the former Carleton Corporation.

(2) Includes draws and commissions of $56,542 paid to Mr. Waara in fiscal 1998 prior to his becoming an executive officer of the Company, and draws of $12,500 in 1998, and $50,000 in 1999 subsequent to his becoming an executive officer of the Company.

(3) Although the 1990 Plan permits awards of restricted stock, stock appreciation rights and other stock-based awards, no such awards other than restricted stock awards have been made to date to any of the named executive officers. Other than as set forth above, no restricted stock awards have been made to any of the named executive officers during the last three fiscal years.

(4) Represents Company matching contributions under the Company's Savings and Investment Plan and discounts on shares of stock purchased through the Company's Employee Stock Purchase Plan.

(5) Mr. Haggerty became an executive officer of the Company on February 1, 1998.

(6) Mr. Richardson became an executive officer of the Company on February 1, 1998.

(7)   Mr. Waara became an executive officer of the Company on February 1, 1998.

(8) Mr. Collier became an executive officer of the Company on February 1, 1998.

Stock Options

     The following tables summarize (i) stock option grants during the Company's fiscal year ended March 28, 1999 to or by the Named Executive Officers and (ii) the value of all options held by such persons at March 28, 1999. No options held by such executive officers were exercised during the 1999 fiscal year. Note that all options granted to the Named Executive Officers replace options that were canceled.

                                              Individual Grants (1)
                         ---------------------------------------------------------------   Potential Realizable
                          Number of                % of Total                                Value at Assumed
                         Securities                  Options                               Annual Rates of Stock
                         Underlying                Granted to                              Price Appreciation for
                          Options/-    Years in     Employees    Exercise or                    Option Term
                            SARs        Vesting     in Fiscal    Base Price   Expiration   ----------------------
         Name              Granted      Period        1999       (%/Share)       Date          5%         10%
----------------------   -----------   ---------   -----------   ----------   ----------   ----------  ---------
Robert D. Gordon              40,200       2             10.10%  $   1.3125    12/7/08     $   33,181  $  84,090
                              41,900       3             10.53       1.3125    12/7/08         34,554     87,646

Alexander F. Collier          15,000       4              3.77       1.3125    12/7/08         12,381     31,377

David M. Haggerty              6,000       2              1.51       1.3125    12/7/08          4,952     12,551
                              11,700       3              2.94       1.3125    12/7/08          9,657     24,474

Travis M. Richardson           9,000       2              2.26       1.3125    12/7/08          7,429     18,826
                              16,100       3              4.05       1.3125    12/7/08         13,289     33,678
                               4,000       4              1.01       1.3125    12/7/08          3,302      8,367

Eugene E. Waara, Jr.           2,500       3              0.63       1.3125    12/7/08          2,064      5,230
                              15,000       4              3.77       1.3125    12/7/08         12,381     31,377
---------------

(1) Exercise price equal to the fair market value of the Common Stock on the date of grant as determined in accordance with the 1990 Plan. All of the options were granted under the 1990 Plan, have ten-year terms and vest in equal annual installments over two to four years as indicated on table.

(2) During the 1999 fiscal year, the Company granted employees options to purchase an aggregate of 397,850 shares of Common Stock including 320,650 options that replaced outstanding options that were canceled.

(3) The compounding assumes a ten-year exercise period for all option grants. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC and do not represent the Company's estimate or projection of the Company's future Common Stock prices. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

                                         Aggregated Value of Options Held at March 28, 1999 (1)
                               --------------------------------------------------------------------------
                                 Number of Unexercised Options            Value of Unexercised In-the-
                                              Held                             Money Options Held
                               ----------------------------------      ----------------------------------
                                Exercisable        Unexercisable        Exercisable       Unexercisable
                               -------------      ---------------      -------------     ----------------
Robert D. Gordon                           0               82,100      $          --     $         66,706
Alexander F. Collier                   4,070               15,000                 --               15,494
David M. Haggerty                          0               17,700                 --               14,381
Travis M. Richardson                       0               29,100                 --               23,644
Eugene E. Waara, Jr.                       0               17,500                 --               14,219

---------------
(1) "Value" has been determined based on the difference between the last sale price of the Company's Common Stock as reported by the Nasdaq National Market System on March 26, 1999 ($2.125) and the per share option exercise price, multiplied by the number of shares subject to the in-the-money options.

Stock Option Repricing

     The following table summarizes stock options granted to the executive officers of the Company that have been repriced during the past ten fiscal years.

                                                     Ten-Year Option Repricing

                                                                                                      Length of
                                                Number of       Market                                 Original
                                               Securities      Price of     Exercise                     Term
                                               Underlying      Stock at     Price at        New      Remaining at
                                                 Options       Time of       Time of     Exercise      Date of
         Name                  Date             Repriced      Repricing     Repricing      Price      Repricing
-----------------------   --------------      -------------   ----------   -----------   ---------   ------------
Robert D. Gordon              March 1990(3)          15,000   $   8.7500   $   15.0000   $  8.7500   7 yrs, 10 mos.
                              March 1990(3)           3,000       8.7500       15.6250      8.7500   8 yrs, 4 mos.
                              March 1990(3)           7,000       8.7500       15.6250      8.7500   8 yrs, 9 mos.
                              March 1990(3)          20,000       8.7500       13.7500      8.7500   9 yrs, 2 mos.
                              April 1997(1)(3)        2,200       6.2500        8.7500      6.2500   2 yrs, 11 mos.
                              April 1997(1)(3)       10,000       6.2500       11.2500      6.2500   4 yrs, 1 mo.
                              April 1997(1)(3)       28,000       6.2500       17.5000      6.2500   6 yrs, 9 mos.
                              April 1997(1)(3)        3,800       6.2500       60.0000      6.2500   8 yrs, 1 mo.
                           December 1998(1)           2,200       1.3125        6.2500      1.3125   1 yr, 3 mos.
                           December 1998(1)          10,000       1.3125        6.2500      1.3125   2 yrs, 5 mos.
                           December 1998(1)          28,000       1.3125        6.2500      1.3125   5 yrs, 1 mo.
                           December 1998(1)           3,800       1.3125        6.2500      1.3125   6 yrs, 5 mos.
                           December 1998(1)             100       1.3125        6.2500      1.3125   8 yrs, 3 mos.
                           December 1998(1)           8,000       1.3125        7.5000      1.3125   8 yrs, 7 mos.
                           December 1998(1)          30,000       1.3125        6.2500      1.3125   8 yrs, 10 mos.

Julie Cummins Brady (2)       April 1997(3)           4,000       6.2500       17.1875      6.2500   6 yrs, 9 mos.
                              April 1997(3)           1,600       6.2500       60.0000      6.2500   8 yrs, 1 mo.
                              April 1997(3)           1,000       6.2500       21.9000      6.2500   9 yrs, 1 mo.

Alexander F. Collier (1)   December 1998(1)          15,000       1.3125        5.9400      1.3125   9 yrs, 1 mo.

Lloyd Hagemo                  March 1996(3)           7,000      22.8125       44.3750     22.8150   9 yrs, 4 mos.

David M. Haggerty (1)         April 1997(3)           6,000       6.2500       10.7815      6.2500   5 yrs, 7 mos.
                              April 1997(3)           1,600       6.2500       15.6250      6.2500   9 yrs, 3 mos.
                           December 1998(1)           6,000       1.3125        6.2500      1.3125   3 yrs, 11 mos.
                           December 1998(1)           1,600       1.3125        6.2500      1.3125   7 yrs, 7 mos.
                           December 1998(1)          10,100       1.3125        6.2500      1.3125   8 yrs, 3 mos.

Martin G. Hahn                March 1990(3)             250       8.7500       24.3750      8.7500   7 yrs, 5 mos.
                              March 1990(3)             250       8.7500       15.0000      8.7500   7 yrs, 10 mos.
                              March 1990(3)              15       8.7500       18.1250      8.7500   8 yrs, 1 mo.

Sue A. Hogue                  March 1990(3)             200       8.7500       10.6250      8.7500   9 yrs, 6 mos.

Travis M. Richardson (1)      March 1990(3)           2,000       8.7500       15.6250      8.7500   8 yrs, 4 mos.
                              April 1997(3)           9,000       6.2500        8.7500      6.2500   2 yrs, 11 mos.
                              April 1997(3)           2,000       6.2500       15.6250      6.2500   9 yrs, 3 mos.
                           December 1998(1)           9,000       1.3125        6.2500      1.3125   1 yr, 3 mos.
                           December 1998(1)           2,000       1.3125        6.2500      1.3125   7 yrs, 7 mos.
                           December 1998(1)             100       1.3125        6.2500      1.3125   8 yrs, 3 mos.
                           December 1998(1)          14,000       1.3125        7.5000      1.3125   8 yrs, 7 mos.
                           December 1998(1)           4,000       1.3125        5.9400      1.3125   9 yrs, 1 mo.

                                                                                                      Length of
                                                Number of       Market                                 Original
                                               Securities      Price of     Exercise                     Term
                                               Underlying      Stock at     Price at        New      Remaining at
                                                 Options       Time of       Time of     Exercise      Date of
         Name                  Date             Repriced      Repricing     Repricing      Price      Repricing
-----------------------   --------------      -------------   ----------   -----------   ---------   ------------
Steven L. Thimjon (1)      December 1998(1)          25,000   $   1.3125   $    6.2500   $  1.3125   8 yrs, 10 mos.

Eugene E. Waara, Jr. (1)      March 1990(3)              20       8.7500       18.1250      8.7500   8 yrs, 1 mo.
                              April 1997(3)           2,400       6.2500       15.6250      6.2500   9 yrs, 3 mos.
                           December 1998(1)           2,400       1.3125        6.2500      1.3125   7 yrs, 7 mos.
                           December 1998(1)             100       1.3125        6.2500      1.3125   8 yrs, 3 mos.
                           December 1998(1)          15,000       1.3125        5.9400      1.3125   9 yrs, 1 mo.

Lizabeth Converse Wilson      March 1990(3)              20       8.7500       18.1250      8.7500   8 yrs, 1 mo.
                              March 1990(3)             200       8.7500       15.6250      8.7500   8 yrs, 6 mos.

---------------
(1) See "--Report of Compensation Committee on Annual Compensation--Executive Officer Compensation Program--Stock Option Repricing."

(2) Upon termination of Ms. Brady's employment in December 1997, outstanding options held by her received the benefit of the Company's April 1997 option repricing, and the expiration of the options was set at September 30, 1998.

(3) In September 1999, the Company completed a one-for-five reverse stock split. Options issued prior to the reverse stock split are presented as if the split had been effective at the time of the original grant and subsequent repricing(s).

                                    OVERVIEW

     The Compensation Committee of the Board of Directors is composed entirely of outside directors and is responsible for developing and approving the Company's executive compensation policies. In addition, the Compensation Committee determines on an annual basis the compensation to be paid to the Chief Executive Officer and to each of the other executive officers of the Company. The Compensation Committee has available to it an outside compensation consultant and access to independent compensation data for other companies. The overall objectives of the Company's executive compensation program are to provide compensation that will attract and retain superior talent and reward performance.

     The Company's executive compensation program provides an overall level of compensation opportunity that is competitive with a broad group of computer manufacturing industry companies and a smaller group of software and high tech companies comparable in size to the Company. The broad industry peer group to which the Compensation Committee compares the Company's executive compensation levels is currently a group of computer manufacturing companies for which survey data is obtained from the Company's outside compensation consultant. The other comparative group of companies used by the Compensation Committee in determining executive compensation levels currently consists of software and high tech companies selected by the outside compensation consultant that have annual revenues approximately equal to those of the Company. Because the Compensation Committee does not believe that all of the companies included in the peer group index used in the shareholder return graph included in this Proxy Statement under the caption "Comparative Stock Performance" are comparable to the Company or compete for the same pool of executive talent, the two groups of companies used by the Compensation Committee in setting the Company's executive compensation levels are both different than the group of companies in such peer group index.

     Actual compensation levels may be greater than competitive levels in surveyed companies based upon annual and long-term Company performance, as well as individual performance. The Compensation Committee uses its discretion to set executive compensation at levels warranted in its judgment by the Company's or an individual executive officer's circumstances.

                     EXECUTIVE OFFICER COMPENSATION PROGRAM

     The components of the Company's compensation program for its executive officers include (a) base salary, (b) performance-based cash bonuses, (c) long-term incentive compensation in the form of stock options and restricted stock awards, (d) participation in a stock acquisition loan assistance program and (e) participation in a deferred compensation program.

Base Salary

     The Chief Executive Officer makes annual recommendations regarding the base salaries of the executive officers (other than the Chief Executive Officer) to the Compensation Committee. For the 1999 fiscal year, base salaries for the executive officers were intended to be at approximately the 50th percentile of fixed compensation levels for comparable management personnel employed by the two groups of peer companies referred to above. In making base salary recommendations, the Chief Executive Officer also takes into account individual experience and performance, and specific issues particular to the Company. The Compensation Committee generally approves the Chief Executive Officer's recommendations with respect to base salaries for other executive officers.

Performance Based Bonuses

     Under the Company's bonus plan for executive officers and other key management employees, bonuses are awarded only if the Company achieves or exceeds certain corporate performance objectives relating to total revenues and net income as determined by the Board during the first quarter of each year. The size of the fund available for such bonuses increases in relation to the extent to which such objectives are exceeded. The Committee allocates the fund among the executive officers and other key management personnel based on a percentage of the executive's salary ranging from approximately 20% to 65% as established at the beginning of the year. If the base performance criteria are met, each officer is entitled to a base bonus amount equal to that percentage of the officer's base salary. In the event the base performance criteria are exceeded, bonuses may be increased up to two times the base bonus amount depending on the extent to which such base performance criteria are exceeded. For the 1999 fiscal year, bonus payments available to executive officers under the bonus plan, in addition to base salary, were targeted to be in the top quartile of the salary and bonus levels, assuming superior performance, for comparable management personnel employed by the two comparative groups of companies referred to above.

     During the 1999 fiscal year, the Company did not meet the total revenue and net income goals set forth in the bonus plan, and as a result, no executive officer received a bonus under the plan.

Stock Option and Restricted Stock Program

     Stock options and restricted stock awards are granted to key management employees under the 1990 Plan, which was approved by the Company's shareholders in 1990. The objectives of the 1990 Plan are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant long-term ownership position in the Company's Common Stock.

     The 1990 Plan authorizes the Board or a committee of outside directors to grant stock options, restricted stock and other types of awards to key executives and key employees. To date, the only type of awards granted to executive officers under the 1990 Plan have been stock options and restricted stock. All stock options outstanding were granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant, have ten year terms and generally become exercisable in installments over a four or five year period.

     Stock options are granted upon commencement of employment based on the recommendation of the Chief Executive Officer. In determining whether to recommend additional option grants to an executive officer, the Chief Executive Officer typically considers the individual's performance and any planned change in functional responsibility. Neither the profitability of the Company nor the market value of its stock are considered in setting the amount of executive officer stock option grants. The stock option position of executive officers is reviewed on an annual basis. The Company's policy is to not grant stock options annually, but to review each individual's stock option position, at which point the Compensation Committee may or may not grant additional options in its discretion. The determination of whether or not additional options will be granted is based on a number of factors, including Company performance, individual performance and levels of options granted at the competitive median for the two comparative groups of companies referred to above. Options to purchase an aggregate of 161,400 shares of Common Stock were granted to five executive officers other than the Chief Executive Officer during the 1999 fiscal year.

     Historically, the Company has not made restricted stock awards to executive officers but rather has made such awards to other key management personnel. However, Mr. Haggerty received a restricted stock award prior to the time he became an executive officer.

Stock Acquisition Loan Assistance Program

     In order to encourage stock ownership, the Board of Directors of the Company adopted a stock acquisition loan assistance program (the "Loan Program"). Under the terms of the Loan Program, the Company may make loans to key employees in order to provide them with funds to purchase the Company's Common Stock. In addition, participants are required to buy, with their own funds, equivalent amounts of Common Stock. Each loan bears interest at the rate of 5.0% per annum and is required to be repaid on a date two years after the loan is made. However, if the participant continues to be employed with the Company on such date, the entire amount of the loan is forgiven. During the 1999 fiscal year, the Company did not make any loans under the Loan Program.

Deferred Compensation Program

     In May 1996, the Board of Directors adopted a deferred compensation program (the "Deferred Compensation Program") pursuant to which executive officers of the Company may elect to defer payment of a portion of their salary. Subject to the Board of Directors' discretion, the Company may also make matching contributions to the executive officer's deferred compensation accounts. Although no Common Stock of the Company is acquired pursuant to the Deferred Compensation Program, amounts deferred and Company matching contributions are deemed to be invested in the Company's Common Stock. The right to receive the amounts in the deferred compensation accounts vests on a date specified by the Board of Directors, and amounts are distributed after the vesting date if the executive officer is employed by the Company as of such date. The amount distributed is determined based on the values of the Company's Common Stock on the distribution date.

     The terms of the Deferred Compensation Program as originally adopted by the Board of Directors provided that the price of the Common Stock in which amounts contributed to the deferred compensation accounts were deemed to be invested was equal to the market price of the Common Stock as of the date of inception of the Deferred Compensation Program, which was equal to $10.00 as of such date. In May 1996, the Board of Directors amended the Deferred Compensation Program to provide that the price of the Common Stock in which amounts contributed to the deferred compensation accounts were deemed to be invested would be equal to the lowest average quarterly price for the four quarters following the date such amounts were deemed to be invested in the Deferred Compensation Program.

     Under the terms of the Deferred Compensation Program, if an executive officer's employment is voluntarily terminated by the officer or is terminated by the Company for cause prior to the vesting date, the amount of compensation deferred by such officer is distributed in cash without regard to the value of the stock on such date, and the Company matching contribution is forfeited. If the executive officer's employment is terminated by the Company without cause, the greater of the amount of compensation deferred by such officer or the value of the deferred compensation account attributable to amounts deferred by such officer is distributed in cash, and a pro rata portion of the value of the Company matching contributions is distributed in cash based upon the number of days from the date of the initial election to participate in the Deferred Compensation Program to the date employment is terminated and the number of days to the vesting date. Upon a change in control of the Company, all amounts become fully vested.

     During the 1999 fiscal year, no executive officers of the Company deferred any salary pursuant to the Deferred Compensation Program, and the Company did not make any matching or supplemental contributions.

Savings and Investment Plan; Benefits

     The Company makes a matching contribution under the Company's Savings and Investment Plan, a Section 401(k) retirement plan. The Company also has an Employee Stock Purchase Plan pursuant to which the Company's Common Stock can be purchased through periodic payroll deductions at a discount from the market price. In addition, the Company provides medical and other miscellaneous benefits to executive officers that are generally available to Company employees. The amount of perquisites did not exceed 10% of total annual salary and bonus for any executive officer during the 1999 fiscal year.

Stock Option Cancellation and New Option Grants

     In November 1998, the Compensation Committee and Board of Directors authorized the cancellation of all outstanding stock options under the 1990 Plan held by then current employees and Board members and the granting of new options to such persons. The Compensation Committee and Board of Directors believed that the market price of the Company's common stock had been negatively affected by several factors, including general market factors, the Company's earnings performance and limited investment analyst coverage. As a result, the outstanding stock options, which had been granted at exercise prices ranging from $1.8750 to $12.3450 per share, no longer represented an effective retention or motivational incentive for employees to work to achieve long-term success for the Company. Therefore, the options were canceled and new options granted effective December 7, 1998 at an exercise price equal to the market price of the Common Stock on that date ($1.3125). Option vesting periods for the new options range from two to four years. The number of shares subject to the canceled options and new grants at the average option exercise price for each of the Named Executive Officers is as follows: Mr. Gordon -- 82,108 shares at an average exercise price of $6.37 per share; Mr. Collier -- 15,000 shares at an average exercise price of $5.94 per share; Mr. Haggerty -- 12,700 shares at an average exercise price of $6.25 per share; Mr. Richardson -- 29,100 shares at an average exercise price of $6.81 per share; and Mr. Waara -- 17,500 shares at an average exercise price of $5.18 per share.

                      CHIEF EXECUTIVE OFFICER COMPENSATION

Base Salary

     The base salary of the Chief Executive Officer is established by and is subject to adjustment by the Compensation Committee. For the 1999 fiscal year, the Chief Executive Officer's base salary was intended to be at approximately the 50th percentile of the base salaries for chief executive officers of the two comparative groups of companies referred to above. Other factors taken into consideration in the determination of the Chief Executive Officer's base salary include historical compensation practices at the Company and the general experience of the Compensation Committee members in dealing with compensation matters at other high-growth technology companies. In evaluating the performance and setting the base salary of the Chief Executive Officer, the Compensation Committee has taken into account the Company's financial performance and Mr. Gordon's individual performance. Mr. Gordon's base salary is $245,000. As a result of the Company's performance, Mr. Gordon did not receive an increase in his base salary in fiscal 1999.

Bonuses, Stock Option Awards and Loan Program

     Mr. Gordon did not receive a bonus for the 1999 fiscal year under the bonus plan because the Company did not meet the total revenue and net income goals set forth in the bonus plan. Mr. Gordon did receive the benefit of the

Company's stock option cancellation and new grants as described above. Mr. Gordon has not been granted any restricted stock under the 1990 Plan to date.

     During the 1999 fiscal year, Mr. Gordon did not defer any salary pursuant to the Deferred Compensation Program, and the Company did not make any matching or supplemental contribution to Mr. Gordon's deferred compensation account.

                   TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), should not affect the deductibility of compensation paid to the Company's executive officers for the foreseeable future. However, in 1994, the 1990 Plan was amended to comply with Section 162(m) in order that compensation resulting from stock options and certain other awards under the 1990 Plan will not be counted toward the $1,000,000 limit on deductible compensation under
Section 162(m). The Compensation Committee has not formulated any policy with respect to qualifying other types of compensation for deductibility under
Section 162(m).

         Nicholas J. Covatta, Jr.
         Michael Dexter-Smith
         Robert W. Fischer
         George E. Hubman
         Arch J. McGill

Members of the Compensation Committee

Severance Arrangements

     The Company has a policy under which its current executive officers are entitled to receive severance payments in the event that their employment is involuntarily terminated. Pursuant to this policy, Mr. Gordon would receive twelve months of severance pay and the other executive officers would receive six months.

Comparative Stock Performance

     The graph below compares the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the Total Return Index for Nasdaq Computer Manufacturing Stocks over the same period (assuming the investment of $100 in each on March 28, 1994, and the reinvestment of all dividends).


                Indices
         ---------------------
          Nasdaq      Nasdaq       Nasdaq
           (US)     (Comp Mfr)   (Carleton)
         --------   ----------   ----------

Mar-94   239.419      206.876     15.00000
Mar-95   266.363      247.032     64.37500
Mar-96   361.670      380.308     18.12500
Mar-97   401.825      415.860      7.18750
Mar-98   609.153      736.501      5.78125
Mar-99   819.869    1,459.679      2.12500

                   $100 Investment value
               ----------------------------

April 3, 1994       $100   $100   $100
April 2, 1995       $111   $119   $429
March 31, 1996      $151   $184   $121
March 30, 1997      $168   $201   $ 48
March 29, 1998      $254   $356   $ 39
March 28, 1999      $342   $706   $ 14

-----------------
(1) This index is composed of computer manufacturing companies (including the Company) traded on the Nasdaq Stock Market. As of March 28, 1999, this index included approximately 190 companies.

Item 12.  Security Ownership of Certain Beneficial Owners and Management

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth, as of June 30, 1999, certain information with respect to the beneficial ownership of Company's Common Stock by (i) each director of the Company, (ii) each of the Named Executive Officers, and (iii) all directors and executive officers of the Company as a group. No person is known by the Company to beneficially own more than 5% of the Company's Common Stock. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the Common Stock owned by them. The address of each of the following shareholders is the same as the Company.

                                                       Shares Beneficially Owned (1)
                                                    ------------------------------------
                      Name                             Number (2)          Percentage
------------------------------------------------    ----------------     ---------------
Robert D. Gordon (3)............................           8,621                *
Nicholas J. Covatta, Jr. (2)(4).................          17,600                *
Michael Dexter-Smith (2)........................          26,952                *
Robert W. Fischer (3)(5)........................          20,520                *
George E. Hubman (2)............................           9,200                *
Arch J. McGill (2)..............................          30,054                *
Alexander F. Collier (2)........................           4,470                *
David M. Haggerty (6)...........................           1,374                *
Travis M. Richardson (7)........................           2,000                *
Eugene E. Waara, Jr.............................             473                *
All directors and executive officers as a group
(10 persons) (8)................................         127,264              3.80%

---------------
*    Less than one percent.

(1) Beneficial ownership is determined in accordance with rules of the SEC, and includes voting power and/or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of June 30, 1998 are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the Company believes that the persons named in this table, based on information provided by such persons, have sole voting and investment power with respect to the shares of Common Stock indicated.

(2) Includes shares subject to options exercisable within 60 days of June 30, 1999 under the 1990 Plan as follows: Mr. Covatta, 6,000 shares; Mr. Dexter-Smith, 6,000 shares; Mr. Fischer, 14,000 shares; Mr. Hubman, 9,000 shares; and Mr. McGill, 6,000 shares. Also includes 4,070 shares subject to options held by Alexander F. Collier, Vice President - Development, that were rolled over from the former Carleton Corporation Option Plan and that are currently exercisable.

(3)  Includes 802 shares held in the Company's 401(k) plan for Mr. Gordon.

(4) Includes 2,000 shares held by Mr. Covatta as Trustee of Eastern Shore Nursery Incentive Plan and 2,000 shares held in an IRA for the account of Mr. Covatta.

(5) Includes 600 shares owned by Robert W. Fischer, Inc., a corporation controlled by Mr. Fischer.

(6)  Includes 174 shares held in the Company's 401(k) plan for Mr. Haggerty.

(7)  Includes 2,000 shares held in an IRA for the account of Mr. Richardson.

(8)  See notes (2) - (7) above.



Item 13.  Certain Relationships and Related Transactions

None.

                                   Signature

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  July 26, 1999             CARLETON CORPORATION


                                 By:   /s/ Robert D. Gordon
                                     --------------------------------------
                                     Robert D. Gordon
                                     Chairman of the Board,
                                     Chief Executive Officer
                                     and President

Robert D. Gordon*            Chairman of the Board,          )
                             Chief Executive Officer,        )
                             Chief Financial Officer,        )
                             Chief Accounting Officer,       )
                             President and Director          )
                             (Principal Executive Officer    )
                             and Principal Financial and     )
                             Accounting Officer)             )
                                                                *By: /s/ Robert D. Gordon
                                                                    ----------------------
                                                                    Robert D. Gordon
                                                                    Pro Se and Attorney-in-Fact
                                                            )
Nicholas J. Covatta, Jr.*    Director                       )
                                                            )
Michael Dexter-Smith*        Director                       )
                                                            )   Date:  July 26, 1999
                                                            )
Robert W. Fischer*           Director                       )
                                                            )
George E. Hubman*            Director                       )
                                                            )
Arch J. McGill*              Director                       )
                                                            )

                             Carleton Corporation

                               Index of Exhibits

                         Annual Report on Form 10-K405/A
                       For the Year Ended March 29, 1998

Exhibit                                                                          Page
Number                                  Description                              Number
  27           Financial Data Schedule                                   Electronically Filed

[ARTICLE] 5
[MULTIPLIER] 1,000

[PERIOD-TYPE]                   12-MOS
[FISCAL-YEAR-END]                          MAR-28-1999
[PERIOD-START]                             MAR-30-1998
[PERIOD-END]                               MAR-28-1999
[CASH]                                           3,233
[SECURITIES]                                         0
[RECEIVABLES]                                    2,201
[ALLOWANCES]                                        50
[INVENTORY]                                          0
[CURRENT-ASSETS]                                 5,545
[PP&E]                                           2,666
[DEPRECIATION]                                   1,845
[TOTAL-ASSETS]                                  10,781
[CURRENT-LIABILITIES]                            3,566
[BONDS]                                            174
[PREFERRED-MANDATORY]                                0
[PREFERRED]                                          0
[COMMON]                                           836
[OTHER-SE]                                       6,205
[TOTAL-LIABILITY-AND-EQUITY]                    10,781
[SALES]                                          1,755
[TOTAL-REVENUES]                                 5,559
[CGS]                                            3,270
[TOTAL-COSTS]                                    3,270
[OTHER-EXPENSES]                                11,645
[LOSS-PROVISION]                                     0
[INTEREST-EXPENSE]                                  73
[INCOME-PRETAX]                                (9,039)
[INCOME-TAX]                                         0
[INCOME-CONTINUING]                            (9,039)
[DISCONTINUED]                                     185
[EXTRAORDINARY]                                      0
[CHANGES]                                            0
[NET-INCOME]                                   (8,854)
[EPS-BASIC]                                   (2.65)
[EPS-DILUTED]                                   (2.65)

                                                                         ANNEX B

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 10-Q

(Mark One)
[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
    SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended October 3, 1999
                               ---------------

                                      OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE
    SECURITIES EXCHANGE ACT OF 1934

For the transition period from _____________________ to ________________

Commission file number 012378
                       ------

                             CARLETON CORPORATION
                             --------------------
            (Exact name of registrant as specified in its charter)

               Minnesota                             41-1349953
               ---------                             __________
     (State or other jurisdiction of   (I. R. S. Employer Identification Number)
      incorporation or organization)

        10729 Bren Road East, Minnetonka, Minnesota                55343
        -------------------------------------------                -----
         (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code  (612)  238-4000
                                                    ---------------

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

        Yes     X           No
             -------           --------

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.

Common Stock, $.25 par value                  3,349,804
----------------------------    ---------------------------------------
          Class                 Shares outstanding on November 17, 1999

Part I. Financial Information
                                                                                                    Page
        Item 1. Financial Statements

        Consolidated Statements of Operations - Three and Six Months Ended
        October 3, 1999 and September 27, 1998.......................................                  3

        Consolidated Balance Sheets - October 3, 1999 and March 28, 1999.............                  4

        Consolidated Statements of Cash Flows - Six Months Ended
        October 3, 1999 and September 27, 1998.......................................                  5

        Notes to Financial Statements................................................                  6

        Item 2. Management's Discussion and Analysis of Financial Condition and
        Results of Operations

        Liquidity and Capital Resources..............................................                  8

        Results of Operations........................................................                  9

 Part II. Other Information

        Item 1. Legal Proceedings....................................................                 16

        Item 2. Changes in Securities................................................                 16

        Item 3. Defaults Upon Senior Securities......................................                 16

        Item 4. Submission of Matters to a Vote of Security Holders..................                 16

        Item 5. Other Information....................................................                 16

        Item 6. Exhibits and Reports on Form 8-K.....................................                 16

Part I.  Financial Information

Item 1.  Financial Statements

Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)

                                                     Three Months Ended                 Six Months Ended
                                                Oct 3, 1999     Sept 27, 1998     Oct 3, 1999     Sept 27, 1998
                                              ---------------  ---------------  ---------------  ---------------
                                                                 (restated)       (restated)       (restated)
Revenues
    License                                         $    396         $     75         $    611         $    576
    Professional services                                595              595            1,261            1,116
    Other services                                       331              342              577              642
                                                    --------         --------         --------         --------
    Total Revenues                                     1,322            1,012            2,449            2,334

Costs of Revenues
    License                                              313              170              498              445
    Professional services                                685              699            1,370            1,289
    Other services                                        66               32              114               99
                                                    --------         --------         --------         --------
    Total Costs of Revenues                            1,064              901            1,982            1,833
                                                    --------         --------         --------         --------

    Gross Profit                                         258              111              467              501

Operating Expenses
    Research, development and engineering                804              902            1,576            1,830
    Selling, general and administrative                1,390            1,448            2,643            2,833
    Other charges                                        511              506            1,021            1,015
                                                    --------         --------         --------         --------
    Total Operating Expenses                           2,705            2,856            5,240            5,678
                                                    --------         --------         --------         --------
    (Loss) from Operations                          (  2,447)        (  2,745)        (  4,773)         ( 5,177)

Other Income (Expense)
    Investment income                                     13              108               40              260
    Interest expense and other                         (  17)           (  19)             (37)          (   37)
                                                    --------         --------         --------         --------
    Total Other Income (Expense)                       (   4)              89                3              223
                                                    --------         --------         --------         --------
(Loss) from Operations before Income Taxes           ($2,451)         ($2,656)         ($4,770)         ($4,954)
    Income tax expense                                     -                -                -                -
Net (Loss)                                           ($2,451)         ($2,656)         ($4,770)         ($4,954)
                                                    ========         ========         ========         ========

    (Loss) per Common Share - Basic and                ($.73)           ($.79)          ($1.42)          ($1.48)
    Diluted                                         ========         ========         ========         ========

    Weighted Average Shares Outstanding                3,348            3,343            3,347            3,333

See accompanying Notes to Financial Statements

Consolidated Balance Sheets
(Dollars in thousands)

                                                            (unaudited)
                                                            Oct 3, 1999       March 28, 1999
                                                         -----------------  ------------------
Assets
Current Assets
    Cash and cash equivalents                                    $    191            $  3,168
    Cash in escrow                                                     67                  65
    Accounts receivable - net                                       1,270               2,016
    Other                                                             241                 296
                                                                 --------            --------
    Total Current Assets                                            1,769               5,545

Property and Equipment
    Property and equipment                                          2,683               2,666
    Less accumulated depreciation                                  (2,008)             (1,845)
                                                                 --------            --------
    Net Property and Equipment                                        675                 821

Other Assets
    Intangible assets - net of accumulated amortization             2,863               4,184
    Capitalized software - net of accumulated                         192                 231
    amortization                                                 --------            --------
    Total Other Assets                                              3,055               4,415

    Total Assets                                                 $  5,499            $ 10,781
                                                                 ========            ========

Liabilities and Shareholders' Equity
Current Liabilities
    Accounts payable                                             $    934            $    183
    Accrued expenses                                                1,308               1,421
    Deferred revenue                                                  677                 962
    Note payable                                                      120               1,000
                                                                 --------            --------
    Total Current Liabilities                                       3,039               3,566

Long-term Notes Payable                                               180                 174

Shareholders' Equity
    Common stock - authorized 6,000,000 shares at $.25 par
    value; issued and outstanding at:
         October 3, 1999 - 3,349,244 shares
         March 28, 1999  - 3,345,918 shares                           837                 836


    Additional paid-in capital                                     62,786              62,779
    Retained deficit                                              (61,343)            (56,574)
                                                                 --------            --------
    Total Shareholders' Equity                                      2,280               7,041

    Total Liabilities and Shareholders' Equity                   $  5,499            $ 10,781
                                                                 ========            ========

See accompanying Notes to Financial Statements

Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

                                                                           Six Months Ended
                                                                      Oct 3, 1999       Sept 27, 1998
                                                                 -----------------  ------------------
                                                                                          (restated)
Operating Activities:
        Net Loss                                                           ($4,770)            ($4,954)
        Adjustments to reconcile net loss to net cash (used in)
        Operations:
        Depreciation                                                            162                 221
        Amortization                                                          1,360               1,321
        Accounts receivable                                                     535                 889
        Other assets                                                             55               (  74)
        Accounts payable, accrued expenses and deferred revenue                 565             ( 1,325)
                                                                           --------            --------
        Net cash (used in) operating activities                             ( 2,093)            ( 3,922)

Investing Activities:
        Purchases of property and equipment                                    ( 17)              (  61)
        Change in cash held in escrow                                         (   1)                669
                                                                           --------            --------
        Net cash flows from (used in) investing                                ( 18)                608
        activities

Financing Activities:
        Notes payable                                                       (   873)               ( 95)
        Other stock transactions including option                                 7                  62
        exercises                                                          --------            --------
        Net cash flows from (used in) financing                             (   866)               ( 33)
        activities                                                         --------            --------

        Net (decrease) in cash and cash equivalents                         ( 2,977)            ( 3,347)
        Beginning cash and cash equivalents                                   3,168              11,111
                                                                           --------            --------
        Ending cash and cash equivalents                                   $    191            $  7,764
                                                                           ========            ========

Supplemental disclosures of cash flow information:
        Cash paid for interest                                                   35                  39
        Cash paid for income taxes                                               18                   9

See accompanying Notes to Financial Statements

                         Notes to Financial Statements
                                  (Unaudited)

1.  Management Representation

    The accompanying unaudited interim financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of interim periods are not necessarily indicative of results for the year. These statements should be read in conjunction with the financial statements and related notes included in the Company's Annual Report on Form 10-K and Form 10-K/A for the year ended March 28, 1999.

2.  Fiscal Year

    The Company's fiscal year ends on the Sunday nearest March 31. Fiscal 2000 is a 53-week year. Fiscal 1999 was a 52-week year. The quarter ended October 3, 1999 is a 14-week quarter. The quarter ended September 27, 1998 was a 13-week quarter.

3.  Net Loss Per Share

    Net loss per share was computed using the weighted average number of common stock outstanding during the applicable period. There was no impact on the calculation of the net loss per share resulting from adoption of Financial Accounting Standards Board Statement No. 128, "Earnings Per Share."

4.  Reclassification

    Certain prior year items have been reclassified to conform to current year presentation.

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations


Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

This Quarterly Report on Form 10-Q contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause the Company's actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, the following: decreased demand for the Company's products; heightened competition; market acceptance risk; risk of lengthening sales cycles; risk of technological obsolescence of the Company's products; inability to manage the Company's cost structure; risks associated with sales of products outside the United States; increased expenses; failure to obtain new customers or retain existing customers; inability to carry out marketing and sales plans; loss or retirement of key executives; risks associated with the Company's dependence on proprietary technology, including those related to adequacy of copyright, trademark and trade secret protection; risks associated with single sources of supply for certain components used in the Company's products; and changes in interest rates. The Company cautions that any forward-looking statements made by the Company in this Form 10-Q or in other announcements made by the Company are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements, including without limitation the factors set forth on
Exhibit 99.1 to the Company's Annual Report on Form 10-K for the year ended March 28, 1999.

Merger Agreement

On November 9, 1999, Oracle Corporation and Carleton Corporation jointly announced a definitive merger agreement whereby Oracle Corporation will acquire Carleton Corporation. Under terms of the agreement, Oracle Corporation will acquire the common stock of Carleton Corporation for approximately $2.45 per share or $8.7 million in the aggregate. The transaction is intended to be accounted for using the purchase method. Completion of the merger agreement is subject to the approval of Carleton Corporation's shareholders and certain other closing conditions.

Restatement of Financial Statements

On October 31, 1997, the Company acquired the former Carleton Corporation in a transaction accounted for using the purchase method. In accordance with Accounting Principles Board Opinion No. 16, "Accounting for Business Combinations," the Company allocated costs of the acquisition to the assets acquired and liabilities assumed based on their estimated fair values using valuation methods believed to be appropriate at the time. The Company expensed in-process research and development (IPR&D) ($9.5 million) related to the acquisition in accordance with FASB Interpretation No. 4, "Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method."

In response to the Securities and Exchange Commission letter to the American Institute of Certified Public Accountants dated September 9, 1998 regarding its views on IPR&D, the Company re-evaluated its original IPR&D charge taken in connection with the acquisition. As a result of the re-evaluation, the Company revised the purchase price allocation and restated its financial statements for the fiscal year ended March 29, 1998. The effect of this restatement on the reported consolidated financial statements as of and for the fiscal year ended March 29, 1998 is disclosed in Note 4 to the Consolidated Financial Statements - "Acquisition of the former Carleton Corporation" included in Exhibit 13 to the Company's Annual Report on Form 10-K for the year ended March 28, 1999.

The Consolidated Statement of Operations for the three months and six months ended September 27, 1998 and the Consolidated Statement of Cash Flows for the six months ended September 27, 1998 included in this Quarterly Report on Form 10-Q differ from the statements originally filed in the Company's Quarterly Report on Form 10-Q for the quarter ended September 27, 1998 due to the retroactive effect of the restatement. As a result, the Company has increased the net loss for the three months and six months ended September 27, 1998 by $661,000 and $1,322,000, respectively, to $2,656,000 from $1,995,000 and
$4,954,000 from $3,632,000, respectively, and increased the amount of amortization of goodwill and developed technology by $661,000 and $1,322,000, respectively, to $661,000 from $0 and $1,322,000 from $0, respectively, from the amounts previously reported.

Additionally, the Consolidated Statement of Operations for the six months ended October 3, 1999 includes a reclassification of the amortization of the developed technology acquired in the acquisition of the former Carleton Corporation to costs of license revenues from other charges taken in the quarter ended June 27, 1999. The effect of this reclassification on the Consolidated Statement of Operations for the three months ended June 27, 1999 is to increase the costs of license revenues reported by $150,000 to $185,000 from $35,000 and to decrease the amount reported as other charges by $150,000 to $511,000 from $661,000.

Liquidity and Capital Resources

The Company had cash and cash equivalents of approximately $191,000 and $3,168,000 at October 3, 1999 and March 28, 1999, respectively. The Company does not anticipate any significant capital asset investment in the short term.

On August 27, 1999 the Company repaid its $1,000,000 note with U.S. Bank. The note was secured by investments of the Company. The note was repaid because the value of the investments that secured the note exceeded the amount of the note and the Company needed the excess for working capital purposes.

On August 23, 1999 the Company entered into an Accounts Receivable Purchase Agreement (the "Purchase Agreement") with Silicon Valley Bank (the "Bank"). Under terms of the Purchase Agreement, the Bank may purchase up to $2,000,000 of the Company's eligible accounts receivables, on a revolving basis, and advance cash to the Company against those purchased receivables at an annual interest rate of prime plus 4%. Pledged accounts receivables and certain other assets of the Company secure the line of credit balance. Additionally, the Company issued warrants to purchase 47,059 shares of the Company's common stock with an exercise price of $2.1250 per share to the Bank to secure the line of credit. On October 3, 1999 the balance of the loan was approximately $120,000, including accrued interest.

The Company has a negative working capital position as of October 3, 1999. The Company's current cash balances are not sufficient to fund operations of the Company through the end of fiscal 2000. The Company is currently relying upon funds available from Silicon Valley Bank under terms of the Purchase Agreement and extended payment terms with its trade vendors to maintain operations in the short term. In addition, the Company's worsening financial condition has become a concern to prospective customers of the Company's products. This concern has lengthened the sales closing cycle and required extra effort by the Company to close sales. Several prospective customers have eliminated the Company's products from consideration due to their concern about the Company's long-term viability. The Company has been working diligently toward resolving its long term liquidity needs during the past six months. To that end, as previously disclosed, the Company retained Dougherty Summit Securities LLC, an investment banking firm that specializes in financing emerging growth companies, to advise the Company on strategic financing alternatives. The Company has explored and evaluated several long-term financing options including the issuance of additional stock of the Company through a private placement, venture capital financing and the sale of part, or all, of the Company.

The Company eliminated the option of issuing additional stock primarily because projections of future working capital requirements showed that cash requirements needed to reach positive cash flow were far in excess of what the Company believed that it could reasonably expect to raise through a private placement and thus this option was not a long-term solution.

The Company explored the venture capital option in great detail. From the start, the pool of prospective investors was narrowed to those that are willing to invest in publicly held companies. Several investors indicated an interest in working with the Company, but the Company was unable to secure a lead investor. Similar to the option of issuing additional stock of the Company, management believed that the Company could not reasonably expect to raise enough capital through an initial infusion of venture capital financing to fund the Company's operations through to positive cash flow and therefore, the Company would need to obtain additional financing in twelve to fifteen months after the initial infusion.

In addition to pursuing a possible private placement of stock and venture capital financing, the Company also worked with Dougherty Summit Securities LLC to explore the possible sale of the Company. Management and Dougherty Summit Securities LLC began the process of contacting prospective buyers and generating interest. Three prospective buyers indicated enough interest to require some preliminary due diligence on their parts. After conducting due diligence with these parties, the Company determined that pursuing a possible merger with Oracle Corporation was the best strategic fit and offered the best potential value to the Company's shareholders. As a result, the Company entered into extensive discussions with Oracle regarding the terms of a possible merger. The lengthy due diligence and negotiation process with Oracle culminated with the signing of a definitive merger agreement on November 8, 1999 under which Oracle Corporation will acquire all of the outstanding common stock of the Company for approximately $2.45 per share or $8.7 million in the aggregate. Management of the Company believes that the merger agreement with Oracle is in the best interests of the Company's shareholders, customers and employees, and the Company expects to complete the transaction by February 2000. If the Company is unable to complete the transaction, it will need to obtain additional financing in order to maintain operations. There can be no assurance that the Company will be able to obtain additional financing on satisfactory terms, or at all. If the Company is unable to obtain additional financing, it will be forced to cease operations and may be forced to seek protection under bankruptcy laws.

Results of Operations

Three Months ended October 3, 1999

Revenues and Costs of Revenues
------------------------------

Total revenues for the Company in the quarter ended October 3, 1999 increased by $310,000, or 31%, to $1,322,000 from $1,012,000 in the quarter ended September 27, 1998. Increased license revenues more than offset the decrease in other services revenues and caused total revenues for the quarter to increase from the level of the comparable prior year quarter. Professional services revenues were flat between the two quarters compared. License revenues accounted for 30% of total revenues in the quarter ended October 3, 1999, compared to 7% of total revenues in the quarter ended September 27, 1998. Professional services revenues accounted for 45% of total revenues in the quarter ended October 3, 1999, compared to 59% of total revenues in the quarter ended September 27, 1998. Other services revenues accounted for 25% of total revenues in the quarter ended October 3, 1999, compared to 34% of total revenues in the quarter ended September 27, 1998. The Company believes that licensing revenues must grow significantly in total and as a proportion of total revenues in order to achieve profitability.

License revenues increased by $321,000, or 428%, to $396,000 in the quarter ended October 3, 1999, from $75,000 in the quarter ended September 27, 1998. The Company derived $190,000 of the license revenue in the quarter ended October 3, 1999 from its internally developed software and $206,000 from third party software that the Company sells under reseller agreements. License revenues were significantly less than the Company's forecast. Although the Company's products are increasingly well received by prospective customers, including a significant sale to Blue Cross and Blue Shield of Michigan that closed in the quarter, the Company continues to face a difficult and lengthy sales cycle that now includes overcoming prospective customer concerns regarding the Company's worsening financial condition. Costs of license revenues increased by $143,000, or 84%, to $313,000 in the quarter ended October 3, 1999, from $170,000 in the quarter ended September 27, 1998. The gross profit margin for license revenues increased to 21% from -127% in the previous year. The amortization of the developed technology acquired from the former

Carleton Corporation is the largest component of costs of license revenues in both quarters and is the cause of the negative gross profit margin in the quarter ended September 27, 1998. Unless license revenues increase significantly and the proportion of license revenues derived from the Company's internally developed software becomes the primary source of license revenues, the Company does not believe that the gross profit margin for license revenues will improve from current levels. The Company believes that in order to achieve profitability, license revenues must increase significantly over current levels and the gross profit margin from license revenues must improve significantly. There can be no assurance, however, that the Company will be able to realize either of these objectives.

Professional services revenues were flat in the quarter ended October 3, 1999, compared to the quarter ended September 27, 1998 at $595,000 in each quarter, which was consistent with the Company's forecasts. Costs of professional services decreased by $14,000, or 2%, to $685,000 in the quarter ended October 3, 1999, from $699,000 in the quarter ended September 27, 1998. The gross profit margin for professional services improved slightly to -15% from -17% in the previous year. Although professional services revenues showed gains in the latter part of the quarter ended October 3, 1999, the Company expects professional services revenues for the remainder of fiscal 2000 to lag behind those of the comparable periods in fiscal 1999. The Company expects the negative gross profit margin for the remainder of fiscal 2000 to improve slightly from that of the quarter ended October 3, 1999, although it will remain negative.

Other services revenues decreased by $11,000, or 3%, to $331,000 in the quarter ended October 3, 1999, from $342,000 in the quarter ended September 27, 1998, which was consistent with the Company's forecasts. The decrease was primarily the result of non-renewals for the Company's maintenance and support services by Passport customers that were acquired in the acquisition of the former Carleton Corporation. The Company believes that many of the non-renewals were due to computer hardware upgrades that customers have undertaken in connection with Year 2000 compliance because the non-renewals related primarily to the Company's older mainframe product. The Company expects other services revenues to increase above second quarter levels during the remainder of fiscal 2000. There can be no assurance, however, that the Company will be able to control the loss of customers through non-renewal of maintenance and service agreements and replace that loss through new installations at levels above the rate of attrition. Costs of other services revenues increased by $34,000, or 106%, to $66,000 in the quarter ended October 3, 1999, from $32,000 in the quarter ended September 27, 1998. The gross profit margin for other services revenues decreased to 80% from 90% between the two quarters compared. To improve customer support for the Company's Passport products, the Company increased the staffing level for its technical support group in the quarter ended June 27, 1999, and had anticipated that this action would result in a decreased gross profit margin. The Company anticipates that gross profit margins for other services revenues will remain stable at second quarter levels for the remainder of fiscal 2000.

Expenses
--------

Research, development and engineering expenses decreased by $98,000, or 11%, to $804,000 in the quarter ended October 3, 1999, from $902,000 in the quarter ended September 27, 1998. Research, development and engineering expenses consist primarily of personnel expenses, facility expenses and equipment and software expenses. The decrease in expenses is primarily the result of decreased equipment and software purchases ($18,000), decreased travel expenses ($14,000) and decreased facility-related expenses ($22,000) between the two quarters. If the Company can sustain operations, the Company anticipates continuing to invest in research, development and engineering at current expense levels during the remainder of fiscal 2000. The focus of the Company's fiscal 2000 investment in research, development and engineering will be in the areas of ease of use and increased functionality of the Company's existing products. No software costs were capitalized either in the quarter ended October 3, 1999, or in the quarter ended September 27, 1998.

Selling, general and administrative expenses decreased by $58,000, or 4%, to $1,390,000 in the quarter ended October 3, 1999, from $1,448,000 in the quarter ended September 27, 1998. Selling, general and administrative expenses consist primarily of personnel expenses, facility expenses and marketing and other professional fees. The decrease in expenses is primarily the result of the following factors: marketing expense reductions that were realized between the two quarters ($34,000); and decreased facility-related expenses ($25,000). The Company expects selling, general and administrative expenses to remain under comparable fiscal 1999 levels for the remainder of fiscal 2000.

Other charges increased by $5,000, or 1%, to $511,000 in the quarter ended October 3, 1999 from $506,000 in the quarter ended September 27, 1998. Other charges consist primarily of amortization of goodwill recorded in connection with the acquisition of the former Carleton Corporation.

Other Income and Expenses
-------------------------

The Company experienced net interest expense of $4,000 in the quarter ended October 3, 1999, compared to net interest income of $89,000 in the quarter ended September 27, 1998. The decline from net interest income to net interest expense is due to the decrease in funds that the Company had available to invest between the two quarters due to its need to fund its operating losses.

Six Months ended October 3, 1999

Revenues and Costs of Revenues
------------------------------

Total revenues for the Company in the six months ended October 3, 1999 increased by $115,000, or 5%, to $2,449,000 from $2,334,000 in the six months ended
September 27, 1998. Increased license revenues and professional services revenues more than offset the decrease in other services revenues and caused total revenues for the current period to increase from the level of the comparable prior year period. License revenues accounted for 25% of total revenues in both the six months ended October 3, 1999 and the six months ended September 27, 1998. Professional services revenues accounted for 51% of total revenues in the six months ended October 3, 1999 compared to 48% of total revenues in the six months ended September 27, 1998. Other services revenues accounted for 24% of total revenues in the six months ended October 3, 1999 compared to 27% of total revenues in the six months ended September 27, 1998. The Company believes that license revenues must grow significantly in total and as a proportion of total revenues in order to achieve profitability.

License revenues increased by $35,000, or 6%, to $611,000 in the six months ended October 3, 1999, from $576,000 in the six months ended September 27, 1998. The Company derived $405,000 of the license revenue in the six months ended October 3, 1999 from the Company's internally developed software and $206,000 from third party software that the Company sells under reseller agreements. License revenues were significantly less than the Company's forecast. Although the Company's products are increasingly well received by prospective customers, including a significant sale to Blue Cross and Blue Shield of Michigan that closed in the second quarter, the Company continues to face a difficult and lengthy sales cycle that now includes overcoming prospective customer concerns regarding the Company's worsening financial condition. Costs of license revenues increased by $53,000, or 12%, to $498,000 in the six months ended October 3, 1999, from $445,000 in the six months ended September 27, 1998. The gross profit margin for license revenues decreased to 18% from 23% between the six months compared. The amortization of the developed technology acquired from the former Carleton Corporation is the largest component of costs of license revenues in both periods compared. The royalties due to third party vendors for the software that the Company sells under reseller agreements is the cause for the decreased gross profit margin in the two periods compared. Unless license revenues increase significantly and the proportion of license revenues derived from the Company's internally developed software becomes the primary source of license revenues, the Company does not believe that the gross profit margin for license revenues will improve from current levels. The Company believes that in order to achieve profitability, license revenues must increase significantly over current levels and the gross profit margin from license revenues must improve significantly. There can be no assurance, however, that the Company will be able to realize either of these objectives.

Professional services revenues increased by $145,000, or 13%, to $1,261,000 from $1,116,000 in the six months ended October 3, 1999, compared to the six months ended September 27, 1998. Costs of professional services increased by $81,000, or 6%, to $1,370,000 in the six months ended October 3, 1999, from $1,289,000 in the six months ended September 27, 1998. The gross profit margin for professional services improved to -9% from -16% in the prior year. The improved gross profit margin in the six months ended October 3, 1999 is the result of an increased utilization rate of the professional services consultants during the first quarter ended June 27, 1999. The Company expects professional services revenues for the remainder of fiscal 2000 to lag behind those of the comparable periods of fiscal 1999. The Company expects the negative gross profit margin for the remainder of fiscal 2000 to decline slightly from that of the six months ended October 3, 1999 because it anticipates that the utilization rate of the professional services consultants will improve over the rate experienced in the quarter ended October 3, 1999.

Other services revenues decreased by $65,000, or 10%, to $577,000 in the six months ended October 3, 1999, from $642,000 in the six months ended September 27, 1998. The decrease was primarily the result of non-renewals for the Company's maintenance and support services by Passport customers acquired in the acquisition of the former Carleton Corporation. The Company believes that many of the non-renewals were due to computer hardware upgrades that customers have undertaken in connection with Year 2000 compliance because the non-renewals related primarily to the Company's older mainframe product. The Company expects other services revenues to increase above current levels during the remainder of fiscal 2000. There can be no assurance, however, that the Company will be able to control the loss of customers through non-renewal of maintenance and service agreements and replace that loss through new installations at levels above the rate of attrition. Costs of other services revenues increased by $15,000, or 15%, to $114,000 in the six months ended October 3, 1999 from $99,000 in the six months ended September 27, 1998. The gross profit margin for other services revenues decreased to 80% from 85% between the two periods compared. To improve customer support for the Company's Passport products, the Company increased the staffing level for its technical support group in the quarter ended June 27, 1999 and anticipated that this action would result in a decreased gross profit margin. The Company anticipates that gross profit margins for other services revenues will remain stable at current levels for the remainder of fiscal 2000.

Expenses
--------

Research, development and engineering expenses decreased by $254,000, or 14%, to $1,576,000 in the six months ended October 3, 1999, from $1,830,000 in the six months ended September 27, 1998. Research, development and engineering expenses consist primarily of personnel expenses, facility expenses and equipment and software expenses. The decrease in expenses is primarily the result of personnel expense savings ($85,000), decreased equipment and software purchases ($39,000), decreased travel expenses ($21,000) and decreased facility-related expenses ($48,000) between the two periods compared. If the Company can sustain operations, the Company anticipates continuing to invest in research, development and engineering at current expense levels during the remainder of fiscal 2000. The focus of the Company's fiscal 2000 investment in research, development and engineering will be in the areas of ease of use and increased functionality of the Company's existing products. No software costs were capitalized either in the six months ended October 3, 1999, or in the six months ended September 27, 1998.

Selling, general and administrative expenses decreased by $190,000, or 7%, to $2,643,000 in the six months ended October 3, 1999, from $2,833,000 in the six months ended September 27, 1998. Selling, general and administrative expenses consist primarily of personnel expenses, facility expenses and marketing and other professional fees. The decrease in expenses is primarily the result of the following factors: marketing expense reductions that were realized between the two periods ($67,000); and decreased facility-related expenses ($93,000). The Company expects selling, general and administrative expenses to remain under comparable fiscal 1999 levels for the remainder of fiscal 2000.

Other charges increased by $6,000, or less than 1%, to $1,021,000 in the six months ended October 3, 1999, from $1,015,000 in the six months ended September 27, 1998. Other charges consist primarily of amortization of goodwill recorded in connection with the acquisition of the former Carleton Corporation.

Other Income and Expenses
-------------------------

Net interest income decreased by $220,000, or 99%, to $3,000 in the six months ended October 3, 1999, from $223,000 in the six months ended September 27, 1998. The decrease in net interest income is due to the decrease in funds that the Company had available to invest between the two periods because of its need to fund its operating losses.

Year 2000 Compliance

Introduction
------------

The Company relies heavily on sophisticated information technology ("IT") and non-information technology ("Non-IT") for its business operations. In addition, the Company's products consist of sophisticated software products that interface directly with customers' information technology systems. The Company's Year 2000
(Y2K) compliance issues are, therefore, broad and complex. The Company established a Y2K Committee in December 1998 to coordinate and support the Company's Y2K compliance effort.

The Company's Y2K compliance efforts are focused on business-critical items. Hardware, software (including the Company's software products), systems, technologies and applications are considered "business-critical" if a failure would have a material adverse effect on the Company's business, financial condition or results of operations. The Company's Y2K compliance effort was sidetracked during the quarter ended October 3, 1999 primarily because of the effort to obtain a long-term solution to the Company's financial problems. Two key members of the Company's Y2K Committee were also involved in the due diligence process that culminated with the November 8, 1999 signing of a definitive merger agreement between the Company and Oracle Corporation whereby Oracle Corporation will acquire the Company. Because of this conflict, the Committee was unable to complete its written contingency plan by September 30, 1999 as planned. The Company still believes that it will achieve Y2K compliance prior to January 1, 2000.

Carleton Corporation Software Products
--------------------------------------

The Company has, and continues to, take significant actions to ensure Y2K compliance with customers' use of the Carleton family of data integration tools. The Company has developed a comprehensive suite of Y2K tests and has performed those tests against its products. The testing of Enterprise Integrator 4.3.1 (now named Pure Integrate), Passport 5.1 for the Mainframe, Passport 5.7.02 (now named Pure Extract) and Pure Dimension has been completed, and these products meet the Company's Y2K compliance requirements. The Company completed the shipment of Y2K compliant versions of its software products to all customers current on their support agreements during the quarter ended June 27, 1999.

Although the Company believes its Y2K testing has been extensive and rigorous, in the event that unforeseen compliance issues arise, they will be corrected and delivered to customers as part of the support agreements between the customer and the Company. The Company will also take steps to ensure that all releases subsequent to the above releases and all new products will also be Y2K compliant.

Internal Business-Critical Infrastructure and Applications Software
--------------------------------------------------------------------

The Company's compliance efforts for all business-critical infrastructure and applications software ("IT Systems") had been substantially completed as of June 27, 1999. The Company has inventoried all of its IT Systems. All of the Company's internal hardware systems are Y2K compliant. The software packages that the Company uses for internal processing to support its operations and to support its ongoing development efforts are obtained from outside vendors. The Company has acquired and installed Y2K compliant versions of all of its externally supplied software packages. These products are in operation.

Interfaces with Material Third Parties
--------------------------------------

The Company is making concerted efforts to understand the Y2K status of third parties, including property owners of the Company's leased office facilities, telecommunications vendors, utilities, banks, payroll processors and the trustee of the Company's 401(k) Investment and Savings Plan. The Y2K non-compliance of any of these third parties could have a material adverse effect on the Company's business, financial condition or results of operations. The Company is actively encouraging Y2K compliance on the part of third parties and is developing contingency plans in the event of their Y2K non-compliance.

The Company's vendor and product compliance program includes the following tasks: assessing vendor compliance status; tracking vendor compliance progress; addressing contract and lease language; developing contingency plans, including identifying alternate suppliers and assessing the availability of redundant or backup sources; and sending questionnaires. The Company is requesting assurances from its vendors and other third party suppliers that they are addressing Y2K issues and that the products and services purchased by the Company from these vendors and suppliers will function properly in the year 2000 and beyond. If third parties fail to respond to these questionnaires, the Company sends further mail or phone correspondence. Continued failure to respond to these questionnaires could lead to replacement of these vendors or other third party suppliers. The Company is satisfied that its material third party vendors are or will be Y2K compliant by January 1, 2000.

Costs to Address Y2K Compliance
-------------------------------

The total estimated cost for resolving the Company's Y2K issues is not expected to exceed $110,000, of which approximately $100,000 has been spent through October 3, 1999. This includes the cost of testing the Company's products for Y2K compliance and costs relating to internal processing systems or vendor-provided systems that may be incurred in making such systems Y2K compliant. Estimates of Y2K costs are based on numerous assumptions, and there can be no assurance that the estimates are correct or that actual costs will not be materially greater than anticipated.

Contingency Planning and Risks
------------------------------

The Company has begun developing contingency plans for Y2K non-compliance. These plans include identifying alternate suppliers, vendors, procedures, conducting staff training and developing communication plans. Any significant incremental costs associated with these plans will not become known until these plans are fully developed. The Company's standing Y2K Committee has been assigned the task of developing and coordinating the Y2K non-compliance contingency plan. The Company's goal is to complete its Y2K non-compliance contingency plan by December 15, 1999.

Based on its assessments to date, the Company does not believe that it will experience any material disruption of its internal information processing, interfacing with customers or processing of orders and billing due to Y2K non-compliance. However, if certain critical third-party providers, such as those providers supplying electricity, water or telephone service, experience difficulties resulting in disruption of service to the Company, a shutdown of certain of the Company's operations at individual facilities could occur for the duration of the disruption. The Company believes that the greatest Y2K exposure exists in the following areas: failure of the electric infrastructure and failure of the telecommunications (both voice and data) infrastructure. All of the Company's major utility and telephone service providers have assured the Company that they are or will be Y2K compliant by January 1, 2000. A temporary slowdown or cessation of operations at one or more of the Company's facilities could result in delays in meeting customers' orders, the timing of billings to and receipt of payment from customers and could result in complaints, charges or claims. The Y2K non-compliance of customers could potentially delay the receipt of orders for the Company's products and also the timing of payments for products already delivered.

The Company believes that its Y2K compliance program, including related contingency planning, should significantly lessen the possibility of significant interruptions of normal operations. While costs related to the Y2K non-compliance of third parties, business interruptions, litigation and other liabilities related to Y2K issues could materially and adversely affect the Company's business, results of operations and financial condition, the Company believes its Y2K compliance effort will enable the Company to manage its Y2K transition without any material adverse effect on its business, financial condition or results of operations.

The most reasonably likely worst-case scenario of failure by the Company or its suppliers or customers to resolve Y2K issues could potentially be a temporary slowdown or cessation of operations at one or more of the Company's facilities and/or a temporary inability on the part of the Company to process orders in a timely manner and to deliver finished products to customers. Delays in meeting customers' orders could potentially affect the timing of billings to and payments received from customers and could result in complaints, charges or claims. Customers' Y2K issues could potentially also delay the receipt of orders for the Company's products and also the timing of payments to the Company for products already delivered.

Part II. Other Information


Item 1. Legal Proceedings

         None.

Item 2. Changes in Securities

         None.

Item 3. Defaults Upon Senior Securities

         None.

Item 4. Submission of Matters to a Vote of Security Holders

         None.

Item 5.  Other Information

         None.

Item 6. Exhibits and Reports on Form 8-K

         (a)  Exhibits

              27.1  Financial Data Schedule

         (b)  Reports on Form 8-K

              Carleton Corporation filed a Current Report on Form 8-K dated November 8, 1999, in which it reported that it had entered into a definitive merger agreement under which the Company would be merged with and into a wholly owned subsidiary of Oracle Corporation.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     CARLETON CORPORATION

Date: November 22, 1999              By   /s/ Robert D. Gordon
                                          --------------------
                                         Robert D. Gordon
                                         President and Chairman of the Board,
                                         Chief Executive Officer,
                                         Chief Financial Officer and
                                         Chief Accounting Officer

[ARTICLE] 5
[MULTIPLIER] 1,000

[PERIOD-TYPE]                   3-MOS                   6-MOS
[FISCAL-YEAR-END]                          APR-02-2000             APR-02-2000
[PERIOD-START]                             JUN-28-1999             MAR-29-1999
[PERIOD-END]                               OCT-03-1999             OCT-03-1999
[CASH]                                             258                       0
[SECURITIES]                                         0                       0
[RECEIVABLES]                                    1,319                       0
[ALLOWANCES]                                        49                       0
[INVENTORY]                                          0                       0
[CURRENT-ASSETS]                                 1,769                       0
[PP&E]                                           2,683                       0
[DEPRECIATION]                                   2,008                       0
[TOTAL-ASSETS]                                   5,499                       0
[CURRENT-LIABILITIES]                            3,039                       0
[BONDS]                                            180                       0
[PREFERRED-MANDATORY]                                0                       0
[PREFERRED]                                          0                       0
[COMMON]                                           837                       0
[OTHER-SE]                                       1,443                       0
[TOTAL-LIABILITY-AND-EQUITY]                     5,499                       0
[SALES]                                            396                     611
[TOTAL-REVENUES]                                 1,322                   2,449
[CGS]                                            1,064                   1,982
[TOTAL-COSTS]                                    1,064                   1,982
[OTHER-EXPENSES]                                 2,705                   5,240
[LOSS-PROVISION]                                     0                       0
[INTEREST-EXPENSE]                                  17                      37
[INCOME-PRETAX]                                (2,451)                 (4,770)
[INCOME-TAX]                                         0                       0
[INCOME-CONTINUING]                            (2,451)                 (4,770)
[DISCONTINUED]                                       0                       0
[EXTRAORDINARY]                                      0                       0
[CHANGES]                                            0                       0
[NET-INCOME]                                   (2,451)                 (4,770)
[EPS-BASIC]                                      (.73)                  (1.42)
[EPS-DILUTED]                                    (.73)                  (1.42)

                                                                         ANNEX C





November 11, 1999


Board of Directors
Carleton Corporation
10729 Bren Road East
Minnetonka, MN 55343

Members of the Board:

         You have requested our opinion as to the fairness, from a financial point of view, of the consideration to be received by the holders of common stock of Carleton Corporation ("Carleton" or the "Company") in connection with the proposed acquisition (the "Acquisition") of the Company by DM Acquisition Corp., a wholly owned subsidiary (the "Acquisition Subsidiary") of Oracle Corporation ("Acquiror"). Pursuant to the terms of an agreement of merger among the Company, the Acquiror and the Acquisition Subsidiary (the "Merger Agreement"), the shareholders of Carleton will receive $2.45 in cash in exchange for each share of common stock. The terms and condition of the Acquisition are more fully set forth in the Merger Agreement dated as of November 8, 1999.

         Dougherty Summit Securities LLC ("DSS"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, initial and secondary underwritings, private placements and valuations for estate, corporate and other purposes.

In developing our opinion, we have, among other things:

                  1. Reviewed Carleton's annual reports on Form 10-K for the three fiscal years ended March 31,1999 and the quarterly report on Form 10-Q for the three months ended June 30, 1999;

                  2. Reviewed certain internal financial statements and other financial and operating data concerning Carleton prepared by the management of Carleton;

                  3. Reviewed financial projections and certain operating data with respect to the future business prospects of Carleton prepared by the management of the Company;

Board of Directors
Carleton Corporation
November 11, 1999
Page Two


                  4. Discussed the past and current operations and financial condition and the prospects of Carleton with management of Carleton;

                  5. Reviewed the reported prices and trading activity for Carleton common stock;

                  6. Compared the financial performance of Carleton and the prices and trading activity of the common stock with that of certain other publicly-traded companies that we deemed relevant;

                  7. Reviewed the financial terms, to the extent publicly available, of certain acquisition transactions that we deemed relevant;

                  8. Participated in certain discussions and negotiations among representatives of the Company and Oracle and the Company's legal advisor;

                  9. Reviewed the Merger Agreement dated as of November 8, 1999; and

                  10. Performed such other analyses, inquiries and investigations as we deemed appropriate.

         In our review and analysis, and in arriving at our opinion, we have relied upon without independent verification and assumed the completeness and accuracy of all the factual, historical, financial and other information and data publicly available or furnished to us and oral statements made to us by Carleton. Furthermore, we have relied on the assurances of management of the Company that the financial projections provided to us were reasonably prepared on bases reflecting the best currently available estimates and judgements of the senior management of Carleton. In addition, we have not made nor been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Carleton. Furthermore, our opinion is based on economic, stock market and other conditions as they exist and can be evaluated as of the date hereof.

         This opinion has been prepared for the use of the Board of Directors of Carleton in their evaluation of the Acquisition and does not constitute a recommendation to the Board of Directors or to any stockholder with respect to whether to vote in favor of the Acquisition. We hereby consent, however, to the inclusion of this opinion as an exhibit to Carleton's proxy statement distributed in connection with the Acquisition.

         Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the per share consideration to be received by the Carleton stockholders pursuant to the Acquisition is fair, from a financial point of view, to such stockholders.

                                            Very truly yours,


                                            DOUGHERTY SUMMIT SECURITIES LLC

                               Agreement of Merger

                             dated November 8, 1999



                                      among

                               Oracle Corporation

                              DM Acquisition Corp.

                                       and

                              Carleton Corporation

                               TABLE OF CONTENTS

                                                                            PAGE

Section 1     The Merger.......................................................1

       1.1    The Closing......................................................1

       1.2    Effective Date of Merger.........................................1

       1.3    Effects of Merger................................................1

Section 2     Representations and Warranties of the Company....................1

       2.1    Capital Stock....................................................1

       2.2    Organization; Good Standing......................................3

       2.3    Authority; Enforceability........................................3

       2.4    No Violation.....................................................3

       2.5    Subsidiaries, Other Interests....................................4

       2.6    Financial Statements.............................................4

              (a)   Financial Statements.......................................4

              (b)   Certain Indebtedness.......................................4

              (c)   Absence of Certain Liabilities.............................4

              (d)   Absence of Certain Changes.................................5

       2.7    Taxes............................................................5

       2.8    Title to Properties..............................................6

       2.9    Inventories......................................................7

       2.10   Accounts Receivable..............................................7

                               TABLE OF CONTENTS
                                   (Continued)

                                                                            PAGE

       2.11   Leases...........................................................7

       2.12   Facilities, Equipment............................................7

       2.13   Insurance........................................................7

       2.14   Employment and Benefit Matters...................................8

       2.15   Contracts.......................................................10

       2.16   Officers and Directors..........................................10

       2.17   Corporate Documents.............................................10

       2.18   Legal Proceedings...............................................10

       2.19   Compliance with Instruments, Orders and Legal Requirements......11

       2.20   Permits.........................................................11

       2.21   Intellectual Property...........................................11

       2.22   Capital Expenditures............................................15

       2.23   Environmental Matters...........................................15

       2.24   Illegal Payments................................................15

       2.25   SEC Information.................................................15

       2.26   Board of Directors Approval; Fairness Opinion...................16

       2.27   Representations.................................................16

Section 3     Representations and Warranties of Buyer.........................16

                               TABLE OF CONTENTS
                                   (Continued)

                                                                            PAGE

       3.1    Organization, Standing of Buyer and Buyer Subsidiary............16

       3.2    Authority; Enforceability.......................................16

       3.3    Litigation......................................................17

Section 4     Conditions to Obligations of Buyer and Buyer Subsidiary at
              Closing.........................................................17

       4.1    Representations and Warranties..................................17

       4.2    Proxy Statement.................................................17

       4.3    Closing Certificate.............................................17

       4.4    Performance.....................................................18

       4.5    Stockholder Approval; Dissenting Notices........................18

       4.6    Third-Party Action..............................................18

       4.7    Opinion of Counsel..............................................18

       4.8    Transactional Litigation........................................18

       4.9    Interim Events..................................................18

       4.10   Management Changes, Technical Employees.........................19

       4.11   Warrants........................................................19

       4.12   Employment and Noncompetition Agreements........................19

       4.13   Transaction Expenses............................................19

       4.14   Corporate and Other Proceedings.................................19

                               TABLE OF CONTENTS
                                   (Continued)

                                                                            PAGE

Section 5     Conditions to Company's Obligations at Closing..................19

       5.1    Representations and Warranties..................................19

       5.2    Closing Certificate.............................................19

       5.3    Performance.....................................................19

       5.4    Stockholder Approval............................................19

       5.5    Third-Party Action..............................................20

       5.6    Transactional Litigation........................................20

       5.7    Corporate and Other Proceedings.................................20

Section 6     Covenants of Company, Subsidiary and Buyer......................20

       6.1    Non-Disclosure..................................................20

       6.2    Nonsurvival of Representations and Warranties...................20

       6.3    Termination of this Agreement; Termination Fee..................21

       6.4    Reasonable Business Efforts, No Inconsistent Action.............21

       6.5    Access..........................................................21

       6.6    No Solicitation or Negotiation..................................21

       6.7    Interim Financial Information...................................24

       6.8    Interim Conduct of Business.....................................24

       6.9    Section 338 Election; Tax Status................................24

                               TABLE OF CONTENTS
                                   (Continued)

                                                                            PAGE

       6.10   Option to Purchase..............................................25

       6.11   SEC Reports.....................................................28

       6.12   Stock Option Plan, Stock Purchase Plan..........................28

       6.13   Notice of Certain Events........................................28

       6.14   Takeover Statutes...............................................29

       6.15   Pay-Off.........................................................29

Section 7     Miscellaneous...................................................29

       7.1    No Brokers, Finders.............................................29

              (a)   Company...................................................29

              (b)   Buyer.....................................................30

       7.2    Expenses........................................................30

       7.3    Complete Agreement; Waiver and Modification; No Third Party
              Beneficiaries...................................................30

       7.4    Notices.........................................................30

       7.5    Law Governing...................................................31

       7.6    Headings; References; "Hereof;" Interpretation..................31

       7.7    Successors and Assigns..........................................31

       7.8    Counterparts, Separate Signature Pages..........................32

       7.9    Severability....................................................32

Section 8     Glossary........................................................32

                                                                         ANNEX D

                               Agreement of Merger



         This Agreement of Merger dated November 8, 1999 is entered into by Oracle Corporation, a Delaware corporation (the "Buyer"), DM Acquisition Corp., a Minnesota corporation and wholly owned subsidiary of the Buyer ("Buyer Subsidiary"), and Carleton Corporation, a Minnesota corporation (the "Company"). The Company is a developer and marketer of enterprise data warehousing and custom data management software, including without limitation the Pure-View customer data management solution (the "Business"). The Company is the successor by merger to Apertus Technologies, Inc., a Minnesota corporation, and Carleton Corporation, a Massachusetts corporation ("Old Carleton").

         Capitalized terms used herein have the meanings stated in Section 8.

         The Buyer and the Company desire that the Buyer acquire the Company through a merger of Buyer Subsidiary with and into the Company (the "Merger"), and the Company desires to consummate the Merger, under the terms of this Agreement.

         Therefore, in consideration of the mutual agreements contained herein, the parties hereby agree as follows:

Section 1 The Merger

         1.1 Closing. The closing (the "Closing") under this Agreement shall take place at the offices of Dorsey & Whitney LLP within three business days after the satisfaction (or waiver by the party entitled to waive) of all conditions stated in Sections 4 and 5, or at such other place or on such other date as the parties may agree in writing.

         1.2 Effective Date of Merger. The Merger shall take effect upon filing of articles of merger with respect to the Plan of Merger in the form attached as Exhibit A (the "Plan of Merger") with the Minnesota Secretary of State in accordance with Minnesota law (the "Effective Time").

         1.3 Effects of Merger. The effects of the Merger are set forth in the Plan of Merger.

Section 2 Representations and Warranties of the Company

         2.1 Capital Stock.

         (a) The authorized and outstanding capital stock of the Company, as of November 3, 1999, is as follows:

                                        Shares
          Designation of Class         Authorized       Shares Outstanding

          Common Stock, par value      6,000,000             3,349,244
          $.25 per share

There is no capital stock of the Company authorized or outstanding except as stated in this Section 2.1(a). The outstanding Stock Rights of the Company, as of November 3, 1999, are as follows:

                                             Class of       Shares Subject to
      Designation of Stock Right              Stock           Stock Right

      Options under 1990 Long Term            Common             333,675
      Incentive Plan

      Options under the 1994 Stock Option     Common              38,509
      Plan of Old Carleton


      Warrants assumed on acquisition of      Common              26,469
      Old Carleton

      Warrants issued to Silicon Valley       Common              47,059
      Bank

      Rights under Amended and Restated       Common      One-half of the number
      Rights Agreement dated as of                               of Common Stock
      September 4, 1996 (the "Rig                       outstanding from time to
                                                                            time

There are no Stock Rights outstanding with respect to the Company except as set forth in this Section 2.1(a), and the terms of such Stock Rights are as set forth in Schedule 2.1. Except as disclosed in Schedule 2.1, the Company is not a party to any stockholders agreement, registration rights agreement, repurchase agreement or other Contract with respect to capital stock or Stock Right issued or to be issued by it.

         (b) All of the issued and outstanding capital stock of the Company has been duly and validly authorized and issued and is fully paid and non-assessable, and has not been issued in violation of any preemptive or similar rights of any stockholder or any applicable securities law. Except as disclosed in Schedule 2.1, no Person has any right to require the Company to redeem, purchase or otherwise reacquire any capital stock issued by the Company or any Stock Rights with respect to any capital stock issued by the Company. There are no preemptive or similar rights in respect of any capital stock of the Company except as set forth in Schedule 2.1.

         (c) Except for the Rights, the Company has never declared or paid any dividend or made any distribution in respect of any of its capital stock or any Stock Rights with respect thereto. Since June 27, 1999, except as set forth in
Schedule 2.1, the Company has not directly or indirectly redeemed, purchased or otherwise acquired any of the capital stock issued by it or any Stock Rights with respect thereto.

         2.2 Organization; Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of Minnesota and has all requisite corporate power and authority to own, lease and operate its Properties and to conduct the Business as currently conducted. Schedule 2.2 sets forth (i) each jurisdiction in which the Company is qualified to do business as a foreign corporation, (ii) the jurisdiction of incorporation of each Subsidiary and

(iii) each jurisdiction in which a Subsidiary is qualified to do business as a foreign corporation. Except as set forth in Schedule 2.2, the Company and each Subsidiary is in good standing in each jurisdiction shown in Schedule 2.2, and neither the Company nor any Subsidiary is required to qualify to do business as a foreign corporation in any other jurisdiction in which the failure to so qualify would have a Material Adverse Effect. Neither the Company nor any Subsidiary is a partner in any general or limited partnership or a member in any limited liability company.

         2.3 Authority; Enforceability. The Company has all requisite power and authority under applicable corporate law to execute and deliver this Agreement and to perform the transactions contemplated hereby and, subject to approval of the Plan of Merger by the stockholders of the Company as contemplated hereby (the "Stockholder Approval"), to consummate the Merger. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company (subject to the Stockholder Approval), and no other approval on the part of the Company is necessary under applicable corporate law for the execution, delivery and performance of this Agreement. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to general limitations on the availability of equitable remedies and the effect of bankruptcy, insolvency, reorganization and other laws of general application affecting the enforcement of creditors' rights.

         2.4 No Violation. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate or conflict with the articles of incorporation or by-laws of the Company or any Subsidiary, or, to the knowledge of the Company, violate any Legal Requirement or Order applicable to the Company or any Subsidiary. The execution and delivery of this Agreement and, except as set forth in Schedule 2.4, the consummation of the transactions contemplated hereby do not and will not (i) require any Third-Party Action with respect to the Company or any Subsidiary under, or (ii) conflict with or constitute a default under, or result in the acceleration or right of acceleration of any obligations, or any termination or right of termination under, (x) as of the date hereof, any Contract, (y) as of the Effective Time, any Contract (other than a Designated Contract) where such failure to secure Third-Party Action, conflict, default, acceleration or termination would have a Material Adverse Effect or (z) as of the Effective Time, any Designated Contract. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in the creation or imposition of any Lien, claim, charge, restriction, equity or encumbrance of any kind upon or give any Person any interest or right in or with respect to any of the Properties, assets, business or Contracts of the Company or any Subsidiary pursuant to a Designated Contract. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in the creation or imposition of any material Lien, claim, charge, restriction, equity or encumbrance of any kind upon or give any Person any interest or right in or with respect to any of the Properties, assets, business or Contracts of the Company or any Subsidiary due to anything other than a Designated Contract.

         2.5 Subsidiaries, Other Interests. Except as set forth in Schedule 2.5, neither the Company nor any Subsidiary beneficially owns, directly or indirectly, any Equity Interest in or debt obligation (except as a creditor in the ordinary course of business and except for debt obligations of the Company or a Subsidiary as specified in Schedule 2.5) of, any Person. The owner shown in
Schedule 2.5 owns the interest shown free and clear of all Third-Party Rights.

         2.6 Financial Statements.

         (a) Financial Statements. Except as set forth in Schedule 2.6(a), the audited consolidated balance sheets and consolidated statements of operations and retained earnings and of cash flows for the Company at and for each of the years ended March 28, 1999 (the "Last Fiscal Year-End"), March 29, 1998 and March 30, 1997 (the "Audited Statements") and the unaudited consolidated balance sheets and consolidated statements of operations and cash flows for the Company at and for the period ended June 27, 1999 (the "Interim Statements" and, together with the Audited Statements, the "Financial Statements") fairly present the consolidated financial condition of the Company at the dates indicated and the consolidated results of operations and cash flows of the Company for the periods indicated in accordance with GAAP consistently applied throughout the periods indicated (except as stated therein and, in the case of the Interim Statements, the omission of certain footnote disclosures and subject to normal year-end adjustments).

         (b) Certain Indebtedness. Schedule 2.6(b) sets forth all obligations of the Company and its Subsidiaries with respect to borrowed money, debt securities, capitalized leases and the deferred payment of the purchase price of property or services over an original term of 6 months or more, and the Property of the Company, if any, subject to a Lien to secure any of such obligations.
Schedule 2.6(b) also sets forth a complete and accurate summary of all adjustments and offsets made by the Company to the notes issued in the acquisition of Old Carleton and of all responses thereto, if any. The adjustments and offsets summarized therein were made in compliance with the applicable provisions of the agreements under which such notes were issued.

         (c) Absence of Certain Liabilities. Neither the Company nor any Subsidiary has any liability or obligation of any nature, whether absolute, accrued, contingent or otherwise, arising out of acts or omissions heretofore occurring, or circumstances currently or heretofore existing, except: (i) as expressly set forth in this Agreement (including without limitation disclosures in the Schedules hereto); (ii) as accrued in the balance sheet included in the Interim Statements (the "Interim Balance Sheet"); (iii) for liabilities and obligations incurred since the date of the Interim Balance Sheet in the ordinary course of business consistent in nature and amount with past practice; and (iv) liabilities and obligations of a kind not required to be accrued in a balance sheet at the date hereof prepared in accordance with GAAP which individually (or in the aggregate for related events, transactions, defects or circumstances) will not subject the Company or any Subsidiary to obligations in excess of $50,000.

         (d) Absence of Certain Changes. Since the date of the Interim Balance Sheet, except as set forth in Schedule 2.6(d):

                  (i) The Company and each Subsidiary has operated their consolidated business in the ordinary course.

                  (ii) There has been no change or changes which, individually or in the aggregate, has or have had or is or are reasonably likely to have a Material Adverse Effect.

                  (iii) There has not been any damage, destruction or condemnation known to the Company with respect to Property having an aggregate net book value on the Company's consolidated books in excess of $50,000, net of any insurance recoveries.

                  (iv) There has not been any material change in the accounting methods, practices or principles of the Company.

                  (v) Neither the Company nor any Subsidiary has sold, transferred or otherwise disposed of (or agreed or committed to sell, transfer or otherwise dispose of) any Property other than the sale of inventory in the ordinary course, or canceled, compromised, released or assigned any debt or claim in its favor, where the aggregate amount of such sales, transfers, dispositions, cancellations, compromises, releases or assignments exceeds $50,000.

                  (vi) Neither the Company nor any Subsidiary has instituted, settled or agreed to settle any litigation, action or proceeding before any Governmental Agency.

                  (vii) Neither the Company nor any Subsidiary has assumed, guaranteed, endorsed or otherwise become responsible (or otherwise agreed to become responsible) for the obligations of any other Person, except for the endorsement of negotiable instruments in the ordinary course of business.

                  (viii) Neither the Company nor any Subsidiary has granted (or agreed or committed to grant) any increase in compensation or fringe benefits other than normal salary increases consistent with prior periods.

                  (ix) Neither the Company nor any Subsidiary has entered into any licensing or other Contract with regard to the acquisition or disposition of any material Intellectual Property other than non-exclusive licenses granted in the ordinary course of business consistent with past practice.

         2.7 Taxes. Except as set forth in Schedule 2.7:

         (a) The Company and each Subsidiary has properly completed and filed, within the time and in the manner prescribed by law, all Tax returns and other documents required to be filed in respect of all Taxes, and all such returns and other documents are true, correct and complete. The Company has furnished to the Buyer copies of all income Tax returns of the Company for the past three years. The Company and each Subsidiary has, within the time and in the manner prescribed by law, paid all Taxes that are due and payable. The Company has established reserves on its consolidated books that are at least equal to those required by GAAP.

         (b) (i) None of such returns contained a disclosure statement under
         Section 6662 of the Code or any similar provision of foreign law;

                  (ii) The Company has not received written notice from any federal or foreign taxing authority asserting any deficiency against the Company or any Subsidiary or claim for additional Taxes in connection therewith, other than any deficiency or claim which has been previously settled or for which appropriate reserves are included in the Interim Statements;

                  (iii) There is no pending action, audit, proceeding or investigation with respect to the assessment or collection of federal or foreign Taxes or a claim for refund made by the Company or any Subsidiary with respect to federal or foreign Taxes previously paid;

                  (iv) All amounts that are required to be collected or withheld by the Company and each Subsidiary with respect to federal or foreign Taxes have been duly collected or withheld, and all such amounts that are required to be remitted to any federal or foreign taxing authority have been duly remitted;

                  (v) No audit has been conducted of any federal or foreign income tax return filed by the Company or any Subsidiary. The time during which such returns remain open for examination has expired in accordance with applicable statute and regulations, except for those returns for which the normally applicable statutory/regulatory period has not yet elapsed;

                  (vi) Neither the Company nor any Subsidiary has requested nor been granted any currently effective waiver or extension of any statute of limitations with respect to the assessment or filing of any federal or foreign Tax or return with respect thereto;

                  (vii) No consent has been filed under Section 341(f) of the Code with respect to the Company or any Subsidiary;

                  (viii) The Company is not required to include in income any adjustment pursuant to Section 481(a) of the Code (or similar provisions of foreign laws or regulations) by reason of a change in accounting method nor does the Company have any knowledge that the Internal Revenue Service (or other federal or foreign taxing authority) has proposed, or is considering, any such change in accounting method; and

                  (ix) Neither the Company nor any Subsidiary is a party to or bound by nor has any continuing obligation under any tax sharing or similar agreement or arrangement with any Person.

         2.8 Title to Properties.

         (a) Neither the Company nor any Subsidiary owns any real Property.

         (b) Schedule 2.8(b) is a true and complete summary based on the books and records of the Company of all items of personal Property owned by the Company or any Subsidiary with a consolidated net book value at the Last Fiscal Year-End in excess of $5,000 per item or, in the case of items located at the Company's Billerica, MA facility, with an estimated replacement cost in excess of $10,000 per item.

         (c) Except as set forth in Schedule 2.8(c), the Company and each Subsidiary has good title to all tangible personal Property, in each case free and clear of all Third-Party Rights.

         (d) The Company and its Subsidiaries, taken together, own all material items of non-inventory tangible and intangible personal Property that were owned as of the Last Fiscal Year-End and used in generating the revenue shown in the audited consolidated statement of operations of the Company for the fiscal year ending on the Last Fiscal Year-End, subject to any sales or dispositions of tangible personal Property since the Last Fiscal Year-End in the ordinary course of business.

         2.9 Inventories. Except as set forth in Schedule 2.9, since the Last Fiscal Year-End, all sales of inventory by the Company and its Subsidiaries have been made in the ordinary course of business and no inventory has been pledged as collateral.

         2.10 Accounts Receivable. The consolidated accounts receivable of the Company and its Subsidiaries (i) are bona fide and arose from valid sales in the ordinary course of business in material conformity with all applicable Legal Requirements, (ii) are valid and binding obligations of the debtors requiring no further performance by the Company or any Subsidiary, and (iii) subject to the allowance for doubtful accounts receivable in the Interim Balance Sheet, are fully collectible and not subject to any offsets or counterclaims and do not represent guaranteed sale, sell-or-return transactions or any other similar understanding. Except as shown on Schedule 2.6(b), no accounts receivable have been pledged as collateral to any Person. The amounts shown for accounts receivable in the Financial Statements reflect an allowance for doubtful accounts receivable in accordance with GAAP.

         2.11 Leases. Schedule 2.11 lists all leases, rental agreements, conditional sales contracts and other similar Contracts under which the Company or any Subsidiary leases (as lessor or lessee) any real or personal Property with rental payments exceeding $10,000 per year (collectively, the "Disclosable Leases"). All Disclosable Leases are, in all material respects, valid and enforceable by the Company in accordance with their terms. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any other party to any Disclosable Lease is in material breach thereof. The Company and each Subsidiary enjoys peaceable possession of all real estate premises subject to Disclosable Leases to which it is a party and to all personal Property subject to Disclosable Leases to which it is a party.

         2.12 Facilities, Equipment. The Company owns or leases all material land, buildings and equipment used in the operation of its business. The Company has not received any notice of any material violation of any Legal Requirement or Order relating to the Company's facilities which has not been corrected, and no facility of the Company is in material violation of any Legal Requirement or Order.

         2.13 Insurance. Schedule 2.13 lists and describes briefly all binders and policies of liability, theft, life, fire and other forms of insurance and surety bonds, insuring the Company or any Subsidiary or their respective Properties, assets and business as of the date hereof. Except as noted in
Schedule 2.13, all listed policies and binders insure on an occurrence, rather than claims-made, basis. All policies and binders listed in Schedule 2.13 are valid and in good standing and in full force and effect and the premiums have been paid when due. Except for any claims set forth in Schedule 2.13, there are no outstanding unpaid claims under such policy or binder, and, except as set forth in Schedule 2.13, neither the Company nor any Subsidiary has received any notice of cancellation, general disclaimer of liability or non-renewal of any such policy or binder.

         2.14 Employment and Benefit Matters.

         (a) Schedule 2.14(a) lists each of the following for each employee of the Company and each Subsidiary: name, hire date and current salary. None of the employees listed on Schedule 2.14(a) has given the Company or such Subsidiary notice of his or her intention to resign his or her position with the Company or such Subsidiary and neither the Company nor such Subsidiary has any present intention to terminate such employees.

         (b) Schedule 2.14(b) lists all of the following items which are applicable to the Company or any Subsidiary: (i) employment Contracts with any employee, officer or director; and (ii) Contracts or arrangements with any Person providing for bonuses, profit sharing payments, deferred compensation, stock options, stock purchase rights, retainer, consulting, incentive, severance pay or retirement benefits, life, medical or other insurance, payments triggered by a change in control or any other employee benefits or any other payments, "fringe benefits" or perquisites which are not terminable at will without liability to the Company or any Subsidiary or which are subject to ERISA. The contracts or arrangements referred to in the foregoing clause (ii) are herein called "Benefit Plans."

         (c) Neither the Company nor any of its ERISA Affiliates has any union contracts, collective bargaining, union or labor agreements or other Contract with any group of employees, labor union or employee representative(s), nor has the Company or any ERISA Affiliate ever participated in or contributed to any single employer defined benefit plan or multi-employer plan within the meaning of ERISA Section 3(37), nor is the Company currently engaged in any labor negotiations, excepting minor grievances, nor is the Company the subject of any union organization effort. The Company and each Subsidiary is in material compliance with applicable Legal Requirements respecting employment and employment practices and terms and conditions of employment, including without limitation health and safety and wages and hours. No complaint or other proceeding by or on behalf of any current or former employee or group of employees is pending against the Company or any Subsidiary before any Governmental Agency, and no claim by any current or former employee or group of employees that the Company or any Subsidiary is not in compliance with any Legal Requirement relating to employees or employment or that any compensation owing has not been paid is pending against the Company or any Subsidiary. There is no labor dispute, strike, slowdown or work stoppage pending or threatened against the Company or any Subsidiary.

         (d) True and correct copies of each Benefit Plan listed in Schedule 2.14(b) that is subject to ERISA (a "Company ERISA Plan") and related trust agreements, insurance contracts, and summary descriptions have been delivered or made available to the Buyer by the Company. The Company has also delivered or made available to the Buyer a copy of the most recently filed IRS Form 5500, with attached financial statements and accountant's opinions, if applicable, for each Company ERISA Plan. The Company has also delivered or made available to the Buyer a copy of, in the case of each Company ERISA Plan intended to qualify under Section 401(a) of the Code, the most recent Internal Revenue Service letter as to its qualification under Section 401(a) of the Code. Nothing has occurred prior to or since the issuance of such letters to cause the loss of qualification under the Code of any of such plans.

         (e) With respect to each Company ERISA Plan, (i) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and
Section 4975 of the Code, (ii) each Company ERISA Plan has been administered in accordance with its terms and in material compliance with all Legal Requirements (including without limitation ERISA and the Code), (iii) the Company (or, as appropriate, an ERISA Affiliate) has prepared in good faith and timely filed all requisite governmental reports in true and correct form and has properly and timely filed and distributed or posted all notices and reports to participants and beneficiaries required to be filed, distributed or posted, (iv) no suit, administrative proceeding, action, litigation or claim has been brought or asserted, or to the knowledge of the Company is threatened, against any Company ERISA Plan or against the Company with respect to any Company ERISA Plan, including without limitation any audit or inquiry by the Internal Revenue Service or United States Department of Labor, (v) the Company and each ERISA Affiliate have performed all material obligations required to be performed by them under, and are not in any material respect in default under or in violation of, and have no knowledge of any material default or violation of, any Company ERISA Plan, (vi) neither the Company nor any ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA, (vii) all contributions required to be made by the Company or any ERISA Affiliate have been made on or before their due dates, (viii) no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30-day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred, (ix) no Company ERISA Plan is covered by, and neither the Company nor any ERISA Affiliate has incurred or expects to incur any material liability under, Title IV of ERISA or Section 412 of the Code, and (x) neither the Company nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multi-employer plan" as defined in
Section 3(37) of ERISA.

         (f) The Company has complied in all material respects with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the proposed regulations thereunder, (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder, and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the temporary regulations thereunder. The Company has no material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder.

         (g) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or other ERISA Affiliate relating to, or change in participation or coverage under, any Benefit Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the Audited Statements.

         (h) Schedule 2.14(h) contains a true and correct list of each employee, former employee, director or consultant who holds any stock option as of November 3, 1999, together with (i) the number of shares of Company Common Stock subject thereto, (ii) the date of grant, (iii) the extent to which such stock option is currently vested and, to the extent such stock option is not fully vested, the vesting schedule, (iv) the exercise price, (v) whether such stock option is intended to qualify as an incentive stock option within the meaning of
Section 422(b) of the Code (an "ISO"), and (vi) the expiration date of such stock option. Schedule 2.14(h) also sets forth the aggregate number of ISO's and nonqualified stock options outstanding as of the date hereof.

         (i) Neither the Company nor any Subsidiary is a party to any Contract or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, as to which any benefits will be increased, or the vesting of benefits will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any benefits will be calculated on the basis of any of the transactions contemplated by this Agreement.

         (j) Except as disclosed in Schedule 2.14(j), the Company and its ERISA Affiliates do not maintain any plans providing benefits within the meaning of
Section 3(1) of ERISA (other than group health plan continuation coverage under Section 601 of ERISA and 4980B(f) of the Code) to former employees or retirees.

         2.15 Contracts. Except as shown on Schedules 2.11 and 2.15, and except for Contracts fully performed or terminable at will without liability to the Company, neither the Company nor any Subsidiary is a party to any Contract which contemplates performance by the Company or such Subsidiary during a remaining period of more than 180 days or involves remaining commitments for sale or purchase in excess of $25,000. True and complete copies of each Contract disclosable on Schedule 2.15 (a "Disclosable Contract") have been delivered to the Buyer. Each Disclosable Contract is, in all material respects, valid and enforceable by the Company in accordance with its terms. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any other party to any Disclosable Contract is in material breach thereof.

         2.16 Officers and Directors. Schedule 2.16 is a true and complete list of:

         (a) the names and addresses of each of the Company's and each Subsidiaries' officers and directors;

         (b) the name of each bank or other financial institution in which the Company or any Subsidiary has an account, deposit or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto; and

         (c) the name of each bank or other financial institution in which the Company or any Subsidiary has a line of credit or other loan facility.

         2.17 Corporate Documents. The Company has furnished or made available to the Buyer or its representatives true, correct and complete copies of (i) the articles or certificate of incorporation and by-laws of the Company and each Subsidiary, (ii) the minute books of the Company and each Subsidiary containing all records required to be set forth of all proceedings, consents, actions and meetings of the stockholders and board of directors of the Company or such Subsidiary; and (iii) all material Permits and Orders with respect to the Company and any Subsidiary.

         2.18 Legal Proceedings.

         (a) There is no action, suit, proceeding or investigation pending in any court or before any arbitrator or before or by any Governmental Agency against the Company or any Subsidiary or any of their respective Properties or businesses, and to the knowledge of the Company, there is no such action, suit, proceeding or investigation threatened.

         (b) Neither the Company nor any Subsidiary has ever been notified in writing that it has been subject to an audit, compliance review, investigation or like contract review by the U.S. General Services Administration or any other Governmental Entity or agent thereof in connection with any government contract (a "Government Audit"). To the Company's knowledge, no Government Audit is threatened and no basis exists for a finding of noncompliance with any material provision of any government contract or for a material refund of any amounts paid or owed to the Company or any Subsidiary by any Governmental Entity pursuant to such government contract.

         (c) Except as listed in Schedule 2.18(c), no claim has been made or threatened against the Company or a Subsidiary under the agreements applicable to the sale of the Company's former Internet Solutions Division to Computer Network Technology Corporation or its affiliate.

         2.19 Compliance with Instruments, Orders and Legal Requirements. Neither the Company nor any Subsidiary is in material violation of, or in default in any material respect with respect to, any term or provision of its articles or certificate of incorporation or bylaws, or, to the knowledge of the Company, any Order or any Legal Requirement applicable to the Company or such Subsidiary.

         2.20 Permits. The Company and each Subsidiary holds all Permits material to the conduct their consolidated business as and where now conducted. To the knowledge of the Company, there is not pending nor threatened any proceedings to terminate, revoke, limit or impair any material Permit.

         2.21 Intellectual Property.

         (a) "Company Intellectual Property" means all Intellectual Property, including without limitation the Pure-View customer data management solution, used in the business of the Company and its Subsidiaries as currently conducted or as presently planned to be conducted or embedded in the products currently being provided or marketed, or presently proposed to be provided or marketed, by the Company or a Subsidiary to its customers, other than Third-Party Intellectual Property, and all Intellectual Property owned by the Company or a Subsidiary. Except as set forth on Schedule 2.21(a) and except for Third-Party Intellectual Property licensed to the Company or a Subsidiary pursuant to an agreement listed in Schedule 2.21(c)(ii), the Company or a Subsidiary owns, solely and exclusively (subject to the right of other Persons who have independently developed know-how or trade secrets similar to the know-how or trade secrets included in the Company Intellectual Property to use such independently-developed know-how and trade secrets), and free and clear of any Third-Party Right, all title to and rights in all Intellectual Property that is used in the business of the Company and its Subsidiaries as currently conducted or as presently planned to be conducted, including without limitation, the development, licensing and use of the Pure-View customer data management solution. "Intellectual Property" means patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, copyright registrations, copyrights, and any applications for any of the foregoing, net lists, schematics, industrial models, inventions, technology, know-how, trade secrets, computer software programs or applications (in both source code and object code form), development documentation, programming tools, data, technical information, and tangible or intangible proprietary information or material. "Third-Party Intellectual Property" means Intellectual Property owned in whole or in part by any Person other than the Company or a Subsidiary.

         (b) Schedule 2.21(b) lists all patents, patent applications, trademarks, trade names, service marks and copyrights included in the Company Intellectual Property which have been registered, issued or applied for and the jurisdictions in which such Company Intellectual Property right has been issued, registered or applied for.

         (c) Schedule 2.21(c)(i) lists all licenses, sublicenses and other agreements, written or unwritten, to which the Company or any Subsidiary is a party and pursuant to which any Person is authorized to use, resell, sublicense or market or distribute any product currently marketed or presently planned to be marketed by the Company or a Subsidiary or any component of any such product.
Schedule 2.21(c)(ii) lists all written, and all material unwritten, licenses, sublicenses and other agreements to which the Company or any Subsidiary is a party and pursuant to which the Company or any Subsidiary is authorized to use, resell or distribute any Third-Party Intellectual

Property, including without limitation software, opensource, freeware, shareware and hardware, which are incorporated in or are a part of any products which the Company or any Subsidiary has sold, resold, licensed or sublicensed, or which is material to the current operations of the Company and its Subsidiaries, other than (in the case of Third-Party Intellectual Property used internally only) readily-obtainable standard products with wide retail distribution. The Company and each Subsidiary has, and at the relevant times in the past had, all necessary rights to resell or distribute any hardware and software of a third party which it resells or distributes or has resold or distributed. Neither the Company nor any Subsidiary is in material violation of any license, sublicense or agreement described in Schedule 2.21(c)(i) or (ii). To the knowledge of the Company, neither the Company nor any Subsidiary, or any of the products or operations of either, is in material violation of or materially infringes any Third-Party Intellectual Property. Except as set forth on Schedule 2.21(c)(i) or
(ii), neither the Company nor any Subsidiary has received any claim that it has lost or will lose any rights of the Company or any Subsidiary under any licenses to Third-Party Intellectual Property to which the Company or such Subsidiary is a party. The execution and delivery of this Agreement by the Company and, except as set forth in Schedule 2.21(c)(ii), the consummation of the transactions contemplated hereby will neither cause the Company or any Subsidiary to be in violation or default under any such license, sublicense or agreement nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as listed on Schedule 2.21(c)(i), neither the Company nor any Subsidiary has assigned or licensed to any third party any right, title or interest in the Company Intellectual Property. Except as listed on Schedule 2.21(c)(ii), neither the Company nor any Subsidiary is contractually obligated to pay any compensation to any third party for the use of the Company Intellectual Property or the Third-Party Intellectual Property.

         (d) To the Company's knowledge there is no material unauthorized use, disclosure, infringement or misappropriation of any Company Intellectual Property or any Third-Party Intellectual Property licensed by or through the Company by any third party, including without limitation any employee or former employee of the Company or any Subsidiary. Neither the Company nor any Subsidiary has entered into any agreement to indemnify any other person against any charge of infringement of any Third-Party Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business.

         (e) To the Company's knowledge, all patents, registered trademarks, registered service marks and registered copyrights held by the Company and its Subsidiaries are valid and subsisting. To the Company's knowledge, there is no assertion or claim (or basis therefor) challenging the validity of any Company Intellectual Property. Neither the Company nor any Subsidiary has been sued in any suit, action or proceeding, or otherwise notified of any claim, which involves a claim of infringement of any patent, trademark, service mark, copyright or violation of any trade secret or other proprietary right of any third party. Neither the conduct of the business of the Company and its Subsidiaries as currently conducted nor the manufacture, sale, licensing or use of any of the products of the Company and its Subsidiaries as now manufactured, sold or licensed or used, infringes on or conflicts with, in any way, any trademark, trademark right, trade name, trade name right, service mark or copyright, or, to the Company's knowledge, any patent, patent right, industrial model or invention, of any third party that individually or in the aggregate has or is reasonably likely to have a Material Adverse Effect. To the Company's knowledge and except as set forth on Schedule 2.21(e), no third party is challenging the ownership by the Company nor any Subsidiary, or the validity or effectiveness of, any of the Company Intellectual Property. Neither the Company nor any Subsidiary has brought any action, suit or proceeding for infringement of Company Intellectual Property or breach of any license or agreement involving Company Intellectual Property against any third party. There are no pending, or to the Company's knowledge, threatened interference, re-examinations, oppositions or nullities involving any patents, patent rights or applications therefor of the Company or any Subsidiary. Except as set forth on Schedule 2.21(e), to the Company's knowledge, there is no breach or violation by a third party of, or actual or threatened, loss of rights under, any licenses to which the Company is a party.

         (f) Except as set forth in Schedule 2.21(f), the Company or a Subsidiary has secured written assignments from all current and former consultants and employees who contributed to the creation or development of the Company Intellectual Property currently being provided or marketed, or presently planned to be provided or marketed, to customers or currently being used by the Company or a Subsidiary of the rights to such contributions that the Company or such Subsidiary does not already own by operation of law, recognizing the Company's or Subsidiary's ownership of all such Company Intellectual Property and agreeing to hold such of it as is not protected by patents, patent applications or copyright ("Confidential Information") in confidence and not to use any Confidential Information except in connection with such consultant's or employee's work for the Company or a Subsidiary. No current or former consultant or employee has claimed any rights to, interest in or right to compensation for the use of any of the Company Intellectual Property currently being provided or marketed, or presently planned to be provided or marketed, to customers or currently being used by the Company or a Subsidiary. The work done all current and former consultants listed in Schedule 2.21(f) consisted of producing code to design furnished by the Company or a Subsidiary, and not software design, and any right assertable by such consultants would not materially interfere with the Company's provision, marketing or use, or presently proposed provision, marketing or use, of such code.

         (g) The Company and each of its Subsidiaries has taken all commercially reasonable steps to protect and preserve the confidentiality of all Confidential Information. Except as set forth on Schedule 2.21(g), all use, disclosure or appropriation of Confidential Information by or to a third party has been pursuant to the terms of a written confidentiality or nondisclosure agreement between the Company or any Subsidiary and such third party. Schedule 2.21(g) lists all such agreements currently in effect.

         (h) Schedule 2.21(h) lists (including names, addresses, contact names, telephone numbers and termination date and next renewal date) all Contracts or other arrangements currently in effect pursuant to which the Company or any Subsidiary is obligated to provide installation, maintenance or other support services (collectively, the "Support Agreements"). Except for any nonstandard maintenance agreements specified as such in Schedule 2.21(h), all of the Support Agreements are in all material respects in the form of the license agreement identified as the standard maintenance agreement set forth in Schedule 2.21(h). The versions of the products currently supported by the Company are set forth in
Schedule 2.21(h).

         (i) There are no material defects in the Company's products, and there are no material errors in any documentation, specifications, manuals, user guides, promotional material, internal notes and memos, technical documentation, drawings, flow charts, diagrams, source language statements, demo disks, benchmark test results, and other written materials related to, associated with or used or produced in the development of the Company's or its Subsidiaries' products, which defects or errors have or are reasonably like to have, individually or in the aggregate, a Material Adverse Effect. To the Company's knowledge, the current versions of Pure-View, including, without limitation, any time-and-date-related codes, data entry features and internal subroutines thereof, (a) automatically accommodate the change in the date from December 31, 1999 to January 1, 2000 without negatively affecting Pure-View's performance; and (b) accurately accept, reflect and calculate all dates that are relevant to Pure-View's performance, when used with products that properly exchange date data with Pure-View.

         (j) Schedule 2.21(j) lists, as of the date hereof, all written agreements or other arrangements under which the Company or any Subsidiary has provided or agreed to provide source code of Pure-View or any other Company Intellectual Property to any third Person, whether pursuant to escrow arrangements or otherwise.

         (k) The Company has made available to the Buyer copies of the Company's standard forms of end-user license. Schedule 2.21(k) sets forth all end-user licenses currently in effect for products currently marketed by the Company or a Subsidiary and any component of any such product.

         (l) No government funding or university or college facilities were used in the development of Pure-View and Pure-View was not developed pursuant to any contract or other agreement with any person or entity except pursuant to contracts or agreements listed in Schedule 2.21(l).

         (m) The Company has no customer warranty obligations currently in effect other than as set forth in end-user agreements listed in Schedule 2.21(k). The Company categorizes software problems reported by its or its Subsidiaries' customers into priority 1 items (software is inoperative; inability to use has a critical impact on customer's operations), priority 2 items (software is partially inoperative and inoperative portion is considered severely restrictive), priority 3 items (software is usable with some limited functions; error condition is not critical to continued operations) and priority 4 items (software is usable; error condition is cosmetic or trivial). Schedule 2.21(m) lists all currently pending priority 1, 2 and 3 items related to products currently or previously marketed by the Company or a Subsidiary and the nature thereof that are pending or were made within the past twelve months. Except as set forth in Schedule 2.21(m), to the knowledge of the Company, the Company has not made any material oral or written representations or warranties with respect to its products or services.

         2.22 Capital Expenditures. Schedule 2.22 sets forth, by nature and amount, all budgeted capital expenditures of the Company and its Subsidiaries for which commitments have been or are budgeted to be made, or for which payments or current liabilities have been made or incurred or are budgeted to be made or incurred, after the Last Fiscal Year-End in excess of $5,000.

         2.23 Environmental Matters. There are no Hazardous Materials used or present at any location used by the Company or a Subsidiary or any predecessor of either in the conduct of the Business, except for any Hazardous Materials constituting normal office supplies. To the knowledge of the Company, no location currently or previously used by the Company or a Subsidiary or any predecessor of either is contaminated by any Hazardous Material or was previously used for any purpose other than office space. There are no environmental materials or conditions, including on-site or off-site disposal or releases of Hazardous Materials that could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no event has occurred and no activity has been or is being conducted by the Company, a Subsidiary or any other Person which has resulted or could reasonably result in contamination of any location currently or previously used by the Company or a Subsidiary or any predecessor of either by any Hazardous Material. Neither the Company, any Subsidiary nor any predecessor of either has received any written communication from any Governmental Entity alleging that the Company, Subsidiary or predecessor or any premises currently or previously occupied by any of such Persons is contaminated by any Hazardous Materials or in violation of any Environmental Requirement. To the knowledge of the Company, no Government Agency has commenced any investigation or proceeding with respect to the contamination of any location currently or previously used by the Company or a Subsidiary or any predecessor of either by any Hazardous Material.

         2.24 Illegal Payments. To the best knowledge the Company, none of the Company, any Subsidiary or any director, officer, employee, or agent of the Company or any Subsidiary has, directly or indirectly, paid or delivered any fee, commission, or other sum of money or item of property however characterized to any broker, finder, agent, government official, or other person, in the United States or any other country, in any manner related to the business or operations of the Company or any Subsidiary, which the Company, any Subsidiary or any such director, officer, employee, or agent knows or has reason to believe to have been illegal under any law.

         2.25 SEC Information. Except as set forth in Schedule 2.25, as of their respective filing dates (except as thereafter amended) all documents that the Company has filed with the SEC (the "Company SEC Documents") have complied in all material respects with the applicable requirements of the Act or the Exchange Act, and none of the Company SEC Documents has contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading except to the extent corrected by a subsequently filed Company SEC Document filed prior to the date hereof.

         2.26 Board of Directors Approval; Fairness Opinion.

         (a) The Board of Directors of the Company has unanimously approved this Agreement and the Plan of Merger and unanimously recommended this Agreement and the Plan of Merger to the Company's stockholders. Such approval and recommendation have not been modified or withdrawn and are in full force and effect on the date hereof. The Amended and Restated Rights Agreement dated as of September 4, 1996 has been duly amended to exempt the Merger and the other transactions contemplated by this Agreement from the operation of such Agreement and, accordingly, Section 13 of such Agreement does not apply to the Merger. All Rights will expire automatically upon the consummation of the Merger. The Company's financial adviser, Dougherty Summit Securities, LLC, has rendered its opinion to the Board of Directors of the Company that the consideration to be received in the Merger is fair to the Company's stockholders from a financial point of view. Prior to the Company's entry into this Agreement, each of the Company's officers and directors has granted the Buyer an irrevocable proxy to vote all Shares beneficially owned by such officer or director in favor of the Merger.

         (b) The transactions contemplated by this Agreement (i) are not subject to the "fair price," "moratorium," "control share acquisition" or other similar statute (a "Takeover Statute") of any jurisdiction other than the State of Minnesota. None of the transactions contemplated by this Agreement (including without limitation the proxies referred to in Section 2.26(a)) involve a "control share acquisition" within the meaning of Section 302A.671 of the Minnesota Business Corporation

Act. A committee of the Board of Directors of the Company formed pursuant to
Section 302A.673(d) of such Act has unanimously approved the transactions contemplated by this Agreement, and the restriction of Section 306A.673(a) of such Act accordingly does not apply. There are no other Takeover Statutes of the State of Minnesota applicable to the Company or any Subsidiary.

         2.27 Representations. No representation or warranty by the Company in this Agreement (including without limitation the Schedules and Exhibits attached hereto), or in any document furnished by the Company at the Closing pursuant hereto contains any untrue statement of a material fact or omits to state a fact necessary to make the statements contained in such representation or warranty not misleading.

Section 3 Representations and Warranties of Buyer

         The Buyer hereby represents and warrants to the Company that, on and as of the date hereof:

         3.1 Organization, Standing of Buyer and Buyer Subsidiary. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. The Buyer and Buyer Subsidiary have full power and authority under applicable corporate law to own, lease and operate their Properties and to carry on the business in which they are engaged.

         3.2 Authority; Enforceability. The Buyer and Buyer Subsidiary have all necessary power and authority under applicable corporate law to execute, deliver and perform their obligations under this Agreement. The execution, delivery and performance of this Agreement by the Buyer and Buyer Subsidiary has been duly authorized by all necessary action under applicable corporate law. This Agreement constitutes a legal, valid and binding obligation of the Buyer and Buyer Subsidiary, enforceable in accordance with its terms, subject to general limitations on the availability of equitable remedies and the effect of bankruptcy, insolvency, reorganization and other laws of general application affecting the enforcement of creditors' rights. The execution, delivery and performance of this Agreement by the Buyer and Subsidiary and the consummation by the Buyer and Buyer Subsidiary of all of the transactions contemplated hereby, (x) do not require any Third-Party Action relating to the Buyer or Subsidiary except those listed on Schedule 3.2, (y) do not violate any Legal Requirement or Order applicable to the Buyer or Buyer Subsidiary and (z) do not conflict with or constitute a default (with or without the giving of notice or the passage of time or both) under, or result in any acceleration or right of acceleration of any obligations under, any Contract to which the Buyer or Buyer Subsidiary is a party, where, in each case, the absence of such Third-Party Action or such violation, conflict, default or acceleration would in any way adversely affect the transactions contemplated hereby.

         3.3 Litigation. There are no claims, actions, suits or other proceedings pending, or to the knowledge of the Buyer, threatened, at law or in equity, by or before any Governmental Agency or any arbitrator against the Buyer which could reasonably be expected to have an adverse effect on the ability of the Buyer to perform its obligations under this Agreement.

Section 4 Conditions to Obligations of Buyer and Buyer Subsidiary at Closing

         The obligations of the Buyer and Buyer Subsidiary hereunder to be performed at the Closing are subject to the satisfaction at or prior to the Closing of the following conditions, except for any condition the Buyer may waive in writing in accordance with Section 7.3.

         4.1 Representations and Warranties. The representations and warranties contained in Section 2 shall have been true in all material respects on the date of this Agreement and shall be true in all material respects at and as of immediately prior to the Closing with the same effect as though made at and as of immediately prior to the Closing. The updating of Schedules to disclose any changes in the underlying matters disclosed therein occurring from the date hereof to the Effective Time, which changes arise only in the ordinary course of business as currently conducted and do not involve a reasonable possibility of a material loss to or restriction on the Company and its Subsidiaries taken as a whole or a Material Adverse Effect, shall not constitute a failure of the condition set forth in this Section 4.1.

         4.2 Proxy Statement. The Proxy Statement shall comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, and shall not, at the time of (i) first mailing thereof or (ii) the stockholders' meeting to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this condition shall not apply with respect to information supplied by the Buyer or any affiliates or representatives of the Buyer for inclusion in the Proxy Statement.

         4.3 Closing Certificate. The Company shall have delivered to the Buyer its certificate dated the date of the Closing that the conditions specified in Sections 4.1 and 4.2 are satisfied. Such certificate shall be deemed a representation and warranty of the Company under Section 2 for all purposes of this Agreement.

         4.4 Performance. The Company shall have performed and complied in all material respects with all covenants required herein to be performed or complied with by it on or before the Closing.

         4.5 Stockholder Approval, Dissenting Notices. The Stockholder Approval shall have been given, and notices of intent to dissent under Section 302A.473.3 of the Minnesota Business Corporation Act shall not have been filed with respect to more than 10% of the outstanding Shares immediately before the Effective Time.

         4.6 Third-Party Action. All of the following actions shall have been taken:

                (a) All Third-Party Action required under the Designated Contracts in order to consummate the Closing on the terms hereof shall have been taken.

                (b) All Third-Party Action required (other than under the Designated Contracts) in order to consummate the Closing on the terms hereof, other than any such Third-Party Actions which in the aggregate would not have a Material Adverse Effect, shall have been taken.

                (c) Merant, successor to Intersolv, Inc., shall have renewed the Intersolv Driver Distributor License Agreement dated December 11, 1996, as amended, for a term continuing through at least December 31, 2000.

                (d) Computer Network Technology Corporation shall have agreed, in form and substance reasonably satisfactory to the Buyer, that the restrictions of the Non-Competition Agreement dated October 31, 1997 between it and the Company do not apply to the Buyer and that the Company has no further obligation or liability, contingent or absolute, with respect to the Italian litigation referred to in Schedule 2.18(c) and any other claims, and the consideration for such agreement shall not exceed the release of the $60,000 plus interest being held in escrow as described in Schedule 2.18(c).

         4.7 Opinion of Counsel. The Buyer shall have received from Dorsey & Whitney, LLP, counsel to the Company, an opinion dated the date of the Closing, in form and substance substantially as set forth in Exhibit B.

         4.8 Transactional Litigation. No action, suit or proceeding before any Governmental Agency shall have been commenced and not dismissed, and no investigation by any Governmental Agency shall have been commenced or overtly threatened, against the Company, the Buyer, Subsidiary, or any of their respective principals, officers, directors or shareholders seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

         4.9 Interim Events. None of the events listed in Sections 6.8(a) through (h) shall have occurred without the Buyer's written consent.

         4.10 Management Changes, Technical Employees. No change in the Chief Executive Officer, Executive Vice President Sales, Vice President Marketing, Vice President Engineering or Vice President Professional Services of the Company shall have occurred from the date hereof, and not less than 80% of the Company's employees listed on Schedule 4.10 shall have indicated to the Buyer, in form reasonably satisfactory to the Buyer, their intention to continue their employment with the Company or the Buyer on substantially their current terms following the Merger.

         4.11 Warrants. All issued and outstanding warrants of the Company shall have been exercised and/or canceled for an amount not to exceed the number of Shares subject thereto times the excess, if any, of the Merger Consideration (as defined in the Plan of Merger) over the per-Share exercise price stated therein.

         4.12 Employment and Noncompetition Agreements. The individuals designated in Schedule 4.12 shall have entered into (i) employment agreements with the Buyer in form satisfactory to the Buyer, in replacement of the employment agreements, if any, currently in effect between each of them and the Company and (ii) noncompetition agreements with the Buyer substantially in the form attached as Exhibit C.

         4.13 Transaction Expenses. All legal fees and other transaction expenses incurred by the Company in conjunction with the Merger shall have been disclosed to the Buyer and the Buyer shall not have reasonably objected thereto.

         4.14 Corporate and Other Proceedings. All corporate and other proceedings on the part of the Company in connection with the transactions to be consummated at the Closing, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in substance and form to the Buyer.

Section 5 Conditions to Company's Obligations at Closing

         The obligations of the Company hereunder to be performed at the Closing are subject to the satisfaction at or prior to the Closing of the following conditions, except for any condition the Company may waive in accordance with
Section 7.3.

         5.1 Representations and Warranties. The representations and warranties of the Buyer contained in Section 3 shall have been true in all material respects on the date of this Agreement and shall be true in all material respects at and as of immediately prior to the Closing with the same effect as though made at and as of immediately prior to the Closing.

         5.2 Closing Certificate. The Buyer shall have delivered to the Company a certificate dated the date of the Closing that the conditions specified in
Section 5.1 are satisfied. Such certificate shall be deemed a representation and warranty of the Buyer under Section 3 for all purposes of this Agreement.

         5.3 Performance. The Buyer shall have performed and complied in all material respects with all covenants required herein to be performed or complied with by the Buyer on or before the Closing.

         5.4 Stockholder Approval. The Stockholder Approval shall have been given.

         5.5 Third-Party Action. All Third-Party Action required in order to consummate the Closing on the terms hereof, other than any the absence of which in the aggregate would not have a material effect on the transactions contemplated hereby, shall have been taken.

         5.6 Transactional Litigation. No action, suit or proceeding before any Governmental Agency shall have been commenced, and no investigation by any Governmental Agency shall have been commenced or overtly threatened, against the Company, the Buyer, Buyer Subsidiary or any of their respective principals, officers, directors or stockholders seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

         5.7 Corporate and Other Proceedings. All corporate and other proceedings on the part of the Buyer and Buyer Subsidiary in connection with the transactions to be consummated at the Closing, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in substance and form to the Company.

Section 6 Covenants of Company, Subsidiary and Buyer

         6.1 Non-Disclosure. Each party agrees not to divulge or communicate, or use for any purpose other than evaluating this transaction or exercising rights as a party hereto, any information or materials concerning this Agreement, the negotiation between the parties hereto and the transactions contemplated hereby, except to the extent that such information (v) is or hereafter becomes lawfully obtainable from other sources, (w) is independently developed by the party without use of any of such information, (x) is required to be disclosed to a Governmental Agency having jurisdiction over the party or its Affiliates, (y) is otherwise required by law to be disclosed or (z) is disclosed following a waiver in writing from the other parties. Promptly after the date hereof and after the Effective Time, the Buyer and the Company will issue a mutually agreeable press release concerning the transactions contemplated hereby. The parties hereto will consult and cooperate with each other and agree upon the terms and substance of all press releases, announcements and public statements with respect to this Agreement and the Merger, provided, however, that such consultation and cooperation shall not interfere with any obligation of either party hereto to disclose any information as required by applicable law. Any press release or other announcement by any party with respect to the Merger will be subject to the consent and approval of the other party, which consent or approval will not be unreasonably withheld. The parties also hereby ratify and confirm the Non-Disclosure Agreement dated September 22, 1999, which shall continue in effect.

         6.2 Nonsurvival of Representations and Warranties. The representations and warranties of the Company set forth in this Agreement will expire at the Effective Time, and the Surviving Corporation (as defined in the Plan of Merger) shall have no liability with respect to any representation or warranty and shall not be subject to any contribution, indemnity or similar claims with respect thereto by any Person. However, nothing in this Section 6.2 will relieve any Person from liability for his, her or its knowing personal fraud.

         6.3 Termination of this Agreement; Termination Fees.

         (a) If any condition of the Closing stated in Section 4 is not satisfied on or before March 31, 2000, then, provided the Buyer is not in material default hereunder, the Buyer may at any time thereafter terminate any further obligations under this Agreement by giving written notice thereof to the Company. If any condition of the Closing stated in Section 5 is not satisfied on or before such date, then, provided the Company is not in material default hereunder, the Company may at any time thereafter terminate any further obligations under this Agreement by giving written notice thereof to the Buyer. This Agreement may be so terminated, or terminated by mutual agreement of the parties upon the authorization of their respective boards of directors, notwithstanding approval of this Agreement by the stockholders of any or all parties.

         (b) In addition, the Board of Directors of the Company may terminate this Agreement pursuant to Section 6.6(d) in the circumstances there specified if, simultaneously with such termination, the Company pays the Buyer $390,000 by wire transfer of immediately available funds.

         (c) In the event the Board of Directors of the Company withdraws or modifies its approval or recommendation of the Merger or approves or recommends a Superior Proposal pursuant to Section 6.6(d), or the Merger is voted down by the Company's stockholders, or this Agreement is terminated by any party prior to the Effective Time after the date specified in Section 6.3(a), or if this Agreement is terminated by the Buyer due to a material breach hereof by the Company, and in any such case a Third-Party Transaction is announced within 12 months after such withdrawal, modification, approval, recommendation, vote or termination which is thereafter consummated (or is consummated within such 12-month period, irrespective of any announcement), the Company will, simultaneously with such consummation, pay the Buyer $390,000 by wire transfer of immediately available funds.

         (d) In the event the Board of Directors of the Company withdraws or modifies its approval or recommendation of the Merger or approves or recommends a Superior Proposal pursuant to Section 6.6(d), or the Merger is voted down by the Company's stockholders, the Buyer may, at any time thereafter, at its sole option by notice given to the Company, terminate any obligation on its or Subsidiary's part to consummate the Merger. Any such termination will not affect the Buyer's rights under Section 6.3(c), or, in the case of breach by the Company, be in lieu of or adversely affect in any way any right or remedy otherwise available to the Buyer.

         (e) Any termination pursuant to this Section 6.3 will not, however, terminate or otherwise affect the obligations of the parties under Sections 6.1,
7.1 or 7.2.

         6.4 Reasonable Business Efforts, No Inconsistent Action. Each party will use its reasonable business efforts to cause the conditions over which it has control to be satisfied on or before the Closing. No party will take any action which will foreseeably result in the nonsatisfaction of any condition stated in Section 4 or 5 on or before the Closing.

         6.5 Access. Between the date of this Agreement and the Closing or any earlier termination of this Agreement in accordance with its terms, the Company will (i) give the Buyer and its authorized representatives access to its books, records, Properties, officers, attorneys and accountants and permit the Buyer to make inspections and copies of such books and records, and (ii) furnish the Buyer with such financial information and operating data and other information with respect to its business and Properties, and to discuss with the Buyer and its authorized representative its affairs, all as the Buyer may from time to time reasonably request for the purposes of this Agreement, during normal office hours. Any on-site visit shall be subject to reasonable advance notice and to being accompanied by an officer or designated employee of the Company. No information furnished to the Buyer pursuant to this Section 6.5 or otherwise known to the Buyer shall affect any representation, warranty or condition in this Agreement.

         6.6 No Solicitation or Negotiation.

         (a) Until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, neither the Company nor any Subsidiary nor any representative of the Company or any Subsidiary shall, directly or indirectly, take any action to (i) encourage, solicit or initiate the submission of any Acquisition Proposal or any inquiries with respect thereto, (ii) enter into any agreement for or relating to a Third-Party Transaction, or (iii) participate in any way in discussions or negotiations with, or furnish any non-public information to, any Person in connection with any Acquisition Proposal. Notwithstanding any other provision of this Section 6.6(a), the Company may, prior to the Stockholder Approval, in response to an unsolicited bona fide written offer or proposal made by a third party which is reasonably likely to lead to a Superior Proposal, provide non-public information to or have discussions or negotiations with such third party, if and only to the extent that the Board of Directors has determined in good faith, after receiving the advice of its outside counsel, that such action is necessary in order for the Board of Directors to comply with its fiduciary duties to the Company's stockholders under applicable law. The Company will immediately communicate to the Buyer the receipt of any third party solicitation, proposal or bona fide inquiry that the Company, any Subsidiary or any representative of the Company or any Subsidiary may receive in respect of any such transaction, or of any request for such information, including in each case a copy thereof and all other particulars thereof, and keep the Buyer fully apprised of all developments therein on a current basis, and consider in good faith any counterproposals which the Buyer, in its sole discretion, elects to make.

         (b) "Acquisition Proposal" means any proposed Acquisition Transaction. "Acquisition Transaction" means any (i) merger, consolidation or similar transaction involving the Company, (ii) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of any assets of the Company or its subsidiaries representing 15% or more of the consolidated assets of the Company and its subsidiaries, (iii) issue, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 15% or more of the votes attached to the outstanding securities of the Company, (iv) transaction in which any person shall acquire Beneficial Ownership or the right to acquire Beneficial Ownership, or any Group shall have been formed which has Beneficial Ownership or has the right to acquire Beneficial Ownership, of 15% or more of the outstanding shares of common stock of the Company, (v) recapitalization, restructuring, liquidation, dissolution or other similar type of transaction with respect to the Company or any of its subsidiaries, or (vi) transaction which is similar in form, substance or purpose to any of the foregoing transactions. "Third-Party Transaction" shall mean an Acquisition Transaction with a party unrelated to the Buyer. "Beneficial Ownership" and "Group" shall have the meanings stated in Regulation 13D-G under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (c) The Company will take all action necessary in accordance with applicable law and its articles of incorporation and by-laws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the Merger and to secure the Stockholder Approval, including without limitation the preparation of a proxy statement (the "Proxy Statement," which term shall include all amendments and supplement thereto). The Proxy Statement shall comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, and shall not, at the time of (i) first mailing thereof or (ii) such stockholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the Company shall not be responsible for information supplied by the Buyer or any affiliates or representatives of the Buyer for inclusion in the Proxy Statement. The Company (i) shall promptly prepare and file with the SEC, use all reasonable efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as practicable the Proxy Statement and all other proxy materials for such meeting, (ii) shall notify the Buyer of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide the Buyer copies of all correspondence between the Company or any representative of the Company and the SEC and (iii) shall give the Buyer and its counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give the Buyer and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC.

         (d) The Board of Directors of the Company shall recommend and declare advisable to its stockholders such approval and the Company shall take all lawful action to solicit, and use all best efforts to obtain, approval of its stockholders, and neither the Board of Directors of the Company nor any committee of such Board of Directors shall (i) withdraw or modify the approval or recommendation by such Board of Directors or such committee of the Merger, (ii) approve or recommend any Acquisition Proposal other than the Merger, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to any Acquisition Proposal other than the Merger. Notwithstanding the foregoing, the Board of Directors of the Company may, prior to the Stockholder Approval, withdraw or modify its approval or recommendation of the Merger, approve or recommend a Superior Proposal or terminate this Agreement in order to simultaneously enter into a binding agreement with respect to a Third-Party Transaction that constitutes a Superior Proposal, but in each case subject to its compliance with
Section 6.3(b) or (c), as applicable, if and only to the extent that both (i) the Buyer has been given at least five days written notice of the Company's intent to do so and (ii) the Board of Directors of the Company has determined in good faith, after receiving the advice of its outside counsel, that such action is necessary in order for the Board of Directors to comply with its fiduciary duties to stockholders under applicable law. A "Superior Proposal" means any bona fide written Acquisition Proposal, the terms of which the Board of Directors of the Company determines in its good faith judgment, based on the advice of its financial advisor, to be more favorable to the Company's stockholders than the Merger and to be already financed or readily financeable.

         (e) Nothing in this Section 6.6 shall prohibit the Company from taking and disclosing to its stockholders a position as contemplated by SEC Rule 14e-2(a), provided that neither the Company nor its Board of Directors nor any committee of its Board of Directors shall approve or recommend any Third-Party Proposal except as permitted by Section 6.6(d).

         6.7 Interim Financial Information. The Company will supply to the Buyer unaudited consolidated monthly financial statements within 30 business days of the end of each month ending between the date of the Interim Balance Sheet and the Closing or any earlier termination of this Agreement in accordance with its terms, prepared on a basis consistent with the unaudited consolidated financial statements for the preceding months. For purposes of these statements, employee bonuses and similar expenses may be accrued based on actual results for the year to date and budgeted results for the balance of the year.

         6.8 Interim Conduct of Business. From the date of this Agreement until the Closing or any earlier termination of this Agreement in accordance with its terms, unless approved by the Buyer in writing, the Company will operate its business consistently with past practice and in the ordinary course of business, and will not:

                  (a) merge or consolidate with or agree to merge or consolidate with, or sell or agree to sell all or substantially all of its Property to, or purchase or agree to purchase all or substantially all of the Property of, or otherwise acquire, any other Person or a division thereof, except as provided in this Agreement;

                  (b) amend its articles of incorporation or by-laws;

                  (c) make any changes in its accounting methods, principles or practices, except as required by GAAP;

                  (d) sell, consume or otherwise dispose of any Property, except in the ordinary course of business consistent with past practices;

                  (e) authorize for issuance, issue, sell or deliver any additional shares of its capital stock of any class or any securities or obligations convertible into shares of its capital stock or issue or grant any option, warrant or other right to purchase any shares of its capital stock of any class, other than, in each case, the issuance of Common Stock pursuant to the exercise of the options and warrants (but not the Rights) listed in Section 2.1(a);

                  (f) declare any dividend on, make any distribution with respect to, or redeem or repurchase, its capital stock except under existing repurchase agreements or obligations as set forth in Schedule 2.1;

                  (g) modify, amend or terminate any Benefit Plans, except as required under Legal Requirements or any Disclosable Contract; or

                  (h) authorize or enter into an agreement to do any of the foregoing.

         6.9 Section 338 Election; Tax Status. The parties agree that the Buyer may make an election under Section 338(a) of the Code with respect to the Merger. Each party has reviewed the income and other Tax aspects of the structure of the Merger with its own professional advisers, and no party or representative of a party shall have any obligation or responsibility to any other party with respect thereto.

         6.10 Option to Purchase.

         (a) The Company hereby irrevocably grants the Buyer the right (the "Option"), at the Buyer's option, to purchase from the Company up to 597,882 (subject to adjustment as provided in this Section 6.10) Shares in the aggregate at the exercise price of $2.45 per share, subject to adjustment as provided in this Section 6.10 (as so adjusted, the "Exercise Price"), as specified by the Buyer in its notice or notices of exercise from time to time, but only in connection with or after a Triggering Event. A "Triggering Event" means the first to occur of the following events:

                  (i) the Company terminates this Agreement pursuant to Section 6.6(d), or

                  (ii) the Board of Directors of the Company withdraws or modifies its approval or recommendation of the Merger or approves or recommends a Superior Proposal pursuant to Section 6.6(d), or the Merger is voted down by the Company's stockholders, or this Agreement is terminated by any party prior to the Effective Time after the date specified in Section 6.3(a), or if this Agreement is terminated by the Buyer due to a material breach hereof by the Company, and in any such case a Third-Party Transaction is announced within 12 months after such withdrawal, modification, approval, recommendation, vote or termination which is thereafter consummated (or is consummated within such 12-month period, irrespective of any announcement). Such consummation shall constitute the Triggering Event within the scope of this Section 6.10(a)(ii).

                  (iii) any Person other than an Affiliate of the Buyer commences a tender offer (within the meaning of SEC Rule 14d-2) for 15% of more of the Company's outstanding Shares.

         (b) The Company will give the Buyer notice of any proposed Triggering Event under

Section 6.10(a)(ii) or (iii) to which it is a party at least 20 days prior to the proposed consummation thereof, and will give the Buyer notice of any other such Triggering Event immediately upon receiving knowledge thereof. The Option may be exercised, at any time and from time to time, commencing immediately prior to the Triggering Event and continuing thereafter until 5:00 p.m., California time, on the 5th anniversary of the date of this Agreement, if a business day, or on the next succeeding business day if it is not. To exercise the Option, the Buyer shall deliver written notice to the Company at its address listed in Section 7.4 specifying the number of Shares as to which the Option is being exercised, accompanied by the Buyer's check or wire transfer in payment of the aggregate Exercise Price. Alternatively, the Buyer may pay the Exercise Price by surrender of this Option with respect to a number of shares whose aggregate Spread Value equals the aggregate Exercise Price. "Spread Value" means
(i) the excess, if any, of the market value of a Share over the Exercise Price times (ii) the number of Shares so to be surrendered. For this purpose, "market value" shall mean the average closing price of Shares for the three most recent trading days ending with the second trading day prior to any such cashless exercise, if Shares are then traded on a national securities exchange or the Nasdaq National Market, and will mean the per-Share value of the transaction associated with the Triggering Event in all other cases.

         (c) Upon any exercise of the Option as set forth above, the Buyer shall immediately be the record owner of all Shares subject to such exercise for all purposes, without any other action being necessary. Within three trading days after each exercise of the Option, the Company shall deliver certificates for the Shares so purchased to the Buyer, but the delivery of such certificates shall not be required in order for the Buyer to exercise any rights as a holder of the Shares to be represented thereby. Until its exercise, the Option does not confer on the Buyer any rights of a stockholder of the Company.

         (d) The Company need not issue any fractional shares in connection with any exercise of the Option. Instead, the Buyer may purchase a whole Share from the Company at the Exercise Price.

         (e) During the term of the Option, the Company shall reserve sufficient authorized but unissued shares of Common Stock or other securities for the full exercise of the rights represented by the Option. To the extent required for the lawful exercise of the Option, the Company will promptly make all filings with Governmental Agencies, including without limitation a premerger notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, requested by the Buyer in connection with an intended exercise of the option.

         (f) The Exercise Price and the number of Shares that the Company must issue upon exercise of the Option are subject to adjustment from time to time as follows:

                  (1) If the Company at any time or from time to time after the date hereof: (1) declares or pays, without consideration, any dividend on Shares payable in Shares; (2) creates any right to acquire Shares for no consideration; or (3) subdivides the outstanding Shares (by stock split, reclassification or otherwise), the Company shall increase the number of Shares that the Buyer may purchase upon exercising the Option and decrease the Exercise Price in proportion to the increase in the number of outstanding Shares that results from any such action.

                  (2) If the Company combines or consolidates the outstanding Shares, by reclassification or otherwise, into a lesser number of Shares, the Company shall decrease the number of Shares that the Buyer may purchase upon exercising the Option and increase the Exercise Price in proportion to the decrease in the number of outstanding Shares that results from any such combination or consolidation.

                  (3) If Shares change into shares of any other class or classes of security or into any other Property for any reason other than a subdivision or combination of Shares provided for in Section 6.10(f)(1) or (2), including without limitation any reorganization, reclassification, merger or consolidation and any sale of substantially all of the Company's properties and assets, the Company shall make lawful provision for giving the Buyer the right, by exercising the Option, to purchase the kind and amount of securities or other Property receivable upon any such change by the owner of the number of Shares subject to this Option immediately before the change.

                  (4) If the Company spins off any Subsidiary by distributing to the Company's shareholders as a dividend or otherwise any stock or other securities of the Subsidiary, the Company shall reserve until the end of the term of the Option enough such shares or other securities for delivery to the Buyer upon any exercise of the rights represented by the Option to the same extent as if the Buyer owned of record all Common Stock or other securities subject to the Option on the record date for the distribution of the Subsidiary's shares or other securities.

Upon each adjustment or readjustment required by this Section 6.10(f), the Company shall promptly compute such adjustment or readjustment and furnish to the Buyer a certificate setting forth such adjustment or readjustment and showing in detail the facts giving rise to the adjustment or readjustment. Upon the Buyer's written request, the Company also shall furnish to the Buyer a similar certificate setting forth (1) such adjustments and readjustments, (2) the Option Price in effect on the date of the certificate, and (3) the number of Shares and the amount of any other property that the Buyer would receive upon exercising the Option.

         (g) The Buyer may not transfer, sell or make any other disposition of the Option (other than in connection with a succession to or transfer of its business as a whole), or grant any Lien respecting any of its rights under the Option, without the Company's prior consent.

         (h) By accepting the Option, the Buyer agrees that the Option and the Shares or other securities issuable upon exercise of the Option may be offered or sold, only in compliance with the Act and all applicable state and securities laws. The Buyer hereby agrees to comply with this Section 6.10(h) with respect to any resale or other disposition of such securities. The Buyer may offer or sell any such securities only in accordance with (1) an effective registration statement under the Act; (2) SEC Rule 144; or (3) another exemption from the registration requirements of the Act and all applicable state securities laws demonstrated, to the Company's reasonable satisfaction, by an opinion of securities counsel reasonably acceptable to the Company. The Company may make a notation on its records, and on the certificates for any Shares or other securities issued upon the exercise of the Option, to implement the restrictions set forth in this Section 6.10(h). The Buyer represents and warrants that it is acquiring the Option, and will acquire the Shares subject thereto, for its own account and not on behalf of any other Person, and that it is an "accredited investor," as that term is defined in SEC Regulation D. By accepting the Option, the Buyer acknowledges that the Company is granting the Option to the Buyer in reliance on the Buyer's foregoing representations and warranties and the terms of this Section 6.10(h). Before allowing any transferee of any of the

Buyer's rights under the Option to exercise this Option, the Company may, in its sole discretion, require the transferee to execute and deliver representations, warranties and acknowledgments to the Company substantially similar to those set forth in this Section 6.10(h).

         (i) Notwithstanding anything in this Section 6.10, if an exercise of the Option would otherwise produce a gain (as measured by the difference between the Exercise Price and the market value, determined in accordance with Section 6.10(b), multiplied by the number of Shares as to which the Option is exercised) in excess of (i) $520,000 minus (ii) the termination fee, if any, timely paid by the Company pursuant to Section 6.3(b) or (c) in connection with the Triggering Event in question, then the exercise of the Option will be effective only as to the number of Shares which produce a gain (as so measured) equal to such difference.

         (j) In the event the Company proposes to consummate a transaction (however structured, including without limitation a sale of stock or a merger) to which it is a party and which involves an acquisition of shares or equity interest in the Company by a third Person, and immediately following such transaction such Person together with its parents and subsidiaries (collectively, the "Acquiring Person") owns a majority of both the voting power and economic interest represented by the outstanding stock of the Company on a fully-diluted basis, then the Company (x) shall give the Buyer at least 20 days written notice of the proposed consummation, including a summary of the transaction and a copy of all transaction documents (which summary and documents shall be kept current by further notices to the Buyer) and (y) if it has complied with clause (x), may at its option, exercised by notice to the Buyer not later than five days prior to such consummation, redeem the Option (in whole and not in part) simultaneously with such consummation for an amount per share, paid by wire transfer of same-day funds to the account designated by the Buyer, equal to the excess, if any, of the Redemption Price over the Exercise Price then in effect. The "Redemption Price" is:

                  (i) if the equity interest the Acquiring Person is acquiring in such consummation, together with any equity interest acquired by such Acquiring Person within 180 days prior to such consummation constitutes a majority of both the voting power and economic interest represented by the outstanding stock of the Company on a fully-diluted basis, the highest price per share paid (or to be paid upon such consummation) by the Acquiring Person in the course of acquiring such majority ownership, and

                  (ii) otherwise, the fair market value of a Share (or the other Property then subject to the Option) as agreed to by the Company and the Buyer or, in the absence of such agreement, as determined by an investment bank of national reputation selected by the Company from a list of three such banks proposed by the Buyer (on its own initiative or within 15 days after written request by the Company), which bank shall not have engaged in a transaction with, or advised with respect to a transaction, either the Company or the Buyer within the prior three years. If this clause (ii) is applicable, the Company will not consummate such transaction unless and until the fair market value has been agreed or determined pursuant to this clause (ii).

         6.11 SEC Reports. From and after the date of this Agreement until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company will timely file all reports required to be filed by it under the Exchange Act.

         6.12 Stock Option Plan, Stock Purchase Plan.

         (a) Prior to the Effective Time, the Company will take all actions necessary to give effect to Section 3 of the Plan of Merger and to terminate the Company's 1990 Long Term Incentive Plan and Old Carleton's 1994 Stock Option Plan, effective immediately after the Effective Time.

         (b) Each employee who has elected to participate in the Company's Employee Stock Purchase Plan (as though it had not expired) shall receive, pursuant to a letter agreement between the Company and such employee stating that such payment constitutes full satisfaction of all the Company's obligations under such Plan, an amount equal to the Merger Consideration (as defined in the Plan of Merger) times the number of Shares which the amount held in such Plan for such employee would have purchased under such Plan had it not expired.

         6.13 Notice of Certain Events. The Company shall notify the Buyer, and the Buyer shall promptly notify the Company, of:

                  (i) receipt of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                  (ii) receipt of any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

                  (iii) receipt of notice that any action, suit, claim, investigation or proceeding has been commenced or, to the knowledge of the Company, threatened, against or involving the Company, any Subsidiary or the Buyer, as applicable, which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 2.18 or which relates to the transactions contemplated by this Agreement;

                  (iv) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of it (and, in the case of the Buyer, of Buyer Subsidiary) contained in this Agreement to be untrue or inaccurate; and

                  (v) any failure of the Company, the Buyer or Buyer Subsidiary, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

The delivery of any notice pursuant to this Section 6.13 shall not limit or otherwise affect the remedies available to the party receiving such notice.

         6.14 Takeover Statutes. If any Takeover Statute is, becomes or may become applicable to the Merger or any of the transactions contemplated hereby, each of the Buyer, Buyer Subsidiary and the Company, and their respective Boards of Directors, shall grant such approvals and take such lawful actions as are necessary to ensure that the Merger and such transactions may be consummated as promptly as practicable on the terms contemplated hereby, and to the extent permitted by law otherwise act to eliminate the effects of such statute and any regulations promulgated thereunder on the Merger and such transactions or, if they cannot be eliminated, to minimize them.

         6.15 Pay-Off. The Company will, upon the request of the Buyer, cooperate with the Buyer in arranging the pay-off or refinancing of any indebtedness of the Company set forth in Schedule 2.6(b) which the Buyer, in its business discretion, desires to pay off or refinance in connection with the consummation of the transactions contemplated hereby.

Section 7 Miscellaneous

         7.1 No Brokers, Finders.

         (a) Company. The Company has not engaged any agent, broker, finder or investment or commercial banker in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, other than Dougherty Summit Securities, LLC, for whose fees and expenses the Company will be solely responsible and whose fees and expenses will not exceed $235,000 if the Merger is consummated. The Company shall indemnify, defend and hold the Buyer harmless against and in respect of any claim for brokerage fees or other commissions incurred or owing due to any such engagement or alleged engagement, including without limitation, any fees and expenses of counsel incurred by the Buyer in connection with enforcing this Section 7.1(a).

         (b) Buyer. The Buyer has not engaged any agent, broker, finder or investment or commercial banker in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated hereby. The Buyer shall indemnify, defend and hold the Company and its stockholders harmless against and in respect of any claim for brokerage fees or other commissions incurred or owing due to any such engagement or alleged engagement, including without limitation, any fees and expenses of counsel incurred by the Company or its stockholders in connection with enforcing this Section 7.1(b).

         7.2 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, the Company and the Buyer shall each pay their own fees and expenses incident to the negotiation, preparation, execution, delivery and performance hereof, including, without limitation, the fees and expenses of their respective counsel, accountants and other experts.

         7.3 Complete Agreement; Waiver and Modification; No Third Party Beneficiaries. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties other than the Non-Disclosure Agreement dated September 22, 1999 between the Buyer and the Company, which shall continue in effect. There are no representations or warranties by any party except those expressly stated or provided for herein, any implied warranties being hereby expressly disclaimed. There are no covenants or conditions except those expressly stated herein. No amendment, supplement or termination of or to this Agreement, and no waiver of any of the provisions hereof, shall be binding on a party unless made in a writing signed by such party. This Agreement may be modified by mutual agreement of the parties as authorized by their respective boards of directors, notwithstanding approval hereof and thereof by the stockholders of the parties. Nothing in this Agreement shall be construed to give any Person other than the express parties hereto any rights or remedies.

         7.4 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be given by delivery (by mail or otherwise) or transmitted to the address or facsimile number listed below, and will be effective (in all cases) upon receipt. Without limiting the generality of the foregoing, a mail, express, messenger or other receipt signed by any Person at such address shall conclusively evidence delivery to and receipt at such address, and any printout showing successful facsimile transmission of the correct total pages to the correct facsimile number shall conclusively evidence transmission to and receipt at such facsimile number.

         (a) If to the Buyer or Subsidiary:

                  500 Oracle Parkway, M/S 5op7
                  Redwood Shores, CA  94065
                  attention:  Daniel Cooperman

                  facsimile:  (650) 506-7114

                  with copies to:

                  McCutchen, Doyle, Brown & Enersen, LLP
                  3150 Porter Drive
                  Palo Alto, CA 94304
                  attention:  Bartley C. Deamer

         (b) If to the Company:

                  10729 Bren Road East
                  Minnetonka, MN  55343
                  attention:  Robert D. Gordon

                  facsimile:   (612) 238-4021

                  with copies to:

                  Dorsey & Whitney LLP
                  220 South Sixth Street
                  Minneapolis, MN 55402
                  attention:  William B. Payne

Any party may change its address or facsimile number for purposes of this
Section 7.4 by giving the other party written notice of the new address or facsimile number in accordance with this Section 7.4, provided it is a normal street address, or normal operating facsimile number, in the continental United States.

         7.5 Law Governing. This Agreement shall be interpreted in accordance with and governed by the laws of the State of California, without regard to principles of conflicts of laws, except as to matters manditorily governed by the Minnesota Business Corporation Act.

         7.6 Headings; References; "Hereof;" Interpretation. The Section headings in this Agreement are provided for convenience only, and shall not be considered in the interpretation hereof. References herein to Sections, Exhibits or Schedules refer, unless otherwise specified, to the designated Section of or Exhibit or Schedule to this Agreement. Terms such as "herein," "hereto" and "hereof" refer to this Agreement as a whole. This Agreement has been negotiated at arm's length between parties sophisticated and knowledgeable in the matters addressed in this Agreement. Each of the parties has been represented by experienced and knowledgeable legal counsel. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the parties and this Agreement.

         7.7 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the heirs, executors, administrators and successors of the parties hereto, but no right or liability or obligation arising hereunder may be assigned by any party hereto.

         7.8 Counterparts, Separate Signature Pages. This Agreement may be executed in any number of counterparts, or using separate signature pages. Each such executed counterpart and each counterpart to which such signature pages are attached shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.

         7.9 Severability. In the event any of the provisions of this Agreement shall be declared by a court or arbitrator to be void or unenforceable, then such provision shall be severed from this Agreement without affecting the validity and enforceability of any of the other provisions hereof, and the parties shall negotiate in good faith to replace such unenforceable or void provisions with a similar clause to achieve, to the extent permitted under law, the purpose and intent of the provisions declared void and unenforceable.

Section 8 Glossary

         Acquiring Person - Section 6.10(j).

         Acquisition Proposal - Section 6.6(b).

         Acquisition Transaction - Section 6.6(b).

         Act - the Securities Act of 1933, as amended.

         Affiliate - a Person who controls, is controlled by or is under common control with another Person, or who directly or indirectly owns 10% or more of the voting power in such other Person, or of whose voting power such other Person (or a Person holding 10% or more of the voting power in such other Person) owns 10% or more. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         Agreement - this Agreement of Merger, including the Exhibits and Schedules hereto.

         Audited Statements - Section 2.6(a).

         Beneficial Ownership - Section 6.6(b).

         Benefit Plans - Section 2.14(b).

         Business - introductory paragraphs.

         Buyer - introductory paragraphs.

         Buyer Subsidiary - introductory paragraphs.

         Closing - Section 1.1.

         COBRA - Section 2.14(f).

         Code - the Internal Revenue Code of 1986, as amended.

         Company - introductory paragraphs. In the case of any representation or warranty relating to events or circumstances occurring or existing prior to the merger of Old Carleton into the Company, the term "Company" also includes Old Carleton.

         Company ERISA Plan - Section 2.14(d).

         Company Intellectual Property - Section 2.21(a).

         Company SEC Documents - Section 2.25.

         Confidential Information - Section 2.21(g).

         Contract - any agreement, written or oral, any license or authorization by another Person of a contractual nature or any promissory note or other instrument of a contractual nature, which is intended to be enforceable against the Person in question or against any Property of such Person. Any Person which is, or any of whose Property is, subject to enforcement of a Contract shall, for purposes of this Agreement, be deemed a party to it.

         Designated Contract - any of the following:

         (a) the leases to the Company referred to in Schedule 2.11 for 10729 Bren Rd. E., Minnetonka, MN and 700 Technology Dr., Bldg. 9, Billerica, MA 01821, and

         (b) the following agreements:

         (i) OEM Distribution Agreement by and between Rogue Wave and Old Carleton dated June 30, 1997;

         (ii) Firstlogic Software License Reseller Agreement by and between FirstLogic, Inc. and Old Carleton dated July 27, 1998, as amended by amendment effective November 8, 1999 (extending the term of the Reseller Agreement to June 30, 2000);

         (iii) Intersolv Distributor License Agreement by and between Intersolv and Old Carleton dated December 11, 1996, as amended by Schedule A (extending term to December 31, 1999);

         (iv) Computer Services Agreement by and between Blue Cross and Blue Shield of

         Michigan and the Company, dated May 10, 1999;

         (v) License Agreement by and between Variable Annuity Life Insurance Company and Old Carleton executed by Old Carleton on February 25, 1998 and by VALIC on March 6, 1998;

         (vi) Software License Agreement by and between Mid-America Dairymen, Inc. and the Company, dated February 19, 1996;

         (vii) License Agreement by and between the Company and RCN Services, Inc. executed by the Company on December 11, 1997 and RCN Services, Inc. on December 16, 1998;.

         (viii) Software Product License by and between Toronto-Dominion Bank and the Company, dated December 7, 1994;

         (ix) Maintenance Agreement by and between the Company and SAG, effective January 1, 1999 (After expiration of previous service agreement whose expiration was on December 31, 1998);

         (x) Software Product License Agreement by and between the Company and Philips Semiconductors, Inc., dated August 29, 1997;

         (xi) License Agreement by and between Old Carleton and CPC Banking Business, dated December 28, 1997;

         (xii) License Agreement by and between SLM Holding Corporation and the Company, dated June 18, 1999;

         (xiii) Service Address Synchronization Work Order by and between Ameritech Network Services and the Company, executed by Old Carleton on December 9, 1996 and Ameritech on December 11, 1996 (Additional Service Agreement dated December 12, 1996);

         (xiv) Software Purchase Agreement by and between Virginia Department of Transportation and Old Carleton, dated May 20, 1998;

         (xv) Addendum B to Reseller Agreement by and between CSC Financial Services Limited and the Company, dated February 4, 1999; and

         (xvi) Reseller Agreement between CSC Continuum, Inc. and Old Carleton, dated March 26, 1998 and addenda (Hogan).

         Disclosable Contract - Section 2.15.

         Disclosable Leases - Section 2.11.

         Effective Time - Section 1.2.

         Environmental Requirement - any Legal Requirement relating to pollution, waste, disposal, industrial hygiene, land use or the protection of human health, safety or welfare, plant life or animal life, natural resources, wetlands, endangered or threatened species or habitat, the environment or property, including without limitation those pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Material, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature.

         Equity Interest - any common stock, preferred stock, partnership interest, limited liability company interest or ownership interest in any Person, and any right to acquire any of the foregoing, whether by exercise of an option, warrant or other right, by conversion, exchange or subscription or otherwise.

         ERISA - the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

         ERISA Affiliate - any company which, as of the relevant measuring date under ERISA, is or was a member of a controlled group of corporations or trades or businesses (as defined in Sections 414(b), (c), (m) or (o) of the Code) of which the Company or any Subsidiary or any predecessor of either is or was a member.

         Exchange Act - Section 6.6(b).

         Exercise Price - Section 6.10(a).

         Financial Statements - Section 2.6(a).

         GAAP - generally accepted accounting principles applied on a consistent basis, as set forth in authoritative pronouncements which are applicable to the circumstances as of the date in question. The requirement that such principles be applied on a "consistent basis" means that accounting principles observed in the period in question are comparable in all material respects to those applied in the preceding periods, except as change is permitted or required under or pursuant to such accounting principles.

         Government Audit - Section 2.18(b).

         Governmental Agency - any agency, department, board, commission, district or other public organ, whether federal, state, local or foreign.

         Group - Section 6.6(b).

         Hazardous Material - all or any of the following: (i) any substance the presence of which requires investigation or remediation under any applicable law or regulation; (ii) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "EP toxicity;" (iii) any petroleum products, explosives or radioactive materials; and (iv) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

         Intellectual Property - Section 2.21(a).

         Interim Balance Sheet - Section 2.6(c).

         Interim Statements - Section 2.6(a).

         ISO - Section 2.14(h).

         Last Fiscal Year-End - Section 2.6(a).

         Legal Requirement - a statute, regulation, ordinance or similar legal requirement, whether federal, state, local or foreign, or any requirement of a Permit or other authorization issued by a Governmental Agency.

         Lien - any lien, security interest, mortgage, deed of trust, pledge, hypothecation, capitalized lease or interest or right for security purposes.

         Material Adverse Effect - a matter will be deemed to have a "Material Adverse Effect" if such matter would have a material adverse effect on the business, condition, assets, liabilities, operations, financial performance or prospects of the Company and its Subsidiaries taken as a whole.

         Merger - introductory paragraphs.

         Old Carleton - introductory paragraphs.

         Option - Section 6.10(a).

         Order - any judgment, injunction, order or similar mandatory direction of, or stipulation or agreement filed with, a Governmental Agency, court, judicial body, arbitrator or arbitral body.

         Permit - a permit, license, franchise, certificate of authority or similar instrument issued by a Governmental Agency.

         Person - an individual, or a corporation, partnership, limited liability company, trust, association or other entity of any nature, or a Governmental Agency.

         Plan of Merger - Section 1.2.

         Property - any interest in any real, personal or mixed property, whether tangible or intangible.

         Proxy Statement - Section 6.6(c).

         Rights - Section 2.1(a).

         SEC - the Securities and Exchange Commission.

         Shares - shares of the Common Stock, $.25 par value, of the Company.

         Spread Value - Section 6.10(b).

         Stock Right - any right (including without limitation any option or warrant or subscription right) to acquire any capital stock or any other Stock Right or any instrument convertible into or exchangeable for any capital stock or any other Stock Right.

         Stockholder Approval - Section 2.3.

         Subsidiary - any Person which would be included in consolidated financial statements of the Company prepared in accordance with GAAP, and any Person in which the Company holds 50% or more of the voting power or 50% or more of the equity interests, and any former Subsidiary with respect to any of whose obligations the Company or any current Subsidiary is liable. In the case of any representation or warranty relating to events or circumstances in the past, the term "Subsidiary" also includes any Person that at the relevant time was a Subsidiary, irrespective of such Person's current status as a Subsidiary.

         Superior Proposal - Section 6.6(e).

         Support Agreements - Section 2.21(h).

         Takeover Statute - Section 2.26.

         Tax - any federal, state, local or foreign tax, assessment, duty, fee and other governmental charge or imposition of any kind, whether measured by properties, assets, wages, payroll, purchases, value added, payments, sales, use, business, capital stock, surplus or income, and any addition, interest, penalty, deficiency imposed with respect to any Tax.

         Third-Party Action - any consent, waiver, approval, license or other authorization of, or notice to, or filing with, any other Person, whether or not a Governmental Agency, and the expiration of any associated mandatory waiting period.

         Third-Party Intellectual Property - Section 2.21(a).

         Third-Party Right - any Lien on any Property of the Person in question, or any right (other than the rights of the Buyer hereunder) (i) to acquire, lease, use, dispose of, vote or exercise any right or power conferred by any Property of such Person, or (ii) restricting the Person's right to lease, use, dispose of, vote or exercise any right or power conferred by any Property of such Person.

         Third-Party Transaction - Section 6.6(b)

         Triggering Event - Section 2.10(a).

                  [remainder of page left blank intentionally]

         IN WITNESS WHEREOF, the parties have executed this Agreement of Merger.

Buyer:                                ORACLE CORPORATION



                                      By: /s/ Gary L. Bloom
                                          Name:  Gary L. Bloom
                                          Title: Executive Vice President

Buyer Subsidiary:                     DM ACQUISITION CORP.



                                      By: /s/ Daniel Cooperman
                                          Name:  Daniel Cooperman
                                          Title: President, Chief Executive
                                                 Officer and Secretary

Company:                              CARLETON CORPORATION



                                      By: /s/ Robert D. Gordon
                                          Name:  Robert D. Gordon
                                          Title: Chairman of the Board, Chief
                                                 Executive Officer and President

Exhibits

A        Plan of Merger
B        Opinion of Company's Counsel
C        Form of Noncompetition Agreement

Schedules

                                                                         ANNEX E

            SECTIONS 302A.471 AND 302A.473 OF THE MINNESOTA BUSINESS
                 CORPORATION ACT -- DISSENTERS' APPRAISAL RIGHTS

302A.471. Rights of dissenting shareholders.



     Subdivision 1. Actions creating rights. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

     (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

         (1) alters or abolishes a preferential right of the shares;

         (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including provision respecting a sinking fund for the redemption or repurchase of the shares;

         (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

         (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

     (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

     (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a party, except as provided in subdivision 3;

     (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or

     (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

     Subdivision 2. Beneficial owners. (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

     (b) The beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

     Subdivision 3. Rights not to apply. (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

     (b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters' rights.

     Subdivision 4. Other rights. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.


302A.473. Procedures for asserting dissenters' rights.


     Subdivision 1. Definitions. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

     (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

     (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

     (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section
549.09 for interest on verdicts and judgments.

     Subdivision 2. Notice of action. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

     Subdivision 3. Notice of dissent. If the proposed action must be approved by the shareholders, a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

     Subdivision 4. Notice of procedure; deposit of shares. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

         (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

         (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

         (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

         (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

     (b) in order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

     Subdivision 5. Payment; return of shares. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

         (1) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

         (2) An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

         (3) A copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

     (b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a) a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

     (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

     Subdivision 6. Supplemental payment; demand. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

     Subdivision 7. Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of 180 civil procedure. Nonresidents of this state may be served by registered or certified mail or by C-3 publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

     Subdivision 8. Costs; fees; expenses. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

     (b) If the court finds that the corporation has failed to Comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

     (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

                             CARLETON CORPORATION

                        SPECIAL MEETING OF SHAREHOLDERS

                          Thursday, January 20, 2000




-------------------------------------------------------------------------------

Carleton Corporation
10729 Bren Road East, Minnetonka, Minnesota 55343                         PROXY
-------------------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned, having duly received the Notice of Special Meeting of Shareholders and Proxy Statement dated December 21, 1999, revoking all prior proxies, hereby appoints Robert D. Gordon and Lori R. Cocking, and each of them, with power to appoint a substitute, proxies to represent the undersigned and to vote all shares of Common Stock of Carleton Corporation (the "Company") that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held on Thursday, January 20, 2000, and any adjournment thereof, as specified on the reverse side on each matter referred to and, in their discretion, upon any other matters that may properly be brought before the meeting. Each of the matters set forth on the reverse side has been proposed by the Company.

                  PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY
                 PROMPTLY IN THE ENCLOSED ADDRESSED ENVELOPE.

                     See reverse for voting instructions.

                                                            -------------------
                                                            COMPANY #
                                                            CONTROL #
                                                            -------------------

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.


VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

 . Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. . You will be prompted to enter your 3-digit Company Number and your 7-digit
  Control Number which are located above.
 . Follow the simple instructions the Voice provides you.


VOTE BY INTERNET -- http://www.eproxy.com/carl/ -- QUICK *** EASY *** IMMEDIATE

 . Use the Internet to vote your proxy 24 hours a day, 7 days a week.
 . You will be prompted to enter your 3-digit Company Number and your 7-digit
  Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Carleton Corporation, c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.




If you vote by Phone or Internet, please do not mail your Proxy Card
                         \|/  Please detach here  \|/

          The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Approval of the Merger Agreement dated
   November 8, 1999 by and among Carleton
   Corporation, Oracle Corporation and DM
   Acquisition Corp.                         [_] For  [_] Against  [_] Abstain

2. In their discretion, the proxies are
   authorized to vote upon such other
   business as may properly come before
   the meeting.                              [_] For  [_] Against  [_] Abstain

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for approval of the Merger Agreement and in the discretion of the named proxies on all other matters properly brought before the meeting.

Address Change? Mark Box [_]
Indicate changes below:                       Date_____________________________



                                          -------------------------------------



                                          -------------------------------------

                                          Signature(s) in Box
                                          Please sign exactly as your name
                                          appears hereon. Jointly owned shares
                                          will be voted as directed if one owner
                                          signs unless another owner instructs
                                          to the contrary, in which case the
                                          shares will not be voted. If signing
                                          in a representative capacity, please
                                          indicate title and authority.